UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 3
to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DEEP GREEN WASTE & RECYCLING, INC.

(Exact name of registrant as specified in its charter)

Wyoming	7349	30-1035174
(State or other Jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

13110 NE 177th Place, Suite 293, Woodinville, WA 98072

(833) 304-7336

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Registered Agent Solutions, Inc.

125 S. King St.

P.O. Box 2922

Jackson, WY 83001

(800) 246-2677

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

McMurdo Law Group, LLC

Matthew McMurdo, Esq.

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036

(917) 318-2865

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

EXPLANATORY NOTE

Prior to the effectiveness of this Form S-1, we, “The Company”, are not subject to the periodic reporting requirements of the Exchange Act. We intend, with the filing of this Form S-1, and ultimate effectiveness of this Form S-1, to become SEC Reporting in which case we will be subject to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

Calculation of Registration Fee

Title of Each Class of Securities To Be Registered	Amount to be Registered (4)(5)(6)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common stock, par value $.001 per share	37,206,637 shares	$0.04	$1,488,265.48	$193.18	*

(1)	The Offering price has been estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act and is based upon a $0.04 per share price on the OTC Market on March 13, 2020, the most recent day that the Registrant’s shares traded on the OTC Markets.

(2)	Calculated pursuant to Rule 457(a) based on an estimate of the proposed maximum aggregate offering price

(3)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(4)	This Registration Statement covers the resale by our selling shareholders of up to 16,000,000 shares of common stock issuable upon conversion of convertible notes outstanding.

(5)	This Registration Statement covers the resale by our selling shareholders of up to 20,403,706 shares of common stock previously issued to such selling shareholders.

(6)	This Registration Statement covers the resale by our selling shareholders of up to 802,931 shares of common stock issuable upon the exercise of multiple warrants with exercise prices ranging from $0.04 to $0.20.

*$141.25 Previously paid

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS - SUBJECT TO COMPLETION Dated July 8, 2020

DEEP GREEN WASTE & RECYCLING, INC.

37,206,637

Shares of

Common Stock

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”). This prospectus relates to the offering of up to 37,206,637 shares of our common stock, par value $0.0001 per share (“Common Stock”) by selling shareholders. This registration statement covers the resale by our selling shareholders of up to 20,403,706 shares of common stock previously issued to such selling shareholders, 802,931 shares of common stock issuable upon the exercise of multiple warrants and 16,000,000 shares of common stock issuable upon conversion of convertible notes. The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Our Common Stock is subject to quotation on OTC Markets “PINK” under the symbol “DGWR.” On March 13, 2020, the last reported sales price for our Common Stock was $0.04 per share. We urge prospective purchasers of our Common Stock to obtain current information about the market prices of our Common Stock. The shares of our Common Stock may be offered and sold by the Selling Shareholders at a fixed price of $0.04 per share until our Common Stock is quoted on the OTC Bulletin Board, OTCQX or OTCQB, and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. Notwithstanding our belief that upon the effective date of this registration statement our Common Stock will qualify for quotation on the OTCQB and we intend to pursue application for admission to the OTCQB, we cannot assure you that our Common Stock will, in fact, be quoted on the OTCQB tier. We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs and expenses of this offering. Selling shareholders will pay no offering expenses. As of the date of this prospectus, our common stock is quoted under the symbol “DGWR.” On March 13, 2020, the last reported sale price of our common stock on the OTC Markets “PINK” was $0.04 per share.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. Additionally, our auditor has expressed substantial doubt as to our Company’s ability to continue as a going concern. See “Risk Factors” beginning on page, infra.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 8, 2020.

Our Common Stock is quoted on the OTC Markets Pink under the symbol “DGWR.”

Our common stock involves a high degree of risk. You should read the “RISK FACTORS” section beginning on page 11 before you decide to purchase any of our Common Stock.

The Company has minimal revenues to date and there can be no assurance that the Company will be successful in furthering its operations and/or revenues. Persons should not invest unless they can afford to lose their entire investment. Investing in our securities involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 11 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 8, 2020.

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The information in this prospectus is accurate only as of the date on the front of this prospectus. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus. This prospectus is not an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. You should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider prior to investing. After you read this summary, you should read and consider carefully the more detailed information and financial statements and related notes that we include in this prospectus, especially the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” If you invest in our securities, you are assuming a high degree of risk.

Unless we have indicated otherwise or the context otherwise requires, references in the prospectus to “Deep Green Waste,” “Deep Green’” the “Company,” “we,” “us” and “our” or similar terms are to Deep Green Waste & Recycling, Inc.

DESCRIPTION OF BUSINESS

Overview

Deep Green Waste & Recycling, Inc. (f/k/a Critic Clothing, Inc.) (“Deep Green”, the “Company”, “we”, “us”, or “our”) is a publicly quoted shell company seeking to create value for its shareholders by seeking to acquire other operating entities for growth in return for shares of our common stock.

The Company was organized as a Nevada Corporation on August 24, 1995 under the name of Evader, Inc. On May 25, 2012, the Company filed its Foreign Profit Corporation Articles of Domestication to change the domicile of the Company from Nevada to Wyoming. On November 4, 2015, the Company filed an Amendment to its Articles of Incorporation to change the name of the Company to Critical Clothing, Inc. and on August 28, 2017 an Amendment was filed to change the Company name to Deep Green Waste & Recycling, Inc.

Deep Green was a full-service waste & recycling company that managed services to and logistics for large commercial properties throughout the continental U.S. The Company served retail malls and shopping centers, multi-family apartment and townhome communities, hospitals, hotels, correctional institutions, office parks and more. Our unique value proposition was in the design and execution of end-to-end waste management programs for our clients. Our programs not only saved money on direct waste disposal, lower administrative costs and equipment costs, but they also provided income from direct recycling rebates. We had a presence in over 30 states across all regions of the United States and served approximately 300 commercial customers.

On August 10, 2017, our majority shareholder and our board of directors approved an amendment to our Articles of Incorporation for the purpose of approving a reverse split of one to one thousand in which each shareholder will be issued one common share in exchange for every one thousand common shares of their currently issued common stock. Prior to approval of the reverse split, we had a total of 99,997,102,862 issued and outstanding shares of common stock, par value $0.0001. On September 27, 2017, the effective date of the reverse split, we had a total of 99,997,102 issued and 90,697,102 outstanding shares of common stock, par value $0.0001. Please see NOTE I - CAPITAL STOCK for further information.

On August 24, 2017, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Agreement”) with St. James Capital Management, LLC. Under the terms of the Agreement, the Company transferred and assigned all of the assets of the Company related to its extreme sports apparel design and manufacturing business in exchange for the assumption of certain liabilities and cancellation of 3,000,000,000 shares of common stock of the Company.

On August 24, 2017, the Company entered into a Merger Agreement (the “Merger Agreement”) with Deep Green Acquisition, LLC, a Georgia limited liability company and wholly owned subsidiary of the Company (“Merger Sub”) and Deep Green Waste and Recycling, LLC, a privately held Georgia limited liability company (“Deep Green Waste”). In connection with the closing of this merger transaction, Merger Sub merged with and into Deep Green Waste (the “Merger”) on August 24, 2017, with the filing of Articles of Merger with the Georgia Secretary of State.

On October 1, 2017, the Company acquired Compaction and Recycling Equipment, Inc. (“CARE”), a Portland, Oregon based company that sells and services waste and recycling equipment. The Company purchased 100% of the common stock for $902,700, of which $586,890 was paid in cash at closing and a promissory note was executed in the amount of $315,810. The note pays simple interest at the rate of 7% per annum on the outstanding balance due, amortized over forty-eight months and payable in quarterly installments, with the first payment being due on the first day of the first month following 90 days after closing.

On October 1, 2017, the Company acquired Columbia Financial Services, Inc. (“CFSI”), a Portland, Oregon based company that finances the purchases of waste and recycling equipment. Deep Green purchased 100% of the common stock for $597,300, of which $418,110 was paid in cash at closing and a promissory note was executed in the amount of $179,190. The note pays simple interest at the rate of 7% per annum on the outstanding balance due, amortized over forty-eight months and payable in quarterly installments, with the first payment being due on the first day of the first month following 90 days after closing.

On August 7, 2018, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Subsidiaries and Assumption of Obligations with Mirabile Corporate Holdings, Inc. (the “Agreement”). Under the terms of the Agreement, the Company transferred all capital stock of its two wholly owned subsidiaries, Compaction and Recycling Equipment, Inc. and Columbia Financial Services, Inc., to Mirabile Corporate Holdings, Inc. in exchange for the assumption and cancellation of certain liabilities. Please see NOTE C – DISCONTINUED OPERATIONS for further information.

The Company re-launched its waste and recycling services operation and has begun to re-engage with customers, waste haulers and recycling centers, which are critical elements of its historically successful business model: designing and managing waste programs for commercial and institutional properties for cost savings, ease of operation, and minimal administrative stress for its clients

In order to further grow its business, the Company plans to:

●	expand its service offerings to provide additional sustainable waste management solutions that further minimize costs based on volume and content of waste streams, and methods of disposal, including landfills, transfer stations and recycling centers;

●	Acquire profitable waste and recycling services companies with similar or compatible and synergistic business models, that can help the Company achieve these objectives;

●	Offer innovative recycling services that significantly reduce the disposal of plastics, electronic wastes, food wastes, and hazardous wastes in the commercial property universe;

●	Establish partnerships with innovative universities, municipalities and companies; and

●	Attract investment funds who will actively work with the Company to achieve these goals and help the Company grow into a leading waste and recycling services supplier in North America.

Some potential merger/acquisition candidate have been identified and discussions initiated. These candidates are within the Company’s core business model, serving commercial properties, accretive to cash flow, and geographically favorable. While seeking to identify acquisition candidates, the Company seeks to identify target entities with a similar core business model or a model which naturally integrates with its own, and which are situated in opportunistic geographic locations.

We have unrestricted discretion in seeking and participating in a business opportunity, subject to the availability of such opportunities, economic conditions, and other factors.

The selection of a business opportunity in which to participate is complex and risky. Additionally, we have only limited resources and may find it difficult to locate good opportunities. There can be no assurance that we will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to us and our shareholders. We will select any potential business opportunity based on our management's best business judgment.

Our activities are subject to several significant risks, which arise primarily as a result of the fact that we have no specific business and may acquire or participate in a business opportunity based on the decision of management, which potentially could act without the consent, vote, or approval of our shareholders. The risks faced by us are further increased as a result of its lack of resources and our inability to provide a prospective business opportunity with significant capital.

Licenses:

None.

Patents/Trademarks:

We currently hold no patents or trademarks.

Research & Development

We had no expenses in Research and Development costs during the years ended December 31, 2019 and 2018.

Compliance Expenses

Our company incurs annual expenses to comply with state corporate governance and business licensing requirements. We estimate these costs to be under $2,000 per year for the establishment of foreign corporations in other states that we plan to operate.

Labor and Other Supplies

We currently have three part time employees. We contract all labor for public company governance services, website development, accounting, legal and daily activities outside of management.

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Principal Products or Services and Markets

The principal markets for the Company’s future and recycling services will comprise property management companies, construction and demolition companies, restaurants and retail stores, industrial and manufacturing businesses, and healthcare.

Seasonality

The waste and recycling industry experiences little seasonal variance, and the Company does not anticipate significant seasonality in its business.

Leases

The Company anticipates its most significant lease obligations will be classified as fixed assets that will be used in the normal course of its business.  Some lease obligations may include renewal or purchase options, escalation clauses, restrictions, penalties or other obligations that we will consider in determining minimum lease payments. The leases will be classified as either operating leases or capital leases, as appropriate.

Governmental Regulation

Our operations are subject to certain foreign, federal, state and local regulatory requirements relating to environmental, waste management, and health and safety matters. We believe we operate in substantial compliance with all applicable requirements. However, material costs and liabilities may arise from these requirements or from new, modified or more stringent requirements. Material cost may rise due to additional manufacturing cost of raw or made parts with the application of new regulations. Our liabilities may also increase due to additional regulations imposed by foreign, federal, state and local regulatory requirements relating to environmental, waste management, and health and safety matters. In addition, our past, current and future operations and those of businesses we acquire, may give rise to claims of exposure by employees or the public or to other claims or liabilities relating to environmental, waste management or health and safety concerns.

Our markets can be positively or negatively impacted by the effects of governmental and regulatory matters. We are affected not only by energy policy, laws, regulations and incentives of governments in the markets into which we sell, but also by rules, regulations and costs imposed by utilities. Utility companies or governmental entities could place barriers on the installation of our product or the interconnection of the product with the electric grid. Further, utility companies may charge additional fees to customers who install on-site power generation, thereby reducing the electricity they take from the utility, or for having the capacity to use power from the grid for back-up or standby purposes. These types of restrictions, fees or charges could hamper the ability to install or effectively use our products or increase the cost to our potential customers for using our systems in the future. This could make our systems less desirable, thereby adversely affecting our revenue and profitability potential. In addition, utility rate reductions can make our products less competitive which would have a material adverse effect on our future operations. These costs, incentives and rules are not always the same as those faced by technologies with which we compete. Additionally, reduced emissions and higher fuel efficiency could help our future customers combat the effects of global warming. Accordingly, we may benefit from increased government regulations that impose tighter emission and fuel efficiency standards.

5

Environmental Regulation

Upon the completion of an acquisition of a waste and recycling service business, the Company will become subject to federal, state or provincial and local environmental, health, safety and transportation laws and regulations. These laws and regulations are administered by the EPA, Environment Canada, and various other federal, state, provincial and local environmental, zoning, transportation, land use, health and safety agencies in the U.S. and Canada. Many of these agencies will examine our subsidiary operations to monitor compliance with these laws and regulations and have the power to enforce compliance, obtain injunctions or impose civil or criminal penalties in case of violations.  Because the primary mission of our business is to collect, manage and recycle waste in an environmentally sound manner, a significant portion of our capital expenditures will be related, either directly or indirectly, to supporting the Company’s subsidiary operations as they relate to compliance with federal, state, provincial and local rules.

Competition

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

In the event we are successful in an acquisition of a company in the waste management sector, we expect to encounter intense competition with large national waste management companies, counties and municipalities that maintain their own waste collection and disposal operations and regional and local companies of varying sizes and financial resources. The industry also includes companies that specialize in certain discrete areas of waste management, operators of alternative disposal facilities, companies that seek to use parts of the waste stream as feedstock for renewable energy and other by-products, and waste brokers that rely upon haulers in local markets to address customer needs. In recent years, the industry has seen some consolidation, though the industry remains intensely competitive. Operating costs, disposal costs and collection fees vary widely throughout the areas in which we operate. The prices that we charge are determined locally, and typically vary by volume and weight, type of waste collected, treatment requirements, risk of handling or disposal, frequency of collections, distance to final disposal sites, the availability of airspace within the geographic region, labor costs and amount and type of equipment furnished to the customer.

Competitors include: Waste Management (WM), Rubicon Global, Republic Services, Stericycle, Waste Connections, Casella Waste Systems, Bioenergy DevCo, PegEx, Recycle Track Systems and Liquid Environmental Solutions.

Acquisition Interest

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another company or entity. We may also acquire stock or assets of an existing business. Upon consummation of a transaction, it is probable that our present management and stockholders will no longer be in control of us. In addition, our sole director may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our stockholders, or sell his stock in us. Any such sale will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under application federal and state securities laws. In some circumstances, as a negotiated element of the transaction, we may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, it will be undertaken by the surviving entity after it has successfully consummated a merger or acquisition and is no longer considered an inactive company.

The issuance of substantial additional securities and their potential sale into any trading market which may develop in our securities may have a depressive effect on the value of our securities in the future. There is no assurance that such a trading market will develop.

While the actual terms of a transaction cannot be predicted, it is expected that the parties to any business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the business transaction in a so-called “tax-free” reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code (the “Code”). In order to obtain tax-free treatment under the Code, it may be necessary for the owner of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, our stockholders would retain less than 20% of the issued and outstanding shares of the surviving entity. This would result in significant dilution in the equity of our stockholders.

As part of our investigation, we expect to meet personally with management and key personnel, visit and inspect material facilities, obtain independent analysis of verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise. The manner in which we participate in an opportunity will depend on the nature of the opportunity, the respective needs and desires of both parties, and the management of the opportunity.

With respect to any merger or acquisition, and depending upon, among other things, the target company’s assets and liabilities, our stockholders will in all likelihood hold a substantially lesser percentage ownership interest in us following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event we acquire a target company with assets and expectations of growth. Any merger or acquisition can be expected to have a significant dilutive effect on the percentage of shares held by our stockholders.

We will participate in a business opportunity only after the negotiation and execution of appropriate written business agreements. Although the terms of such agreements cannot be predicted, generally we anticipate that such agreements will (i) require specific representations and warranties by all of the parties; (ii) specify certain events of default; (iii) detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing; (iv) outline the manner of bearing costs, including costs associated with the Company’s attorneys and accountants; (v) set forth remedies on defaults; and (vi) include miscellaneous other terms.

As stated above, we will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. If such audited financial statements are not available at closing, or within time parameters necessary to insure our compliance within the requirements of the 1934 Act, or if the audited financial statements provided do not conform to the representations made by that business to be acquired, the definitive closing documents will provide that the proposed transaction will be voidable, at the discretion of our present management. If such transaction is voided, the definitive closing documents will also contain a provision providing for reimbursement for our costs associated with the proposed transaction.

Employees

As of the date of this Report, we have one full-time employee that serves in the roles of President/Chief Executive Officer/Corporate Secretary, and two part time employees that serve in the roles of Chief Operating Officer and Interim Chief Financial Officer. We plan to expand our management team within the next 12 months to include certain officers for any acquisitions and any new subsidiaries or operational activities management deems necessary. We consider our relations with our employees and consultants to be in good standing. Please see DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS for additional information.

Report to Shareholders

The public may read and copy these reports, statements, or other information we file at the SEC’s public reference room at 100 F Street, NE., Washington, DC 20549 on official business days during the hours of 10 a.m. to 3 p.m. State that the public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at (http://www.sec.gov).

6

Going Concern

The Company had minimal revenues and has incurred losses of $7,175,340 for the period August 24, 1995 (inception) through the three months ended March 31, 2020 and negative working capital of $4,215,661 at March 31, 2020. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that the Company relinquish valuable rights. Please see NOTE L - GOING CONCERN UNCERTAINTY for further information.

Company Information

We are a Wyoming for-profit corporation. Our corporate address is 13110 NE 177th Place, Suite 293, Woodinville, WA 98072, our telephone number is (833) 304-7336 and our website address is www.deepgreenwaste.com. The information on our website is not a part of this prospectus. The Company’s stock is quoted under the symbol “DGWR” on the OTC Markets “PINK.” The Company’s transfer agent is Transfer Online whose address is 512 SE Salmon St., Portland, OR 97214 and phone number is (503) 227-2950.

7

Smaller Reporting Company

We also qualify as a “smaller reporting company” under Rule 12b-2 of the Exchange Act, which is defined as a company with a public equity float of less than $75 million. To the extent that we remain a smaller reporting company at such time as we are no longer an emerging growth company, we will still have reduced disclosure requirements for our public filings some of which are similar to those of an emerging growth company, including having to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

THE OFFERING

Securities offered	Up to 37,206,637 shares of our Common Stock

Offering Amount	$1,488,266

Terms of the Offering	The Selling Shareholders will determine when and how they will sell the Common Stock offered in this Prospectus. The shares of our Common Stock may be offered and sold by Selling Shareholders at a fixed price of $0.04 per share until our Common Stock is quoted on the OTCQB tier of the OTC Markets, and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. Notwithstanding our belief that upon the effective date of this registration statement our Common Stock will satisfy the admission requirements for the OTCQB and our intention to make application for quotation on the OTCQB Market, we cannot assure you that our Common Stock will be quoted on the OTCQB tier.

Common Stock Issued and Outstanding Before This Offering	105,891,540 (1)

Common Stock Issued and Outstanding After This Offering	122,694,471 (2)(3)(4)(5)(6)(7)

Risk Factors	See “Risk Factors” beginning on page 11 and the other information set forth in this prospectus for a discussion of factors you should consider before deciding to invest in our securities.

Market for Common Stock	Our Common Stock is subject to quotation on the OTC Pink Market under the symbol “DGWR.”

Dividends	We have not declared or paid any cash dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

8

(1)	The number of shares of our common stock outstanding before this Offering is 105,891,540 as of June 26, 2020.

(2)

On March 12, 2020, the Company issued to Armada Investment Fund, LLC (“ARMADA”) a Convertible Promissory Note (the “Note”) in the amount of Twenty-Three Thousand and NO/100 Dollars ($23,000). On March 6, 2020, ARMADA entered into an Assignment Agreement (the “Agreement”) with Sylios Corp (“Assignor”). Under the terms of the Agreement, the Assignor sold, assigned, conveyed and transferred its interest into the Securities Purchase Agreement, Convertible Promissory Note (principal amount of $23,000), Stock Purchase Warrant Agreement (262,500 shares of common stock) and Registration Rights Agreement entered into by the Assignor and Company all dated January 13, 2020. This Registration Statement covers the resale by ARMADA of up to 6,000,000 shares of common stock issuable upon conversion of the Note.

(3)

In addition, ARMADA was issued a warrant to purchase 262,500 shares of the Company’s common stock. The shares to be issued under the warrant are included in the offering and are included in the calculation of beneficial ownership. In the event that ARMADA were to fully exercise their warrant, the total number of shares outstanding would increase to 122,694,471. Please see NOTE I - CAPITAL STOCK for further information.

(4)

We will receive proceeds from the issuance of 262,500 shares of our common stock underlying the warrant issued to ARMADA pursuant to the Securities Purchase Agreement dated January 13, 2020 and the Assignment Agreement dated March 12, 2020. The warrants have an exercise price of $0.04 and are exercisable for a period of five years.

(5)

On June 23, 2020, the Company issued GPL Ventures LLC (“GPL”) a Convertible Promissory Note (the “Note”) in the amount of One Hundred Thousand and NO/100 Dollars ($100,000). The Note has a term of one (1) year and bears interest at 10% annually. The Company and GPL also entered into a Registration Rights Agreement (“RRA”) that provides for the Company to file a Registration Statement with the SEC covering the resale of shares underlying the Note and the warrant and to have declared effective such Registration Statement. In the event that the Company doesn’t meet the registration requirements provided for in the RRA, the Company is obligated to pay GPL certain payments for such failures. This Registration Statement covers the resale by GPL of up to 10,000,000 shares of common stock issuable upon conversion of the Note.

(6)	This Registration Statement covers the resale by our selling shareholders of up to 20,403,706 shares of common stock previously issued to such selling shareholders.

(7)	This Registration Statement covers the resale of 540,431 shares of our common stock underlying the warrants previously issued to multiple warrant holders, not inclusive of ARMADA. The warrants have exercise prices ranging from $0.20 to $0.175. The shares to be issued under the warrants are included in the offering and are included in the calculation of beneficial ownership. We will receive proceeds from the issuance of the 540,431 shares underlying the warrants. In the event that the multiple warrant holders were to fully exercise their warrants, the total number of shares outstanding would increase to 122,694,471. Please see SELLING SHAREHOLDERS for further information.

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SUMMARY FINANCIAL DATA

The following summary of our financial data should be read in conjunction with, and is qualified in its entirety by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, appearing elsewhere in this prospectus.

Statements of Operations Data

	For the three month-ended March 31, 2020	For the year-ended December 31, 2019	For the year-ended December 31, 2018
Revenue	$-	$-	$-
Loss from operations	$(94,051)	$(41,403)	$(55,966)
Net income (loss)	$(131,556)	$(92,376)	$(2,549,458)

Balance Sheet Data

	As of March 31, 2019	As of December 31, 2019	As of December 31, 2018
Cash	$863	$735	$1,694
Total assets	$23,648	$29,199	$52,501
Total liabilities	$4,216,514	$4,149,109	$4,080,035
Total stockholders’ (deficiency)	$(4,192,866)	$(4,119,910)	$(4,027,534)

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RISK FACTORS

You should carefully consider the risks described below and other information in this prospectus, including the financial statements and related notes that appear at the end of this prospectus, before deciding to invest in our securities. These risks should be considered in conjunction with any other information included herein, including in conjunction with forward-looking statements made herein. If any of the following risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects.

Risks Relating to Our Financial Condition

The Company has limited financial resources. Our auditors have expressed in the report of independent registered public accounting firm that there is substantial doubt about our ability to continue as a going concern.

The report of our independent registered accounting firm expresses substantial doubt about our ability to continue as a going concern based on the absence of significant revenues, our significant losses from operations and our need for additional financing to fund all of our operations. It is not possible at this time for us to predict with assurance the potential success of our business. The revenue and income potential of our proposed business and operations are unknown. If we cannot continue as a viable entity, we may be unable to continue our operations and you may lose some or all of your investment in our common stock.

We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operation.

As we have approximately ten years of corporate operational history and have yet to generate substantial revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in both the technology, retail and cannabis industries, which are three rapidly transforming industries. There is no guarantee that our products or services will remain attractive to potential and current users as these industries undergo rapid change or that potential customers will utilize our services.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our current growth rate or realize sufficient revenue to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We may require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new features and products or enhance our existing products, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

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We expect our quarterly financial results to fluctuate.

We expect our revenue and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

●	General economic conditions, both domestically and in foreign markets;

●	Our ability to further our business plan in the waste management sector through organic growth;

●	Our ability to identify acquisition targets that will become accretive to our future earnings;

●	Our ability to manage our expansion, growth and operating expenses;

●	Our ability to raise capital to implement our business plan;

●	Our ability to repay our debts;

●	Our ability to respond and adapt to changes in technology and customer behavior; and

●	Various risks related to health epidemics, pandemics and similar outbreaks, such as the coronavirus disease 2019 (“COVID-19”) pandemic, which may have material adverse effects on our business, financial position, results of operations and/or cash flows.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of our stockholders.

General Business Risks

We intend to pursue the acquisition on an operating business.

Our sole strategy is to acquire an operating business. Successful implementation of this strategy depends on our ability to identify a suitable acquisition candidate, acquire such company on acceptable terms and integrate its operations. In pursuing acquisition opportunities, we compete with other companies with similar strategies. Competition for acquisition targets may result in increased prices of acquisition targets and a diminished pool of companies available for acquisition. Acquisitions involve a number of other risks, including risks of acquiring undisclosed or undesired liabilities, acquired in-process technology, stock compensation expense, diversion of management attention, potential disputes with the seller of one or more acquired entities and possible failure to retain key acquired personnel. Any acquired entity or assets may not perform relative to our expectations. Our ability to meet these challenges has not been established.

We have not executed any formal agreement for a business combination or other transaction and have established no standards for business combinations.

We have not executed any formal arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of a private or public entity. There can be no assurance that we will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. We have not identified any particular industry or specific business within an industry for evaluation. There is no assurance we will be able to negotiate a business combination on terms favorable, if at all. We have not established a specific length of operating history or specified level of earnings, assets, net worth or other criteria which we will require a target business opportunity to have achieved, and without which we would not consider a business combination. Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

Scarcity of, and competition for, business opportunities and combinations.

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete in seeking merger or acquisition candidates with numerous other small public companies. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

Lack of diversification may limit future business.

The Company intends to engage in multiple business combinations. However, initially, the Company’s proposed operations, even if successful, will in all likelihood result in the Company engaging in a business combination with only one business opportunity. Consequently, the Company's activities will be limited to those engaged in by the business opportunity in which the Company merges or acquires. If the Company is unable to diversify its activities into a number of areas, that may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations.

Federal and state taxation of business combination may discourage business combinations.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes, which may have an adverse effect on both parties to the transaction, reduce the future value of the shares and potentially discourage a business combination.

We are highly dependent on the services of key executives, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management team, specifically Lloyd Spencer, the Company’s President and Chief Executive Officer. If we lose key employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

We will need to raise additional capital to continue operations over the coming year.

We anticipate the need to raise approximately $1,000,000 in capital to fund our operations through December 31, 2020 and approximately $2,500,000 over the next 12 months. We expect to use these cash proceeds, primarily for future acquisitions, expansion of our business plan and to remain in full legal and accounting compliance with the SEC. We cannot guarantee that we will be able to raise these required funds or generate sufficient revenue to remain operational.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

●	Establish definitive business strategies, goals and objectives;

●	Maintain a system of management controls; and

●	Attract and retain qualified personnel, as well as, develop, train and manage management-level and other employees.

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If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

We may in the future be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. While neither Florida law nor our Articles of Incorporation or bylaws require us to indemnify or advance expenses to our officers and directors involved in such a legal action, we have entered into an indemnification agreement with our President and intend to enter into similar agreements with other officers and directors in the future. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

If we are unable to maintain effective internal control over our financial reporting, the reputational effects could materially adversely affect our business.

Under the provisions of Section 404(a) of the Sarbanes-Oxley Act of 2002, as amended by the Dodd Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC adopted rules requiring public companies to perform an evaluation of Internal Control over Financial Reporting (Internal Controls) and to report on our evaluation in our Annual Report on Form 10-K. Our Internal Controls constitute a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. In the event we discover material weakness in our internal controls and our remediation of such reported material weakness is ineffective, or if in the future we are unable to maintain effective Internal Controls, additional resulting material restatements could occur, regulatory actions could be taken, and a resulting loss of investor confidence in the reliability of our financial statements could occur.

The Company’s bank accounts will not be fully insured

The Company’s regular bank accounts and the escrow account for this Offering each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of Company’s banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

The Company’s business plan is speculative

The Company’s present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits.

The Company will likely incur debt

The Company has incurred high levels of debt and expects to incur future debt in order to fund operations. As of the date of this filing, the Company has accounts payable of $2,941,128 (of which $487,615 is due under three default judgments), two outstanding convertible debentures totaling $123,000, outstanding promissory notes in the amount of $495,000 and $387,535 due under a factoring agreement. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment. There is high risk of default, if the Company is not able to raise additional capital and there is no assurance that the Company will be able to do so. In the event we are unable to pay the amount due under the convertible debenture, the noteholder may at its election convert the note into shares of the Company’s common stock causing significant dilution to our shareholders. In the event we are unable to pay the amount due under our accounts payable, creditors may elect to bring further litigation to protect their claims or perfect their judgments. In the event the Company is not able to satisfy our debt obligations, we may be required to cease operations.

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The Company’s expenses could increase without a corresponding increase in revenues

The Company’s operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company’s consolidated financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

The Company will be reliant on key suppliers

The Company intends to enter into agreements with key suppliers and will be reliant on positive and continuing relationships with such suppliers. Termination of those agreements, variations in their terms or the failure of a key supplier to comply with its obligations under these agreements (including if a key supplier were to become insolvent) could have a material adverse effect on the Company’s consolidated financial results and on your investment.

Increased costs could affect the company

An increase in the cost of raw materials or energy could affect the Company’s profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials, glass bottles and other packaging materials used by the Company. The Company may also be adversely affected by shortages of raw materials or packaging materials. In addition, energy cost increases could result in higher transportation, freight and other operating costs. The Company may not be able to increase its prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

Inability to maintain and enhance product image

It is important that the Company maintains and enhances the image of its existing and new products. The image and reputation of the Company’s products and services may be impacted for various reasons including litigation, complaints from regulatory bodies resulting from quality failure, illness or other health concerns. Such concerns, even when unsubstantiated, could be harmful to the Company’s image and the reputation of its products. From time to time, the Company may receive complaints from customers regarding products purchased from the Company. The Company may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against the Company if no reimbursement is made. The Company may become subject to product liability lawsuits from customers alleging injury because of a purported defect in products or sold by the Company, claiming substantial damages and demanding payments from the Company. The Company is in the chain of title when it manufactures, supplies or distributes products, and therefore is subject to the risk of being held legally responsible for them. These claims may not be covered by the Company’s insurance policies. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company’s business, results of operations, and financial condition. Any negative publicity generated as a result of customer complaints about the Company’s products could damage the Company’s reputation and diminish the value of the Company’s brand, which could have a material adverse effect on the Company’s business, results of operations, and financial condition, as well as your investment. Deterioration in the Company’s brand equity (brand image, reputation and product quality) may have a material adverse effect on its consolidated financial results as well as your investment.

If we are unable to protect effectively our intellectual property, we may not be able to operate our business, which would impair our ability to compete

Our success will depend on our ability to obtain and maintain meaningful intellectual property protection for any such intellectual property. The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company’s consolidated financial results as well as your investment.

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Computer, website or information system breakdown could affect the Company’s business

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s consolidated financial results as well as your investment.

Changes in the economy could have a detrimental impact on the Company

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers’ confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company’s consolidated financial results and on your investment.

The amount of capital the company is attempting to raise in this offering is not enough to sustain the Company’s current business plan

In order to achieve the Company’s near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause you to lose all or a portion of your investment.

Additional financing may be necessary for the implementation of our growth strategy

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include but are not limited to enhancing our operating infrastructure and otherwise responding to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us.

The Company’s business model is evolving

The Company’s business model is unproven and is likely to continue to evolve. Accordingly, the Company’s initial business model may not be successful and may need to be changed. The Company’s ability to generate significant revenues will depend, in large part, on the Company’s ability to successfully market the Company’s products to potential users who may not be convinced of the need for the Company’s products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the Company’s business model as the Company’s market continues to evolve.

The Company needs to increase brand awareness

Due to a variety of factors, the Company’s opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company’s brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company’s market increases. Successfully promoting and positioning the Company’s brand, products and services will depend largely on the effectiveness of the Company’s marketing efforts. Therefore, the Company may need to increase the Company’s financial commitment to creating and maintaining brand awareness. If the Company fails to successfully promote the Company’s brand name or if the Company incurs significant expenses promoting and maintaining the Company’s brand name, it would have a material adverse effect on the Company’s consolidated results of operations.

The Company faces competition in the Company’s markets from a number of large and small companies, some of which have greater financial, research and development, production and other resources than does the company

In many cases, the Company’s competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company’s ability to compete depends, in part, upon a number of factors outside the Company’s control, including the ability of the Company’s competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it would have a material adverse effect on the Company’s consolidated results of operations.

15

A data security breach could expose the Company to liability and protracted and costly litigation, and could adversely affect the Company’s reputation and operating revenues

To the extent that the Company’s activities involve the storage and transmission of confidential information, the Company and/or third-party processors will receive, transmit and store confidential customer and other information. Encryption software and the other technologies used to provide security for storage, processing and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of such security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Improper access to the Company’s or these third parties’ systems or databases could result in the theft, publication, deletion or modification of confidential customer and other information. A data security breach of the systems on which sensitive account information is stored could lead to fraudulent activity involving the Company’s products and services, reputational damage, and claims or regulatory actions against us. If the Company issued in connection with any data security breach, the Company could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, the Company might be forced to pay damages and/or change the Company’s business practices or pricing structure, any of which could have a material adverse effect on the Company’s operating revenues and profitability. The Company would also likely have to pay fines, penalties and/or other assessments imposed as a result of any data security breach.

The Company depends on third-party providers for a reliable internet infrastructure and the failure of these third parties, or the internet in general, for any reason would significantly impair the Company’s ability to conduct its business

The Company will outsource some or all of its online presence and data management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third-party facilities require uninterrupted access to the Internet. If the operation of the servers is interrupted for any reason, including natural disaster, financial insolvency of a third-party provider, or malicious electronic intrusion into the data center, its business would be significantly damaged. As has occurred with many Internet-based businesses, the Company may be subject to ‘denial-of-service’ attacks in which unknown individuals bombard its computer servers with requests for data, thereby degrading the servers’ performance. The Company cannot be certain it will be successful in quickly identifying and neutralizing these attacks. If either a third-party facility failed, or the Company’s ability to access the Internet was interfered with because of the failure of Internet equipment in general or if the Company becomes subject to malicious attacks of computer intruders, its business and operating results will be materially adversely affected.

We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $50,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease ongoing business operations.

We are in the “developmental” stage of business and have yet to commence any substantive commercial operations. We have limited history of revenues from operations. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. We have a limited operating history and must be considered in the developmental stage. Success is significantly dependent on a successful drilling, completion and production program. Operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate recoverable reserves or operate on a profitable basis. We are in the developmental stage and potential investors should be aware of the difficulties normally encountered by enterprises in this stage. If the business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in the Company.

16

Risk to Our Common Stock and Offering

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities in the secondary market.

Companies trading on the Over the Counter Bulletin Board must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get relisted on the OTC Bulletin Board, which may have an adverse material effect on the Company.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (i) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (ii) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for 12 consecutive months; and (iii) one (1) year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell their founder shares and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Authorization of preferred stock.

Our Certificate of Incorporation authorizes the issuance of up to 2,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. As of March 31, 2020, we have authorized and issued 2,000,000 and 25,000 shares (Series B Preferred Stock), respectively, of Preferred stock. Please see NOTE I - CAPITAL STOCK for further information.

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The Company arbitrarily determined the offering price and terms of the Shares offered through this Prospectus.

The price of the Shares has been arbitrarily determined and bears no relationship to the assets or book value of the Company, or other customary investment criteria. No independent counsel or appraiser has been retained to value the Shares, and no assurance can be made that the offering price is in fact reflective of the underlying value of the Shares offered hereunder. Each prospective investor is therefore urged to consult with his or her own legal counsel and tax advisors as to the offering price and terms of the Shares offered hereunder.

The Shares are an illiquid investment and transferability of the Shares is subject to significant restriction.

There are substantial restrictions on the transfer of the Shares. Therefore, the purchase of the Shares must be considered a long-term investment acceptable only for prospective investors who are willing and can afford to accept and bear the substantial risk of the investment for an indefinite period of time. There is not a public market for the resale of the Shares. A prospective investor, therefore, may not be able to liquidate its investment, even in the event of an emergency, and Shares may not be acceptable as collateral for a loan.

The market price for our common stock may be particularly volatile given our status as a relatively unknown company, with a limited operating history and lack of profits which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price, which may result in substantial losses to you.

Our stock price may be particularly volatile when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats. The volatility in our share price will be attributable to a number of factors. First, our common stock will be compared to the shares of such larger, more established companies, sporadically and thinly traded. As a consequence of this limited liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could decline precipitously in the event that a large number of shares of our common stock are sold on the market without commensurate demand. Second, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time. Moreover, the OTC Bulletin Board is not a liquid market in contrast to the major stock exchanges. We cannot assure you as to the liquidity or the future market prices of our common stock if a market does develop. If an active market for our common stock does not develop, the fair market value of our common stock could be materially adversely affected.

Existing stockholders will experience significant dilution from our sale of shares under potential Securities Purchase Agreements.

The sale of shares pursuant to any Securities Purchase Agreements executed by the Company in the future will have a dilutive impact on our stockholders. As a result, the market price of our common stock could decline significantly, as we sell shares pursuant to the Securities Purchase Agreement. In addition, for any particular advance, we will need to issue a greater number of shares of common stock under the Securities Purchase Agreement as our stock price declines. If our stock price is lower, then our existing stockholders would experience greater dilution.

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The Company May Issue Shares of Preferred Stock with Greater Rights than Common Stock.

The Company’s charter authorizes the Board of Directors to issue one or more series of preferred stock and set the terms of the preferred stock without seeking any further approval from holders of the Company’s common stock. Any preferred stock that is issued may rank ahead of the Company’s common stock in terms of dividends, priority and liquidation premiums and may have greater voting rights than the Company’s common stock.

Being a Public Company Significantly Increases the Company’s Administrative Costs.

The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and listing requirements subsequently adopted by the NYSE Amex in response to Sarbanes-Oxley, have required changes in corporate governance practices, internal control policies and audit committee practices of public companies. Although the Company is a relatively small public company, these rules, regulations, and requirements for the most part apply to the same extent as they apply to all major publicly traded companies. As a result, they have significantly increased the Company’s legal, financial, compliance and administrative costs, and have made certain other activities more time consuming and costly, as well as requiring substantial time and attention of our senior management. The Company expects its continued compliance with these and future rules and regulations to continue to require significant resources. These rules and regulations also may make it more difficult and more expensive for the Company to obtain director and officer liability insurance in the future and could make it more difficult for it to attract and retain qualified members for the Company’s Board of Directors, particularly to serve on its audit committee.

Our shares are subject to the U.S. “Penny Stock” Rules and investors who purchase our shares may have difficulty re-selling their shares as the liquidity of the market for our shares may be adversely affected by the impact of the “Penny Stock” Rules.

Our stock is subject to U.S. “Penny Stock” rules, which may make the stock more difficult to trade on the open market. Our common shares are not currently traded on the OTC Bulletin Board, but it is the Company’s plan that the common shares be quoted on the OTC Bulletin Board. A “penny stock” is generally defined by regulations of the U.S. Securities and Exchange Commission (“SEC”) as an equity security with a market price of less than US$5.00 per share. However, an equity security with a market price under US $5.00 will not be considered a penny stock if it fits within any of the following exceptions:

(i)	the equity security is listed on NASDAQ or a national securities exchange;

(ii)	the issuer of the equity security has been in continuous operation for less than three years, and either has (a) net tangible assets of at least US $5,000,000, or (b) average annual revenue of at least US $6,000,000; or

(iii)	the issuer of the equity security has been in continuous operation for more than three years and has net tangible assets of at least US $2,000,000.

Our common stock does not currently fit into any of the above exceptions.

If an investor buys or sells a penny stock, SEC regulations require that the investor receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock will be subject to Rule 15g-9 of the Exchange Act, which relates to non-NASDAQ and non-exchange listed securities. Under this rule, broker/dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share. Since our common stock is currently deemed penny stock regulations, it may tend to reduce market liquidity of our common stock, because they limit the broker/dealers’ ability to trade, and a purchaser’s ability to sell, the stock in the secondary market.

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The low price of our common stock has a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock also limits our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of certain institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker’s commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, the Company’s shareholders may pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and experience further dilution.

We are authorized to issue up to 250,000,000 shares of common stock, of which 105,891,540, 105,051,540 and 105,051,540 shares of common stock are issued and outstanding as of March 31, 2020, December 31, 2019, December 31, 2018, respectively. Our Board of Directors has the authority to cause us to issue additional shares of common stock and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our stock in the future.

A reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by a reverse stock split given the reduced number of shares that will be outstanding following a reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split.

Following a reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, we cannot assure you that a reverse stock split will result in a share price that will attract new investors.

You may be diluted by conversions of the Company’s Series B Preferred Stock, convertible notes and exercises of outstanding options and warrants.

As of the date of this filing, we had (i) outstanding options/warrants to purchase an aggregate of 6,552,931 shares of our common stock with exercise prices ranging from $0.04 to $0.20 per share, (ii) two outstanding third-party notes with a total principal amount of $123,000, which are convertible for up to 16,000,000 shares of our common stock, and (iii) thirty-one thousand shares of our Series B Convertible Preferred Stock convertible into an undetermined number of shares of our common stock. Please see NOTE I - CAPITAL STOCK for further information.

The exercise of such options and warrants, conversion of the third-party notes and conversion of our Series B Convertible Preferred Stock will result in further dilution of your investment. In addition, you may experience additional dilution if we issue common stock in the future. As a result of this dilution, you may receive significantly less in net tangible book value than the full purchase price you paid for the shares in the event of liquidation.

Issuances of shares of common stock or securities convertible into or exercisable for shares of common stock following this offering, as well as the exercise of options and warrants outstanding, will dilute your ownership interests and may adversely affect the future market price of our common stock.

The issuance of additional shares of our common stock or securities convertible into or exchangeable for our common stock could be dilutive to stockholders if they do not invest in future offerings. We may seek additional capital through a combination of private and public offerings in the future.

The Company’s shares of common stock are quoted on the OTC Pink Sheet market, which limits the liquidity and price of the Company’s common stock.

The Company’s shares of Common Stock are traded on the OTC Pink Sheet market under the symbol “DGWR.” Quotation of the Company’s securities on the OTC Pink Sheet market limits the liquidity and price of the Company’s Common Stock more than if the Company’s shares of Common Stock were listed on The Nasdaq Stock Market or a national exchange. There is currently no active trading market in the Company’s Common Stock. There can be no assurance that there will be an active trading market for the Company’s Common Stock following a business combination. In the event that an active trading market commences, there can be no assurance as to the market price of the Company’s shares of Common Stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained. Furthermore, because our shares of Common Stock are traded on the OTC Pink Sheet market, the shares of our Common Stock may only be offered and sold by Selling Shareholders at a fixed price of $0.044 per share until our Common Stock is quoted on the OTCQB tier of the OTC Markets, and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. We cannot assure you that our Common Stock will be quoted on the OTCQB tier notwithstanding our belief that we will satisfy the eligibility standards for admission to, and our intention to make application for quotation on the OTCQB.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority, Inc. (“FINRA”) has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. If these FINRA requirements are applicable to us or our securities, they may make it more difficult for broker-dealers to recommend that at least some of their customers buy our common stock, which may limit the ability of our stockholders to buy and sell our common stock and could have an adverse effect on the market for and price of our common stock.

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We are classified as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors.

We are a “smaller reporting company.” Specifically, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings.

Because directors and officers currently and for the foreseeable future will continue to control Green Deep Waste, it is not likely that you will be able to elect directors or have any say in the policies of the Company

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of Deep Green Waste beneficially own approximately 30% of our outstanding common stock either through direct ownership or through another class of capital stock that may be convertible into shares of our common stock. Due to such significant ownership position held by our insiders, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management. Our Interim Chief Financial Officer and Director owns all (25,000) issued and outstanding shares of the Company’s Series B Preferred Stock, which has voting rights equal to 20,000 votes for each shares of Series B held. As of the date of this filing, our Interim Chief Financial Officer would have voting rights equal to 562,906,600 shares (500,000,000 voting shares through the Series B Preferred Stock and 62,906,800 shares of common stock held) or 93.07% of the shares available to vote for a matter brought before shareholders.

Since we intend to retain any earnings for development of our business for the foreseeable future, you will likely not receive any dividends for the foreseeable future.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

NOTE ABOUT FORWARD-LOOKING STATEMENTS

Statements under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Business” and elsewhere in this prospectus may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements include, among other things, statements regarding:

●	the growth of our business and revenues and our expectations about the factors that influence our success;

●	our plans to continue to invest in systems, facilities, and infrastructure, increase our hiring and grow our business;

●	our plans for the build out, expansion and funding of;

●	our ability to identify and acquire waste management facilities that are accretive to future earnings;

●	our ability to identify and acquire;

●	our ability to identify joint ventures and other business combinations;

●	our ability to attain funding for the development of;

●	our ability to attain funding and the sufficiency of our sources of funding;

●	our expectation that our cost of revenues, development expenses, sales and marketing expenses, and general and administrative expenses will increase;

●	fluctuations in our capital expenditures; and

●	our plans for potential business partners and any acquisition plans.

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as well as other statements regarding our future operations, financial condition and prospects, and business strategies. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this registration statement, of which this prospectus is a part, including the risks described under “Risk Factors.” Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances that occur in the future.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we may have projected. Any forward-looking statements you read in this prospectus reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, financial condition, growth strategy and liquidity. You should specifically consider the factors identified in this prospectus that could cause actual results to differ before making an investment decision. In addition, as discussed in “Risk Factors,” our shares may be considered a “penny stock” and, as a result, the safe harbors provided for forward-looking statements made by a public company that files reports under the federal securities laws may not be available to us.

TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering, except from the issuance of 262,500 shares of our common stock underlying the warrant issued to Armada Investment Fund, LLC, 37,868 shares of our common stock underlying the warrants issued to Virginia Haubert, 395,459 shares of our common stock underlying the warrants issued to David Smith and the David Smith Trust, 25,000 shares of our common stock underlying the warrant issued to Torey Gault, 14,473 shares of our common stock underlying the warrant issued to Jonja Maner, 44,473 shares of our common stock underlying the warrant issued to Mary Williams, 11,579 shares of our common stock underlying the warrant issued to Josh Beckham and 11,579 shares of our common stock underlying the warrant issued to Chris Montag.

DETERMINATION OF OFFERING PRICE

The pricing of the Shares has been arbitrarily determined and established by the Company. No independent accountant or appraiser has been retained to protect the interest of the investors. No assurance can be made that the offering price is in fact reflective of the underlying value of the Shares. Each prospective investor is urged to consult with his or her counsel and/or accountant as to offering price and the terms and conditions of the Shares. Factors to be considered in determining the price include the amount of capital expected to be required, the market for securities of entities in a new business venture, projected rates of return expected by prospective investors of speculative investments, the Company’s prospects for success and prices of similar entities.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING SHAREHOLDERS

This prospectus covers the resale from time to time by the selling shareholders and future shareholders identified in the table below of up to 37,206,637 shares of our common stock, which were issued in various transactions exempt from registration under the Securities Act, as follows:

●	20,403,706 of the shares registered hereby for resale are common stock previously issued to such selling shareholders.

●

6,000,000 of the shares registered hereby are issuable upon conversion of the Convertible Note, which we sold to Armada Investment Fund, LLC on March 12, 2020. Please see NOTE G – CONVERTIBLE NOTE PAYABLE for additional information.; and

●

262,500 of the shares registered hereby are issuable upon the exercise of the warrant issued to Armada Investment Fund, LLC on March 12, 2020. Please see NOTE G – CONVERTIBLE NOTE PAYABLE for additional information.; and

●	10,000,000 of the shares registered hereby are issuable upon conversion of the Convertible Note, which we sold to GPL Ventures, LLC on June 23, 2020; and

●	37,868 of the shares registered hereby are issuable upon the exercise of the warrants issued to Virginia Haubert on November 30, 2017; and

●	395,459 of the shares registered hereby are issuable upon the exercise of the warrants issued to David Smith and the David Smith Trust on November 30, 2017; and

●	25,000 of the shares registered hereby are issuable upon the exercise of the warrant issued to Torey Gault on October 30, 2017

●	14,473 of the shares registered hereby are issuable upon the exercise of the warrant issued to Jonja Maner on July 27, 2017

●	14,473 of the shares registered hereby are issuable upon the exercise of the warrant issued to Mary Williams on November 30, 2017

●	30,000 of the shares registered hereby are issuable upon the exercise of the warrant issued to Mary Williams on February 19, 2018

●	11,579 of the shares registered hereby are issuable upon the exercise of the warrant issued to Josh Beckham on November 30, 2017

●	11,579 of the shares registered hereby are issuable upon the exercise of the warrant issued to Chris Montag on November 30, 2017

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The selling shareholders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering. The shares of our Common Stock may be offered and sold by the Selling Shareholders at a fixed price of $0.04 per share until our Common Stock is quoted on the OTC Bulletin Board, OTCQX or OTCQB, and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. Notwithstanding our belief that upon the effective date of this registration statement our Common Stock will qualify for quotation on the OTCQB and we intend to pursue application for admission to the OTCQB, we cannot assure you that our Common Stock will, in fact, be quoted on the OTCQB tier. We will not receive proceeds from the sale of shares from the selling shareholders, but we will however receive proceeds from the issuance of 262,500 shares of our common stock underlying the warrant issued to Armada Investment Fund, LLC, 37,868 shares of our common stock underlying the warrant issued to Virginia Haubert, 395,459 shares of our common stock underlying the warrant issued to David Smith and the David Smith Trust, 25,000 shares of our common stock underlying the warrant issued to Torey Gault, 14,473 shares of our common stock underlying the warrant issued to Jonja Maner, 14,473 shares of our common stock underlying the warrant issued to Mary Williams, 30,000 shares of our common stock underlying the warrant issued to Mary Williams, 11,579 shares of our common stock underlying the warrant issued to Josh Beckham and 11,579 shares of our common stock underlying the warrant issued to Chris Montag. We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated. Each selling shareholder who is also an affiliate of a broker dealer as noted below has represented that: (1) the selling shareholder purchased in the ordinary course of business; and (2) at the time of purchase of the securities being registered for resale, the selling shareholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

Stockholder	Beneficial Ownership Before Offering (ii)	Percentage of Common Stock Owned Before Offering (ii)	Shares of Common Stock Included in Prospectus	Beneficial Ownership After the Offering (iii)	Percentage of Common Stock Owned After the Offering (iii)
Armada Investment Fund, LLC (iv)	6,262,500	4.88%	6,262,500	0	0.00%
Lloyd Spencer (v)	840,000	* %	840,000	0	0.00%
Billy R. Edmonds (vi)	62,906,800	48.98%	4,500,000	58,406,800	45.47%
David A. Bradford (vii)	12,005,400	9.35%	4,500,000	7,505,400	6.34%
Virginia Haubert (viii)	3,417,897	2.66%	3,417,897	0	0.00%
David Smith (ix)	7,351,393	5.72%	3,500,000	3,851,393	3.00%
Kathryn Wilburn (x)	2,124,150	1.65%	2,124,150	0	0.00%
William T. Lawson (xi)	1,272,450	* %	1,272,450	0	0.00%
Torey Gault (xii)	186,500	* %	186,500	0	0.00%
Jonja Maner (xiii)	159,205	* %	159,205	0	0.00%
Mary Williams (xiv)	189,205	* %	189,205	0	0.00%
Josh Beckham (xv)	127,365	* %	127,365	0	0.00%
Chris Montag (xvi)	127,365	* %	127,365	0	0.00%
GPL Ventures, LLC (xvii)	10,000,000	7.79%	10,000,000	0	0.00%
TOTAL	106,970,230	83.28%	37,206,637	69,763,593	54.31%

* Less than 1%

(i) These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time).

(ii) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The percentage of shares owned by each selling stockholder is based on 128,444,471 shares that is comprised of 105,891,540 shares of common stock issued and outstanding, plus 6,000,000 shares to be issued upon the conversion of the convertible note issued to Armada Investment Fund, LLC, 10,000,000 shares to be issued upon the conversion of the convertible note issued to GPL Ventures, LLC and 6,552,931 shares of common stock issuable upon the exercise of all outstanding warrants as of July 7, 2020.

(iii) Assumes that all securities registered will be sold.

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(iv) On March 12, 2020, the Company issued to Armada Investment Fund, LLC (“ARMADA”) a Convertible Promissory Note (the “Note”) in the amount of Twenty-Three Thousand and NO/100 Dollars ($23,000). On March 6, 2020, ARMADA entered into an Assignment Agreement (the “Agreement”) with Sylios Corp (“Assignor”). Under the terms of the Agreement, the Assignor sells, assigns, conveys and transfers its interest into the Securities Purchase Agreement, Convertible Promissory Note (principal amount of $23,000), Stock Purchase Warrant Agreement (262,500 shares of common stock) and Registration Rights Agreement entered into by the Assignor and Company all dated January 13, 2020. This Registration Statement covers the resale by ARMADA of up to 6,000,000 shares of common stock issuable upon conversion of the Note and 262,500 shares issuable as per the warrant. The address for ARMADA is 7703 Springfield Lake Dr., Lake Worth, FL 33467 and its principal is Gabriel Berkowitz. Please see NOTE G – CONVERTIBLE NOTE PAYABLE for additional information.

(v) Includes 840,000 shares of common stock issued to Mr. Spencer as per the terms of the Employment Agreement entered into between the Company and Mr. Spencer dated December 4, 2019. Mr. Spencer’s address is 13110 NE 177th Place, Suite 293, Woodinville, WA 98072.

(vi) Includes 62,906,800 shares of common stock issued to Mr. Edmonds in exchange for membership units held by Mr. Edmonds, issued by Deep Green Waste & Recycling, LLC, in the Merger Agreement by and between Deep Green Waste & Recycling, LLC, Critic Clothing, Inc. and Deep Green Acquisition, LLC dated August 24, 2017. The address for Mr. Edmonds is 13110 NE 177th Place, Suite 293, Woodinville, WA 98072.

(vii) Includes 12,005,400 shares of common stock issued to Mr. Bradford in exchange for membership units held by Mr. Bradford, issued by Deep Green Waste & Recycling, LLC, in the Merger Agreement by and between Deep Green Waste & Recycling, LLC, Critic Clothing, Inc. and Deep Green Acquisition, LLC dated August 24, 2017. The address for Mr. Bradford is 13110 NE 177th Place, Suite 293, Woodinville, WA 98072.

(viii) Includes 3,001,350 shares of common stock issued to Ms. Haubert in exchange for membership units held by Ms. Haubert, issued by Deep Green Waste & Recycling, LLC, in the Merger Agreement by and between Deep Green Waste & Recycling, LLC, Critic Clothing, Inc. and Deep Green Acquisition, LLC dated August 24, 2017, 378,679 shares of common stock issued as per the terms of the Debt Conversion Agreement dated November 30, 2017 and 37,868 shares of common stock issuable upon exercise of the warrants issued to Ms. Haubert on November 30, 2017. The address for Ms. Haubert is 107 Blind Way, Miffilitown, PA 17059.

(ix) Includes 3,001,350 shares of common stock issued to Mr. Smith in exchange for membership units held by Mr. Smith, issued by Deep Green Waste & Recycling, LLC, in the Merger Agreement by and between Deep Green Waste & Recycling, LLC, Critic Clothing, Inc. and Deep Green Acquisition, LLC dated August 24, 2017, 2,436,067 shares of common stock issued as per the terms of the Debt Conversion Agreement dated November 30, 2017, 1,518,517 shares of common stock held in the name of the David Smith Trust issued as per the terms of the Debt Conversion Agreement dated November 30, 2017, 151,852 shares of common stock issuable upon exercise of the warrant issued to Mr. Smith on November 30, 2017 and 243,607 shares of common stock issuable upon exercise of the warrant issued to the Smith Trust on November 30, 2017. Of the shares controlled by Mr. Smith, 3,104,541 shares of previously issued common stock and 395,459 shares of common stock issuable upon exercise of the warrants issued to David Smith and the Smith Trust on November 30, 2017 are being included within this registration statement for a total of 3,500,000 shares. Mr. Smith is the Trustee of the David Smith Trust. The address for Mr. Smith is 550 Brayford Way, Suwanee, GA 30024.

(x) Includes 2,124,150 shares of common stock issued to Ms. Wilburn in exchange for membership units held by Ms. Wilburn, issued by Deep Green Waste & Recycling, LLC, in the Merger Agreement by and between Deep Green Waste & Recycling, LLC, Critic Clothing, Inc. and Deep Green Acquisition, LLC dated August 24, 2017. The address for Ms. Wilburn is 1410 Little Raven Street, Denver, CO 80202.

(xi) Includes 1,272,450 shares of common stock issued to Mr. Lawson in exchange for membership units held by Mr. Lawson, issued by Deep Green Waste & Recycling, LLC, in the Merger Agreement by and between Deep Green Waste & Recycling, LLC, Critic Clothing, Inc. and Deep Green Acquisition, LLC dated August 24, 2017. The address for Mr. Lawson is 1503 Fallen Leaf, Marietta, GA 30064.

(xii) Includes 25,000 shares of common stock issuable upon exercise of the warrant issued to Ms. Gault as per the terms of the Convertible Note issued on October 30, 2017 and 161,500 shares of common stock issued to Mr. Gault in exchange for membership units held by Ms. Gault, issued by Deep Green Waste & Recycling, LLC, in the Merger Agreement by and between Deep Green Waste & Recycling, LLC, Critic Clothing, Inc. and Deep Green Acquisition, LLC dated August 24, 2017. The address for Mr. Gault is 12862 Riverside Dr, East, Windsor, ON n8n1a8.

(xiii) Includes 14,473 shares of common stock issuable upon exercise of the warrant issued to Ms. Maner on November 30, 2017 and 144,732 shares of common stock as per the terms of the Debt Conversion Agreement dated July 27, 2017. The address for Ms. Maner is 470 Vernon North Dr., Atlanta, GA 30338.

(xiv) Includes 14,473 shares of common stock issuable upon exercise of the warrant issued to Ms. Williams dated November 30, 2017, 144,732 shares of common stock issued as per the terms of the Debt Conversion Agreement dated July 27, 2017 and 30,000 shares of common stock issuable upon exercise of the warrant issued to Ms. Williams as per the terms of the Convertible Note dated February 19, 2018. The address for Ms. Williams is 1888 Colt Dr., Atlanta, GA 30341.

(xv) Includes 11,579 shares of common stock issuable upon exercise of a warrant issued to Mr. Beckham on November 30, 2017 and 115,786 shares of common stock issued to Mr. Beckham as per the terms of the Debt Conversion Agreement dated July 27, 2017. The address for Mr. Beckham is P.O. Box 342, Snellville, GA 30039.

(xvi) Includes 11,579 shares of common stock issuable upon exercise of a warrant issued to Mr. Montag on November 30, 2017 and 115,786 shares of common stock issued to Mr. Montag as per the terms of the Debt Conversion Agreement dated July 27, 2017. The address for Mr. Montag is 3709 Ashwood Dr., Smyrna, GA 30080.

(xvii) On June 23, 2020, the Company issued GPL Ventures LLC (“GPL”) a Convertible Promissory Note (the “Note”) in the amount of One Hundred Thousand and NO/100 Dollars ($100,000). The Note has a term of one (1) year and bears interest at 10% annually. The Company and GPL also entered into a Registration Rights Agreement (“RRA”) that provides for the Company to file a Registration Statement with the SEC covering the resale of shares underlying the Note and the warrant and to have declared effective such Registration Statement. In the event that the Company doesn’t meet the registration requirements provided for in the RRA, the Company is obligated to pay GPL certain payments for such failures. This Registration Statement covers the resale by GPL of up to 10,000,000 shares of common stock issuable upon conversion of the Note. The address for GPL is One Penn Plaza, Suite 6196, New York, NY 10119 and its principal is Alexander Dillon.

(xviii) Those shareholders shown with an asterisk (*) after their name in the “Stockholder” column are registered broker-dealers or affiliates of broker-dealers.

PLAN OF DISTRIBUTION

The Selling Shareholders and any of its pledgees, donees, assignees and other successors-in-interest may, from time to time sell any or all of their shares of Common Stock on any market or trading facility on which the shares are traded or in private transactions. On March 9, 2020, the last reported sales price for our Common Stock was $0.04 per share. Because our Common Stock is subject to quotation on OTC Pink Market, our Common Stock may only be offered and sold by the Selling Shareholders at a fixed price of $0.04 per share until our Common Stock is quoted on the OTCQB tier of the OTC Markets, and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. Notwithstanding our belief that upon the effective date of this registration statement our Common Stock will satisfy the eligibility standards and requirements for quotation on the OTCQB and our express intention to pursue our application for quotation of our Common Stock on the OTCQB, we cannot assure you that our Common Stock will, in fact, be quoted on the OTCQB tier. We urge prospective purchasers of our Common Stock to obtain current information about the market prices of our Common Stock.

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;

●	facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

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●	privately-negotiated transactions;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing of options on the shares;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Exchange Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such Act, including, without limitation, Regulation M. These provisions may restrict certain activities of and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that any of the selling stockholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

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DESCRIPTION OF SECURITIES

Description of Registrant’s Securities to be Registered.

We are registering on this Registration Statement only our common stock, the terms of which are described below. However, because our preferred stock will remain outstanding following the effectiveness of this Registration Statement, we also describe below the terms of our preferred stock to the extent such terms qualify the rights of our common stock.

Our authorized capital consists of 250,000,000 shares of common stock, par value $.0001 per share (the “Common Stock”) and 2,000,000 are shares of preferred stock, par value $.0001 per share (the “Preferred Stock”). At March 31, 2020, December 31, 2019 and December 31, 2018, the Company had 105,891,540, 105,051,540 and 105,051,540 shares of Common Stock issued and outstanding, respectively, and 25,000, 0 and 0 shares of Preferred Stock issued and outstanding, respectively.

Common Stock

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

On August 10, 2017, our majority shareholder and our board of directors approved an amendment to our Articles of Incorporation for the purpose of approving a reverse split of one to one thousand in which each shareholder will be issued one common share in exchange for every one thousand common shares of their currently issued common stock. Prior to approval of the reverse split, we had a total of 99,997,102,862 issued and outstanding shares of common stock, par value $0.0001. On September 27, 2017, the effective date of the reverse split, we had a total of 99,997,102 issued and 90,697,102 outstanding shares of common stock, par value $0.0001. Please see NOTE I - CAPITAL STOCK for further information.

At March 31, 2020, December 31, 2019 and December 31,2018, there are 105,891,540, 105,051,540 and 105,051,540 shares of common stock issued and outstanding.

Preferred Stock

Our Articles of Incorporation authorizes the issuance of up to 2,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

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On July 18, 2010, the Board of Directors unanimously approved the designation of a series of preferred stock to be known as “Series A Convertible Preferred Stock” (hereinafter “Series A”) with a stated par value is $0.0001.The designations, powers, preferences and rights, and the qualifications, limitations or restrictions hereof, in respect of the Series A shall be as hereinafter described.

The holders of the Series A, shall not be entitled to receive dividends, nor shall dividends be paid on common stock or any other Series of Preferred Stock while Series A shares are outstanding. The holders of Series A shall be entitled to vote on all matters submitted to a vote of the Shareholders of the Company. The holders of the Series A shall be entitled to one thousand (1,000) votes per one share of Series A held. Upon the availability of a sufficient number of authorized but unissued and unreserved shares of common stock, the holders of any Series A Preferred Stock shall be entitled to convert such shares in to fully paid and non-assessable shares of common stock at the rate of 1000 shares of common stock for each share of Series A. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, after setting apart or paying in full the preferential amounts due the Holders of senior capital stock, if any, the Holders of Series A and parity capital stock, if any, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the Holders of junior capital stock, including Common Stock, an amount equal to $0.125 per share. The number of authorized shares constituting the Series A is Five Hundred Thousand (500,000) shares.

At March 31, 2020, December 31, 2019 and December 31,2018, there are 0, 0 and 0 Series A shares issued and outstanding. If the holder of our Series A were to elect to convert their shares into shares of our common stock, this would result in additional dilution to shareholders.

On January 22, 2020, the Board of Directors unanimously approved the designation of a series of preferred stock to be known as “Series B Convertible Preferred Stock” (hereinafter “Series B”) with a stated par value is $0.0001. The designations, powers, preferences and rights, and the qualifications, limitations or restrictions hereof, in respect of the Series B shall be as hereinafter described.

The holders of the Series B, shall not be entitled to receive dividends, nor shall dividends be paid on common stock or any other Series of Preferred Stock while Series B shares are outstanding. The holders of Series B shall be entitled to vote on all matters submitted to a vote of the Shareholders of the Company. The holders of the Series B shall be entitled to twenty thousand (20,000) votes per one share of Series B held. Upon the availability of a sufficient number of authorized but unissued and unreserved shares of common stock, the holders of any Series B Preferred Stock shall be entitled to convert such shares in to fully paid and non-assessable shares of common stock at the following conversion feature: the Conversion Price for each share of Series B Preferred Stock in effect on any Conversion Date shall be (i) eighty five percent (85%) of the average closing bid price of the Common Stock over the twenty (20) trading days immediately preceding the date of conversion, (ii) but no less than Par Value of the Common Stock. For purposes of determining the closing bid price on any day, reference shall be to the closing bid price for a share of Common Stock on such date on the NASD OTC Bulletin Board, as reported on Bloomberg, L.P. Any conversion shall be for a minimum Stated Value of $500.00 of Series B shares.

If the Corporation shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, including, but not limited to, the sale or transfer of all or substantially all of the Corporation’s assets in one transaction or in a series of related transactions (a “Liquidation Event”), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities and Pari Passu Securities) upon liquidation, dissolution or winding up unless prior thereto the Holders of shares of Series B Preferred Stock shall have received the Liquidation Preference (as defined below) with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders of the Series B Preferred Stock and Holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series B Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares. The number of authorized shares constituting the Series B is One Hundred Thousand (100,000) shares.

On January 22, 2020, the Company issued 25,000 shares of Series B Preferred Stock to Bill Edmonds in satisfaction of $25,000 of the Company’s deferred compensation liability to Mr. Edmonds.

At March 31, 2020, December 31, 2019 and December 31,2018, there are 25,000, 0 and 0 Series B shares issued and outstanding. If the holder of our Series B were to elect to convert their shares into shares of our common stock, this would result in an additional issuance of 892,857 shares of our common stock and further dilution to our shareholders. Please see NOTE I - CAPITAL STOCK for further information.

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Options and Warrants

As of the date of this filing, the Company has issued warrants/options to the persons and upon the terms below:

Name	Date of Issuance	Shares upon Issuance of warrants or options (v)	Exercise Price (vi)	Expiration Date
Armada Investment Fund, LLC (i)	3/12/2020	262,500	$0.04	1/13/2025
Anna & Michele Castoro (ii)	10/30/2017	25,000	0.175	10/30/2020
John Figliolini (iii)	10/30/2017	25,000	0.175	10/30/2020
Tirante Financial, Ltd (iv)	10/30/2017	425,000	0.175	10/30/2020
Torey Gault (v)	10/30/2017	25,000	0.175	10/30/2020
White Crest Assets, LLC (vi)	10/20/2017	200,000	0.175	10/20/2020
Saint James Capital Management, LLC (vii)	06/25/2017	5,000,000	0.20	06/25/2020
Transglobal Finance, Inc. (viii)	11/20/2017	25,000	0.175	11/20/2020
Mary Williams (ix)	2/19/2018	30,000	0.175	2/19/2021
C. Alvin Roberds, Jr. (x)	3/16/2018	25,000	0.175	3/16/2021
Ellen Bailey (xi)	3/16/2018	25,000	0.175	3/16/2021
Chris Montag (xii)	11/30/2017	11,579	0.20	11/30/2020
Jonja Maner (xiii)	11/30/2017	14,473	0.20	11/30/2020
Josh Beckham (xiv)	11/30/2017	11,579	0.20	11/30/2020
Virginia Haubert (xv)	11/30/2017	20,500	0.20	11/30/2020
Virginia Haubert (xvi)	11/30/2017	17,368	0.20	11/30/2020
David Smith (xvii)	11/30/2017	151,852	0.20	11/30/2020
Smith Trust (xviii)	11/30/2017	243,607	0.20	11/30/2020
Mary Williams (ixx)	11/30/2017	14,473	0.20	11/30/2020

(i)

On March 12, 2020, the Company issued to Armada Investment Fund, LLC (“ARMADA”) a Convertible Promissory Note (the “Note”) in the amount of Twenty-Three Thousand and NO/100 Dollars ($23,000). On March 6, 2020, ARMADA entered into an Assignment Agreement (the “Agreement”) with Sylios Corp (“Assignor”). Under the terms of the Agreement, the Assignor sells, assigns, conveys and transfers its interest into the Securities Purchase Agreement, Convertible Promissory Note (principal amount of $23,000), Stock Purchase Warrant Agreement (262,500 shares of common stock) and Registration Rights Agreement (RRA”) entered into by the Assignor and Company all dated January 13, 2020. The Note is convertible, in whole or in part, at any time and from time to time before maturity (January 13, 2021) at the option of the holder at the Variable Conversion Price, shall equal the lesser of (i) 60% multiplied by the lowest Trading Price during the previous twenty (20) Trading Days before the Issue Date of this Note (representing a discount rate of 40%) or (ii) 60% multiplied by the Market Price (as defined herein) (representing a discount rate of 40%). “Market Price” means the lowest Trading Price (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. The Note has a term of one (1) year and bears interest at 8% annually. Among other things, the RRA provides for the Company to file a Registration Statement with the SEC covering the resale of shares underlying the Note and the warrant and to have declared effective such Registration Statement. In the event that the Company doesn’t meet the registration requirements provided for in the RRA, the Company is obligated to pay ARMADA certain payments for such failures.

(ii)	On October 30, 2017, the Company executed a Convertible Note (the “Convertible Note”) payable to Anna & Michele Castoro, (“CASTORO”) in the principal amount of $50,000. The Convertible Note was funded on October 30, 2017. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (May 30, 2020) at the option of the holder at the fixed conversion price of $0.20. The Convertible Note has a term of thirty (30) months and bears interest at 12% annually. As part of the transaction, CASTORO was also issued a warrant granting the holder the right to purchase 25,000 shares of the Company’s common stock at an exercise price of $0.175 for a term of 3-years. Please see NOTE C – DISCONTINUED OPERATIONS for further information.

(iii)	On October 30, 2017, the Company executed a Convertible Note (the “Convertible Note”) payable to John Figliolini, (“FIGLIOLINI”) in the principal amount of $50,000. The Convertible Note was funded on October 30, 2017. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (May 30, 2020) at the option of the holder at the fixed conversion price of $0.20. The Convertible Note has a term of thirty (30) months and bears interest at 12% annually. As part of the transaction, FIGLIOLINI was also issued a warrant granting the holder the right to purchase 25,000 shares of the Company’s common stock at an exercise price of $0.175 for a term of 3-years. Please see NOTE C – DISCONTINUED OPERATIONS for further information.

(iv)	On October 30, 2017, the Company executed a Convertible Note (the “Convertible Note”) payable to Tirante Finance, Ltd, (“TIRANTE”) in the principal amount of $850,000. The Convertible Note was funded on October 30, 2017. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (May 30, 2020) at the option of the holder at the fixed conversion price of $0.20. The Convertible Note has a term of thirty (30) months and bears interest at 12% annually. As part of the transaction, TIRANTE was also issued a warrant granting the holder the right to purchase 425,000 shares of the Company’s common stock at an exercise price of $0.175 for a term of 3-years. Please see NOTE C – DISCONTINUED OPERATIONS for further information.

(v)	On October 30, 2017, the Company executed a Convertible Note (the “Convertible Note”) payable to Torey Gault, (“GAULT”) in the principal amount of $50,000. The Convertible Note was funded on October 30, 2017. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (May 30, 2020) at the option of the holder at the fixed conversion price of $0.20. The Convertible Note has a term of thirty (30) months and bears interest at 12% annually. As part of the transaction, GAULT was also issued a warrant granting the holder the right to purchase 25,000 shares of the Company’s common stock at an exercise price of $0.175 for a term of 3-years. Please see NOTE C – DISCONTINUED OPERATIONS for further information.

(vi)	On October 20, 2017, the Company executed a Convertible Note (the “Convertible Note”) payable to White Crest Assets, LLC, (“CREST”) in the principal amount of $400,000. The Convertible Note was funded on October 20, 2017. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (May 20, 2020) at the option of the holder at the fixed conversion price of $0.20. The Convertible Note has a term of thirty (30) months and bears interest at 12% annually. As part of the transaction, CREST was also issued a warrant granting the holder the right to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.175 for a term of 3-years. Please see NOTE C – DISCONTINUED OPERATIONS for further information.

(vii)	On June 25, 2017, the Company entered into a conversion agreement with Saint James Capital Management, LLC (“St. James”), whereby St. James agreed to convert 2,000,000 shares of the Company’s Series A Preferred stock into a warrant to purchase 5,000,000 shares of the Company’s common stock at $0.30 per share for a term of three years. The warrant strike price was reduced to $.20 by the Company’s Board of Directors on August 23, 2017.

(viii)	On November 20, 2017, the Company executed a Convertible Note (the “Convertible Note”) payable to Transglobal Finance, Inc., (“TRANSGLOBAL”) in the principal amount of $70,000. The Convertible Note was funded on November 20, 2017. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (November 20, 2019) at the option of the holder at the fixed conversion price of $0.20. The Convertible Note has a term of twenty-four (24) months and bears interest at 12% annually. As part of the transaction, TRANSGLOBAL was also issued a warrant granting the holder the right to purchase 25,000 shares of the Company’s common stock at an exercise price of $0.175 for a term of 3-years. Please see NOTE C – DISCONTINUED OPERATIONS for further information.

(ix)	On February 19, 2018, the Company executed a Convertible Note (the “Convertible Note”) payable to Mary Williams, (“WILLIAMS”) in the principal amount of $60,000. The Convertible Note was funded on February 19, 2018. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (February 19, 2020) at the option of the holder at the fixed conversion price of $0.20. The Convertible Note has a term of twenty-four (24) months and bears interest at 12% annually. As part of the transaction, WILLIAMS was also issued a warrant granting the holder the right to purchase 30,000 shares of the Company’s common stock at an exercise price of $0.175 for a term of 3-years. Please see NOTE C – DISCONTINUED OPERATIONS for further information.

(x)	On March 15, 2018, the Company executed a Convertible Note (the “Convertible Note”) payable to C Alvin Roberds, Jr., (“ROBERDS”) in the principal amount of $50,000. The Convertible Note was funded on March 15, 2018. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (March 15, 2020) at the option of the holder at the fixed conversion price of $0.20. The Convertible Note has a term of twenty-four (24) months and bears interest at 12% annually. As part of the transaction, ROBERDS was also issued a warrant granting the holder the right to purchase 25,000 shares of the Company’s common stock at an exercise price of $0.175 for a term of 3-years. Please see NOTE C – DISCONTINUED OPERATIONS for further information.

(xi)	On March 16, 2018, the Company executed a Convertible Note (the “Convertible Note”) payable to Ellen Bailey, (“BAILEY”) in the principal amount of $50,000. The Convertible Note was funded on March 16, 2018. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (March 16, 2020) at the option of the holder at the fixed conversion price of $0.20. The Convertible Note has a term of twenty-four (24) months and bears interest at 12% annually. As part of the transaction, BAILEY was also issued a warrant granting the holder the right to purchase 25,000 shares of the Company’s common stock at an exercise price of $0.175 for a term of 3-years. Please see NOTE C – DISCONTINUED OPERATIONS for further information.

(xii)	On November 30, 2017, the Company entered into a Debt Conversion Agreement with Chris or Lindsay Montag. Under the terms of the Agreement, the Company issued the Chris Montag 115,786 shares of common stock and a warrant to purchase 11,579 shares of the Company’s common stock at an exercise price of $0.20 for a term of three years in satisfaction of an outstanding loan in the amount of $20,841.

(xiii)	On November 30, 2017, the Company entered into a Debt Conversion Agreement with Jonja Maner. Under the terms of the Agreement, the Company issued the Ms. Maner 144,732 shares of common stock and a warrant to purchase 14,473 shares of the Company’s common stock at an exercise price of $0.20 for a term of three years in satisfaction of an outstanding loan in the amount of $26,052.

(xiv)	On November 30, 2017, the Company entered into a Debt Conversion Agreement with Mr. Beckham. Under the terms of the Agreement, the Company issued Mr. Beckham 115,786 shares of common stock and a warrant to purchase 11,579 shares of the Company’s common stock at an exercise price of $0.20 for a term of three years in satisfaction of an outstanding loan in the amount of $20,841.

(xv)	On November 30, 2017, the Company entered into a Debt Conversion Agreement with Ms. Haubert. Under the terms of the Agreement, the Company issued Ms. Haubert 205,000 shares of common stock and a warrant to purchase 20,500 shares of the Company’s common stock at an exercise price of $0.20 for a term of three years in satisfaction of an outstanding loan in the amount of $36,900.

(xvi)	On November 30, 2017, the Company entered into a Debt Conversion Agreement with Ms. Haubert. Under the terms of the Agreement, the Company issued Ms. Haubert 173,679 shares of common stock and a warrant to purchase 17,368 shares of the Company’s common stock at an exercise price of $0.20 for a term of three years in satisfaction of an outstanding loan in the amount of $31,262.

(xvii)	On November 30, 2017, the Company entered into a Debt Conversion Agreement with David Smith. Under the terms of the Agreement, the Company issued to the David Smith Trust 1,518,517 shares of common stock and a warrant to purchase 151,852 shares of the Company’s common stock at an exercise price of $0.20 for a term of three years in satisfaction of an outstanding loan in the amount of $273,333.

(xviii)	On November 30, 2017, the Company entered into a Debt Conversion Agreement with David Smith. Under the terms of the Agreement, the Company issued to Mr. Smith 2,436,067 shares of common stock and a warrant to purchase 243,607 shares of the Company’s common stock at an exercise price of $0.20 for a term of three years in satisfaction of an outstanding loan in the amount of $438,942.

(ixx)	On November 30, 2017, the Company entered into a Debt Conversion Agreement with Mary Williams. Under the terms of the Agreement, the Company issued the Ms. Williams 144,732 shares of common stock and a warrant to purchase 14,473 shares of the Company’s common stock at an exercise price of $0.20 for a term of three years in satisfaction of an outstanding loan in the amount of $26,052

To date, no warrants or options have been issued under shareholder approved plans and no shareholder approved plans currently exist. Please see NOTE I - CAPITAL STOCK for further information.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transfer Online, 512 SE Salmon St., Portland, OR 97214, Tel: (503) 227-2950 Fax: (503) 227-6874.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by McMurdo Law Group, LLC, Matthew McMurdo, Esq., 1185 Avenue of the Americas, 3rd Floor, New York, New York 10036. The financial statements for the years ended December 31, 2019 and 2018 for Deep Green Waste & Recycling, Inc. included in this prospectus and elsewhere in the registration statement have been audited by Michael T. Studer CPA P.C., 111 West Sunrise Highway, 2nd Floor, East Freeport, New York 11520, as indicated in its report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

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DIVIDEND POLICY

We have never paid any cash dividends on our common stock and anticipate that, for the foreseeable future, no cash dividends will be paid on our common stock.

DESCRIPTION OF BUSINESS

Organization

Deep Green Waste & Recycling, Inc. (f/k/a Critic Clothing, Inc.) (“Deep Green”, the “Company”, “we”, “us”, or “our”) is a publicly quoted shell company seeking to create value for its shareholders by seeking to acquire other operating entities for growth in return for shares of our common stock.

The Company was organized as a Nevada Corporation on August 24, 1995 under the name of Evader, Inc. On May 25, 2012, the Company filed its Foreign Profit Corporation Articles of Domestication to change the domicile of the Company from Nevada to Wyoming. On November 4, 2015, the Company filed an Amendment to its Articles of Incorporation to change the name of the Company to Critical Clothing, Inc. and on August 28, 2017 an Amendment was filed to change the Company name to Deep Green Waste & Recycling, Inc.

Deep Green was a full-service waste & recycling company that managed services to and logistics for large commercial properties throughout the continental U.S. The Company served retail malls and shopping centers, multi-family apartment and townhome communities, hospitals, hotels, correctional institutions, office parks and more. Our unique value proposition was in the design and execution of end-to-end waste management programs for our clients. Our programs not only saved money on direct waste disposal, lower administrative costs and equipment costs, but they also provided income from direct recycling rebates. We had a presence in over 30 states across all regions of the United States and served approximately 300 commercial customers.

On August 10, 2017, our majority shareholder and our board of directors approved an amendment to our Articles of Incorporation for the purpose of approving a reverse split of one to one thousand in which each shareholder will be issued one common share in exchange for every one thousand common shares of their currently issued common stock. Prior to approval of the reverse split, we had a total of 99,997,102,862 issued and outstanding shares of common stock, par value $0.0001. On September 27, 2017, the effective date of the reverse split, we had a total of 99,997,102 issued and 90,697,102 outstanding shares of common stock, par value $0.0001. Please see NOTE I - CAPITAL STOCK for further information.

On August 24, 2017, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Agreement”) with St. James Capital Management, LLC. Under the terms of the Agreement, the Company transferred and assigned all of the assets of the Company related to its extreme sports apparel design and manufacturing business in exchange for the assumption of certain liabilities and cancellation of 3,000,000,000 shares of common stock of the Company.

On August 24, 2017, the Company entered into a Merger Agreement (the “Merger Agreement”) with Deep Green Acquisition, LLC, a Georgia limited liability company and wholly owned subsidiary of the Company (“Merger Sub”) and Deep Green Waste and Recycling, LLC, a privately held Georgia limited liability company (“Deep Green Waste”). In connection with the closing of this merger transaction, Merger Sub merged with and into Deep Green Waste (the “Merger”) on August 24, 2017, with the filing of Articles of Merger with the Georgia Secretary of State.

On October 1, 2017, the Company acquired Compaction and Recycling Equipment Inc (CARE), a Portland, Oregon based company that sells and services waste and recycling equipment. The Company purchased 100% of the common stock for $902,700, of which $586,890 was paid in cash at closing and a promissory note was executed in the amount of $315,810. The note pays simple interest at the rate of 7% per annum on the outstanding balance due, amortized over forty-eight months and payable in quarterly installments, with the first payment being due on the first day of the first month following 90 days after closing.

On October 1, 2017, the Company acquired Columbia Financial Services Inc (CFSI), a Portland, Oregon based company that finances the purchases of waste and recycling equipment. Deep Green purchased 100% of the common stock for $597,300, of which $418,110 was paid in cash at closing and a promissory note was executed in the amount of $179,190. The note pays simple interest at the rate of 7% per annum on the outstanding balance due, amortized over forty-eight months and payable in quarterly installments, with the first payment being due on the first day of the first month following 90 days after closing.

On August 7, 2018, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Subsidiaries and Assumption of Obligations (the “Agreement”) with Mirabile Corporate Holdings, Inc. Under the terms of the Agreement, the Company transferred all capital stock of its two wholly owned subsidiaries, Compaction and Recycling Equipment, Inc. and Columbia Financial Services, Inc., to Mirabile Corporate Holdings, Inc. in exchange for the assumption and cancellation of certain liabilities. Please see NOTE C – DISCONTINUED OPERATIONS for additional information.

The Company re-launched its waste and recycling services operation and has begun to re-engage with customers, waste haulers and recycling centers, which are critical elements of its historically successful business model: designing and managing waste programs for commercial and institutional properties for cost savings, ease of operation, and minimal administrative stress for its clients

In order to further grow its business, the Company plans to:

●	expand its service offerings to provide additional sustainable waste management solutions that further minimize costs based on volume and content of waste streams, and methods of disposal, including landfills, transfer stations and recycling centers;

●	Acquire profitable waste and recycling services companies with similar or compatible and synergistic business models, that can help the Company achieve these objectives;

●	Offer innovative recycling services that significantly reduce the disposal of plastics, electronic wastes, food wastes, and hazardous wastes in the commercial property universe;

●	Establish partnerships with innovative universities, municipalities and companies; and

●	Attract investment funds who will actively work with the Company to achieve these goals and help the Company grow into a leading waste and recycling services supplier in North America.

Some potential merger/acquisition candidate have been identified and discussions initiated. These candidates are within the Company’s core business model, serving commercial properties, accretive to cash flow, and geographically favorable. While seeking to identify acquisition candidates, the Company seeks to identify target entities with a similar core business model or a model which naturally integrates with its own, and which are situated in opportunistic geographic locations.

We have unrestricted discretion in seeking and participating in a business opportunity, subject to the availability of such opportunities, economic conditions, and other factors.

The selection of a business opportunity in which to participate is complex and risky. Additionally, we have only limited resources and may find it difficult to locate good opportunities. There can be no assurance that we will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to us and our shareholders. We will select any potential business opportunity based on our management's best business judgment.

Our activities are subject to several significant risks, which arise primarily as a result of the fact that we have no specific business and may acquire or participate in a business opportunity based on the decision of management, which potentially could act without the consent, vote, or approval of our shareholders. The risks faced by us are further increased as a result of its lack of resources and our inability to provide a prospective business opportunity with significant capital.

Our principal executive office is located at 13110 NE 177th Place, Suite 293, Woodinville, WA 98072, our telephone number is (833) 304-7336 and our corporate website is located at www.deepgreenwaste.com.

For the year ended December 31, 2019, we raised an aggregate of $- from the sale of our securities. For the year ended December 31, 2019, we had net loss of $92,376 as compared to a net loss of $2,549,458 for the year ended December 31, 2018.

Our independent registered public accounting firm has issued an audit opinion for our Company, which includes an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern.

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Background: Deep Green Waste Recycling, Inc.

On December 16, 2019, the Company entered into a Consulting Agreement (the “Agreement”) with Sylios Corp (the “Consultant”). Under the terms of the Agreement, the Consultant is to assist the Company in the preparation of its Registration Statement on Form S-1, introduce the Company to a PCAOB audit firm and introduce potential funding sources. The term of the Agreement is for six months and the Consultant is to be paid compensation of $7,500. The Company made its first payment of $5,000 on January 13, 2020.

On December 4, 2019, the Company entered into an agreement with Lloyd Spencer as President and Chief Executive Officer. In connection with his appointment, the Company and Mr. Spencer entered into a written employment agreement (the “Employment Agreement”) for an initial three-year term, which provides for the following compensation terms for Mr. Spencer. Pursuant to the Employment Agreement, Mr. Spencer will receive a base salary of $10,000 per month starting when the corporation receives its first round of equity or debt financing. Mr. Spencer shall receive 500,000 restricted shares of the Company’s common stock on or before January 31, 2020 as a sign-on bonus. In addition, the Company shall issue to Mr. Spencer restricted shares in the form of stock grants equivalent to 6,120,000 shares of the Corporation’s Common Stock over a 3-year period. Stock Grant shares shall vest 170,000 shares each month after the Stock Grant date, December 4, 2019, over a three year period, except that all unvested Stock Grant shares shall vest immediately if the Corporation terminates Executive’s employment without Just Cause, or Executive resigns for Good Reason. The number of shares vested shall be adjusted in the event of subsequent stock splits.

On December 3, 2019, David Bradford submitted his resignation as President, Chief Executive Officer Secretary a member of the Board of Directors of the Company, effectively immediately. Mr. Bradford retained his role as Chief operating Officer of the Company.

On August 7, 2018, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Subsidiaries and Assumption of Obligations (the “Agreement”) with Mirabile Corporate Holdings, Inc. Under the terms of the Agreement, the Company transferred all capital stock of its two wholly owned subsidiaries, Compaction and Recycling Equipment, Inc. and Columbia Financial Services, Inc., to Mirabile Corporate Holdings, Inc. in exchange for the assumption and cancellation of certain liabilities. Please see NOTE C – DISCONTINUED OPERATIONS for additional information.

On June 11, 2018, Josh Beckham submitted his resignation as Chief Financial Officer of the Company, effectively immediately. Mr. Beckham did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On October 1, 2017, the Company acquired Compaction and Recycling Equipment Inc (CARE), a Portland, Oregon based company that sells and services waste and recycling equipment. The Company purchased 100% of the common stock for $902,700, of which $586,890 was paid in cash at closing and a promissory note was executed in the amount of $315,810. The note pays simple interest at the rate of 7% per annum on the outstanding balance due, amortized over forty-eight months and payable in quarterly installments, with the first payment being due on the first day of the first month following 90 days after closing.

On October 1, 2017, the Company acquired Columbia Financial Services Inc (CFSI), a Portland, Oregon based company that finances the purchases of waste and recycling equipment. Deep Green purchased 100% of the common stock for $597,300, of which $418,110 was paid in cash at closing and a promissory note was executed in the amount of $179,190. The note pays simple interest at the rate of 7% per annum on the outstanding balance due, amortized over forty-eight months and payable in quarterly installments, with the first payment being due on the first day of the first month following 90 days after closing.

On October 1, 2017, the Company entered into an Independent Contractor Agreement (the “Agreement”) with Gordon Borse (the “Contractor”). Under the terms of the Agreement, the Company was to pay the Contractor a fee of $5,000 per month for a term of four years. The Contractor was to provide services as a sales and business development consultant. The Company elected to terminate the Agreement on July 12, 2018.

On August 28, 2017, the Company filed an Amendment to its Articles of Incorporation to change the name of the Company to Deep Green Waste & Recycling, Inc.

On August 24, 2017, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Agreement”) with St. James Capital Management, LLC. Under the terms of the Agreement, the Company transferred and assigned all of the assets of the Company related to its extreme sports apparel design and manufacturing business in exchange for the assumption of certain liabilities and cancellation of 3,000,000,000 shares of common stock of the Company.

On August 24, 2017, the Company entered into a Merger Agreement (the “Merger Agreement”) with Deep Green Acquisition, LLC, a Georgia limited liability company and wholly owned subsidiary of the Company (“Merger Sub”) and Deep Green Waste and Recycling, LLC, a privately held Georgia limited liability company (“Deep Green Waste”). In connection with the closing of this merger transaction, Merger Sub merged with and into Deep Green Waste (the “Merger”) on August 24, 2017, with the filing of Articles of Merger with the Georgia Secretary of State.

On August 10, 2017, our majority shareholder and our board of directors approved an amendment to our Articles of Incorporation for the purpose of approving a reverse split of one to one thousand in which each shareholder will be issued one common share in exchange for every one thousand common shares of their currently issued common stock. Prior to approval of the reverse split, we had a total of 99,997,102,862 issued and outstanding shares of common stock, par value $0.0001. On September 27, 2017, the effective date of the reverse split, we had a total of 99,997,102 issued and 90,697,102 outstanding shares of common stock, par value $0.0001. Please see NOTE I - CAPITAL STOCK for further information.

On July 20, 2017, the Company filed an Amendment to its Articles of Incorporation to change the capital structure of the Company. The Company increased the number of shares of authorized common stock from 5,000,000,000 to 110,000,000,000.

On July 20, 2017, the Company filed an Amendment to its Articles of Incorporation to add Articles 13. Article 13 states: Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

On June 26, 2017, the Company entered into a conversion agreement with Saint James Capital Management LLC and agreed to convert 2,000,000 shares of the Company’s Series A Preferred Stock held by Saint James into a warrant to purchase 5,000,000 shares of the Company’s common stock at an exercise price of $0.30 per share and a term of three years. On August 23, 2017, the Company’s Board of Directors approved a reduction of the warrant exercise price from $0.30 to $0.20 per share.

On August 13, 2015, the Company filed an Amendment to its Articles of Incorporation to amend the designation of the Company’s Series A Preferred Stock (Series A”) so that the holders of the Series A may at their election convert each share of Series A into 1,000 shares of the Company’s common stock.

On November 4, 2015, the Company filed an Amendment to its Articles of Incorporation to change the name of the Company to Critical Clothing, Inc.

On December 8, 2014, the Company filed an Amendment to its Articles of Incorporation to change the capital structure of the Company. The Company increased the number of shares of authorized common stock from 1,800,000,000 to 5,000,000,000.

On August 14, 2014, the Company filed an Amendment to its Articles of Incorporation to change the capital structure of the Company. The Company decreased the number of shares of authorized common stock from 5,000,000,000 to 1,800,000,000 and also increased the number of authorized shares of preferred stock from 1,000,000 to 2,000,000.

On July 24, 2014, the Company filed an Amendment to its Articles of Incorporation to change the capital structure of the Company. The Company increased the number of shares of authorized common stock from 868.751.727 to 5,000,000,000 and also authorized 1,000,000 shares as preferred stock.

On May 25, 2012, the Company filed its Foreign Profit Corporation Articles of Domestication to change the domicile of the Company from Nevada to Wyoming.

On July 19, 2010, the Company filed a Certificate of Designation for a Convertible Preferred Series A Stock. Please see NOTE I - CAPITAL STOCK for further information.

On August 24, 1995, the Company filed its Articles of Incorporation with the State of Nevada under the name of Evader, Inc.

Fundraising and Previous Offerings

During the three months ended March 31, 2020 and twelve months ended December 31, 2019 and 2018, the Company raised $23,000, $0 and $285,000, respectively, through the issuance of Convertible Promissory Notes, Secured Notes or through Securities Purchase Agreements.

Employees and Consultants

As of the date of this Report, we have one full-time employee that serves in the roles of President/Chief Executive Officer/Corporate Secretary, two part time employees that serve in the roles of Chief Operating Officer and Interim Chief Financial Officer and one independent consultant. The Company anticipates that it will need to retain the services of additional management and key personnel in the near future to further its business plan.

Amount Spent on Research and Website Development

Deep Green Waste will invest a significant portion of its operating budget in the research and development of its newly formed or acquired subsidiaries. We expect to spend approximately $100,000 during the fiscal year ended December 31, 2020 on further development-related payroll, websites and expenses. We spent $0 on research and development-related salaries for the year ended December 31, 2019.

Insurance

In 2020, Deep Green Waste will begin offering health, dental and vision insurance to its employees at an estimated monthly cost of $4,000. Deep Green Waste also carries general liability insurance. We do not currently hold any other forms of insurance, including directors’ and officers’ insurance. Because we do not have any insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

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Trademarks

The success of our business depends on our continued ability to use our existing trade name in order to increase our brand awareness. In that regard, we believe that our trade name is valuable asset that is critical to our success. As of the date of this prospectus, we have not submitted a trademark application for our name, Deep Green Waste & Recycling or that of any of our subsidiaries. In the event the Company does file an application, there is no guarantee that the U.S. Patent and Trademark Office will grant us a trademark. The unauthorized use or other misappropriation of our trade name could diminish the value of our business concept and may cause a decline in our revenue.

Competitors, Methods of Completion, Competitive Business Conditions

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

In the event we are successful in an acquisition of a company in the waste management sector, we expect to encounter intense competition with large national waste management companies, counties and municipalities that maintain their own waste collection and disposal operations and regional and local companies of varying sizes and financial resources. The industry also includes companies that specialize in certain discrete areas of waste management, operators of alternative disposal facilities, companies that seek to use parts of the waste stream as feedstock for renewable energy and other by-products, and waste brokers that rely upon haulers in local markets to address customer needs. In recent years, the industry has seen some consolidation, though the industry remains intensely competitive. Operating costs, disposal costs and collection fees vary widely throughout the areas in which we operate. The prices that we charge are determined locally, and typically vary by volume and weight, type of waste collected, treatment requirements, risk of handling or disposal, frequency of collections, distance to final disposal sites, the availability of airspace within the geographic region, labor costs and amount and type of equipment furnished to the customer.

Competitors include: Waste Management (WM), Rubicon Global, Republic Services, Stericycle, Waste Connections, Casella Waste Systems, Bioenergy DevCo, PegEx, Recycle Track Systems and Liquid Environmental Solutions.

Legal Proceedings

From time to time we may be a defendant and plaintiff in various legal proceedings arising in the normal course of our business. We are currently not a party to any material pending legal proceedings or government actions, including any bankruptcy, receivership, or similar proceedings. In addition, management is not aware of any known litigation or liabilities involving the operators of our properties that could affect our operations. Should any liabilities be incurred in the future, they will be accrued based on management’s best estimate of the potential loss. As such, there is no adverse effect on our consolidated financial position, results of operations or cash flow at this time. Furthermore, Management of the Company does not believe that there are any proceedings to which any director, officer, or affiliate of the Company, any owner of record of the beneficially or more than five percent of the common stock of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

On June 20, 2018, Central Ohio Contractors, Inc. (“Plaintiff”) filed a complaint against Deep Green Waste & Recycling, LLC (“Defendant”) with the Common Pleas Court of Franklin County, Ohio, alleging that the Defendant failed to pay Plaintiff for services rendered from January through March 2018 in the amount of $32,580.73. On August 1, 2018, the Court issued a Default Judgment against the Company in the amount of $32,580.73 and court costs of $251. Said total is to draw interest at the legal rate of 4.0% interest per annum beginning on April 30, 2018. As of March 31, 2020, $32,580.73 principal plus all post-judgment interest remains due.

On October 30, 2018, CoreCivic of Tennessee, LLC (“Plaintiff”) filed a complaint against Deep Green Waste & Recycling, LLC (“Defendant”) with the Chancery Court for Davidson County, Tennessee at Nashville, alleging that the Defendant defaulted on its payment obligations in the amount of $411,210.42 under the Master Waste & Recycling Agreement entered into between the parties and dated May 4, 2017. On January 14, 2019, the Court issued a a Default Judgment Certificate against the Company in the amount of $411,210.42 principal, $11,942.00 in prejudgment interest and post-judgment interest until the judgment is paid in full for a per diem interest amount of $81.15. As of March 31, 2020, $423,152.42 principal plus all post-judgment interest remains due.

On December 17, 2018, Angelo’s Aggregate Materials, Ltd (“Plaintiff”) filed a complaint against Deep Green Waste & Recycling, LLC (“Defendant”) with the Circuit Court of the Sixth Judicial Circuit in and for Pinellas County, Florida, alleging that the Defendant failed to pay Plaintiff for services rendered from January 5, 2018 through March 31, 2018 in the amount of $29,777.41. On January 24, 2019, the Court issued a Default Judgment against the Company in the amount of $29,777.41, court costs in the sum of $510 and prejudgment interest from April 30, 2018 to January 30, 2019, in the sum of $1,349.62, computed at the statutory rate of 5.72% per annum, for the months of April through June 2018; 5.97% per annum for the months of July through September, 2018; 6.09% per annum for the months of October through December, 2018; and 6.33% per annum for the month of January 2019, for a total of $31,631.03, all which shall bear interest at the prevailing statutory rate of 6.33% per year from this date through December 31, 2019, for which let execution issue forthwith. As of March 31, 2020, $31,631.03 principal plus all post-judgment interest remains due.

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Sources and Availability of Raw Materials

We do not use raw materials in our business.

Seasonal Aspect of our Business

None of our products are affected by seasonal factors.

Reports to Security Holders

We are required to file reports and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings are available to you free of charge at the SEC’s web site at www.sec.gov. We are an electronic filer with the SEC and, as such, our information is available through the Internet site maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. This information may be found at www.sec.gov and posted on our website for investors at http://www.deepgreenwaste.com/overview/.

PROPERTIES

Our current office space is located at 13110 NE 177th Place., Suite 293, Woodinville, WA 98072. As our operations grow, we anticipate requiring additional space during the second quarter of 2020. We are currently entered into a month to month lease, but we believe will be at our current office space for the foreseeable future.

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We believe that our facilities are adequate for our current needs and that, if required, we will be able to expand our current space or locate suitable new office space and obtain a suitable replacement for our executive and administrative headquarters.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATION

Please read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto, as well as the “Risk Factors” and “Description of Business” sections included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors”.

Overview

Deep Green Waste & Recycling, Inc. (f/k/a Critic Clothing, Inc.) (“Deep Green”, the “Company”, “we”, “us”, or “our”) is a publicly quoted shell company seeking to create value for its shareholders by seeking to acquire other operating entities for growth in return for shares of our common stock.

The Company was organized as a Nevada Corporation on August 24, 1995 under the name of Evader, Inc. On May 25, 2012, the Company filed its Foreign Profit Corporation Articles of Domestication to change the domicile of the Company from Nevada to Wyoming. On November 4, 2015, the Company filed an Amendment to its Articles of Incorporation to change the name of the Company to Critical Clothing, Inc. and on August 28, 2017 an Amendment was filed to change the Company name to Deep Green Waste & Recycling, Inc.

Deep Green was a full-service waste & recycling company that managed services to and logistics for large commercial properties throughout the continental U.S. The Company served retail malls and shopping centers, multi-family apartment and townhome communities, hospitals, hotels, correctional institutions, office parks and more. Our unique value proposition was in the design and execution of end-to-end waste management programs for our clients. Our programs not only saved money on direct waste disposal, lower administrative costs and equipment costs, but they also provided income from direct recycling rebates. We had a presence in over 30 states across all regions of the United States and served approximately 300 commercial customers.

On August 10, 2017, our majority shareholder and our board of directors approved an amendment to our Articles of Incorporation for the purpose of approving a reverse split of one to one thousand in which each shareholder will be issued one common share in exchange for every one thousand common shares of their currently issued common stock. Prior to approval of the reverse split, we had a total of 99,997,102,862 issued and outstanding shares of common stock, par value $0.0001. On September 27, 2017, the effective date of the reverse split, we had a total of 99,997,102 issued and 90,697,102 outstanding shares of common stock, par value $0.0001. Please see NOTE I - CAPITAL STOCK for further information.

On August 24, 2017, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Agreement”) with St. James Capital Management, LLC. Under the terms of the Agreement, the Company transferred and assigned all of the assets of the Company related to its extreme sports apparel design and manufacturing business in exchange for the assumption of certain liabilities and cancellation of 3,000,000,000 shares of common stock of the Company.

On August 24, 2017, the Company entered into a Merger Agreement (the “Merger Agreement”) with Deep Green Acquisition, LLC, a Georgia limited liability company and wholly owned subsidiary of the Company (“Merger Sub”) and Deep Green Waste and Recycling, LLC, a privately held Georgia limited liability company (“Deep Green Waste”). In connection with the closing of this merger transaction, Merger Sub merged with and into Deep Green Waste (the “Merger”) on August 24, 2017, with the filing of Articles of Merger with the Georgia Secretary of State.

On October 1, 2017, the Company acquired Compaction and Recycling Equipment Inc (CARE), a Portland, Oregon based company that sells and services waste and recycling equipment. The Company purchased 100% of the common stock for $902,700, of which $586,890 was paid in cash at closing and a promissory note was executed in the amount of $315,810. The note pays simple interest at the rate of 7% per annum on the outstanding balance due, amortized over forty-eight months and payable in quarterly installments, with the first payment being due on the first day of the first month following 90 days after closing.

On October 1, 2017, the Company acquired Columbia Financial Services Inc (CFSI), a Portland, Oregon based company that finances the purchases of waste and recycling equipment. Deep Green purchased 100% of the common stock for $597,300, of which $418,110 was paid in cash at closing and a promissory note was executed in the amount of $179,190. The note pays simple interest at the rate of 7% per annum on the outstanding balance due, amortized over forty-eight months and payable in quarterly installments, with the first payment being due on the first day of the first month following 90 days after closing.

On August 7, 2018, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Subsidiaries and Assumption of Obligations (the “Agreement”) with Mirabile Corporate Holdings, Inc. Under the terms of the Agreement, the Company transferred all capital stock of its two wholly owned subsidiaries, Compaction and Recycling Equipment, Inc. and Columbia Financial Services, Inc., to Mirabile Corporate Holdings, Inc. in exchange for the assumption and cancellation of certain liabilities. Please see NOTE C – DISCONTINUED OPERATIONS for additional information.

12 MONTH MILESTONES TO IMPLEMENT BUSINESS OPERATIONS

The Milestones encompass what management believes the Company needs to accomplish to be successful. The Milestones are broken down by quarters and projected costs.

Assumptions:

Accounting/Audit related fees, edgar fees and legal and professional fees are compliance related and are not included within the Company’s Business milestones.

Quarterly Milestones:

A. 0-3 Months

○	Fund the “going fully reporting” event for Deep Green Waste & Recycling, Inc. inclusive of; accounting, audit, legal and regulatory fees through unsecured promissory notes

○	Alpha Testing of ECO, Deep Green’s Waste and Recycling Management Operations Software

○	Alpha Testing of SmartCompactor IoT Monitoring Devices and Software Portal

○	Review and upgrade of marketing materials, sales prospecting and tracking tools

○	Identify, initiate discussions, and begin due diligence on first two strategic acquisitions in preparation for presentation of Letter of Intent and negotiation of Purchase Agreement

○	Complete accounting including audit review for quarter end and file 10-Q at a cost of $5,000

○	Initiate back office support and logistics for waste management business, inclusive of identifying vendors and potential development sites for waste management facilities

○	Initiate search for sales representative and operations center specialist.

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B. 4-6 Months

○	Secure initial inventory of SmartCompactor IoT Monitoring Devices for use with new commercial waste clients

○	Beta Testing of SmartCompactor IoT Monitoring Devices and Software Portal and ECO Operations Software

○	Complete first acquisition in the waste and recycling management sector at an estimated cost of $800,000 through a mix of cash and stock

○	Hire ancillary staff to support the Company’s operations

○	Establish working relationships with food waste and next generation plastics recycling partners

○	Retain consultant for SEO (Search Engine Optimization) web services for the Company’s corporate website and that of its subsidiaries

○	Complete accounting including audit review for quarter end and file 10-Q at an estimated cost of $5,000

○	Appoint 1 additional Board member

○	We anticipate increased revenue during this quarter as a result of our first acquisition

○	Identify and complete due diligence on second acquisition candidate(s); prepare them for the acquisition and audit process

○	Initiate the development of waste management facility after appropriate location is identified

C. 7-9 Months

○	Hire interns and part-time experts to develop the Company’s supply chain and logistics infrastructure that will drive new business and revenues

○	Focus the Company’s sales and marketing efforts to help accelerate growth of the Company’s subsidiary sales and revenues

○	Complete accounting including audit review for quarter end and file 10-Q at an estimated cost of $5,000

○	Thorough evaluation of the Company’s business plan to date with a focus on profitability and sustainability

○	Perform website maintenance and upgrades at a projected cost of $2,000 for the quarter

○	We anticipate continued and increased revenue during this quarter from the operations of our subsidiary, acquisitions and facility developed internally

D. 10-12 Months

○	Complete second acquisition in the waste and recycling brokerage industry at an estimated cost of $1,500,000 through a mix of cash and stock

○	Review SEO plan and make changes as needed

○	Identify direct investments and/or acquisitions in private companies within the next generation plastics recycling partners sector with a potential investment amount of $100,000

○	Complete accounting including audit for year end and file 10-K at an estimated cost of $20,000

○	Develop business plan for years two and three

○	We anticipate continued and increased revenue during this quarter from the operations of our subsidiaries

○	Employee evaluations and changes if needed

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The below discussions are as of the date stated (unless specifically noted otherwise) and should be read in conjunction with financial statements and notes thereto for the applicable period referenced. These discussions may include information that has since changed and may not be consistent with other sections of this prospectus.

Recent Developments- For the three months ended March 31, 2020 and twelve months ended December 31, 2019

On March 6, 2020, the Company executed an Acknowledgement of the Assignment Agreement (the “Agreement”) entered into between Armada Investment Fund, LLC (“Assignee”) and Sylios Corp (“Assignor”) dated March 6, 2020. Under the terms of the Agreement, the Assignor assigned all of its rights under the Securities Purchase Agreement, Convertible Promissory Note, Stock Purchase Warrant Agreement and Registration Rights Agreement all dated January 13, 2020 issued by the Company to the Assignee. On March 12, 2020, the Company reissued the Assignee a Convertible Promissory Note in the amount of $23,000 and a Stock Purchase Warrant Agreement granting the holder the right to purchase 262,500 shares of common stock at an exercise price of $0.04 for a term of 5-years from the original issue date.

On February 4, 2020, the Company issued Bill Edmonds 25,000 shares of its Series B Convertible Preferred Stock in satisfaction of $25,000 of deferred compensation.

On January 24, 2020, the Company issued Lloyd Spencer 840,000 shares of its common stock as per the terms of the Employment Agreement entered into between the Company and Mr. Spencer dated December 4, 2019. The $33,600 estimated fair value of the 840,000 shares of common stock at January 24, 2020 will be charged to operations in the three months ended March 31, 2020. Please see NOTE K - COMMITMENTS AND CONTINGENCIES for further information.

On January 22, 2020, the Board of Directors unanimously approved the designation of a series of preferred stock to be known as “Series B Convertible Preferred Stock” (hereinafter “Series B”) with a par value of $0.0001 per share. Please see NOTE I - CAPITAL STOCK for further information.

On January 13, 2020, the Company entered into a Securities Purchase Agreement (the “Agreement”) with Sylios Corp (hereinafter “Sylios”) wherein the Company issued to Sylios a Convertible Promissory Note (the “Note”) in the amount of $23,000 ($3,000 OID). The Note has a term of one (1) year (due on January 13, 2021) and bears interest at 8% annually. As part and parcel of the foregoing transaction, Sylios was issued a warrant granting the holder the right to purchase up to 262,500 shares of the Company’s common stock at an exercise price of $0.04 for a term of 5-years. As part of the Note, the Company executed a Registration Rights Agreement (the “RRA”) dated January 13, 2020. Among other things, the RRA provides for the Company to file a Registration Statement with the SEC covering the resale of shares underlying the Note and the warrant and to have declared effective such Registration Statement. In the event that the Company doesn’t meet the registration requirements provided for in the RRA, the Company is obligated to pay to Sylios certain payments for such failures. The transaction closed on January 16, 2020. In addition, 6,000,000 shares of the Company’s common stock have been reserved at Transfer Online, the Company’s transfer agent, for Sylios for the issuance upon the conversion of the Note into shares of the Company’s common stock.

On January 9, 2020, the Company and Lloyd Spencer (the “Director”) entered into a Board of Directors Services Agreement whereby the Director shall receive compensation for serving on the Company’s Board of Directors equivalent to Five Thousand and no/100 dollars ($5,000.00) of the Company’s common stock, paid to the Director on the last calendar day of each fiscal quarter as long as Director continues to fulfill his duties and provide the services set forth above. The pricing of the stock to be delivered shall be calculated as: $5,000/(Closing stock price on the last calendar day of the fiscal quarter x 0.8). The Director shall begin receiving compensation for services rendered under this Agreement beginning during the first calendar quarter of 2020.

On January 9, 2020, the Company and Bill Edmonds (the “Director”) entered into a Board of Directors Services Agreement whereby the Director shall receive compensation for serving on the Company’s Board of Directors equivalent to Five Thousand and no/100 dollars ($5,000.00) of the Company’s common stock, paid to the Director on the last calendar day of each fiscal quarter as long as Director continues to fulfill his duties and provide the services set forth above. The pricing of the stock to be delivered shall be calculated as: $5,000/(Closing stock price on the last calendar day of the fiscal quarter x 0.8). The Director shall begin receiving compensation for services rendered under this Agreement beginning during the first calendar quarter of 2020.

On December 16, 2019, the Company entered into a Consulting Agreement (the “Agreement”) with Sylios Corp (the “Consultant”). Under the terms of the Agreement, the Consultant is to assist the Company in the preparation of its Registration Statement on Form S-1, introduce the Company to a PCAOB audit firm and introduce potential funding sources. The term of the Agreement is for six months and the Consultant is to be paid compensation of $7,500. The Company made its first payment of $5,000 on January 13, 2020.

On December 4, 2019, the Company entered into an agreement with Lloyd Spencer as President and Chief Executive Officer. In connection with his appointment, the Company and Mr. Spencer entered into a written employment agreement (the “Employment Agreement”) for an initial three-year term, which provides for the following compensation terms for Mr. Spencer. Pursuant to the Employment Agreement, Mr. Spencer will receive a base salary of $10,000 per month starting when the corporation receives its first round of equity or debt financing. Mr. Spencer shall receive 500,000 restricted shares of the Company’s common stock on or before January 31, 2020 as a sign-on bonus. In addition, the Company shall issue to Mr. Spencer restricted shares in the form of stock grants equivalent to 6,120,000 shares of the Corporation’s Common Stock over a 3-year period. Stock Grant shares shall vest 170,000 shares each month after the Stock Grant date, December 4, 2019, over a three year period, except that all unvested Stock Grant shares shall vest immediately if the Corporation terminates Executive’s employment without Just Cause, or Executive resigns for Good Reason. The number of shares vested shall be adjusted in the event of subsequent stock splits.

On December 3, 2019, David Bradford submitted his resignation as President, Chief Executive Officer Secretary a member of the Board of Directors of the Company, effectively immediately. Mr. Bradford retained his role as Chief operating Officer of the Company.

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Financing Needs

In order to fund our operations, we rely upon direct investments, partnerships and joint ventures with accredited investors. Once the Company becomes profitable, we intend to fund our operations from free cash flow.

At present, the Company only has sufficient funds to conduct its operations for three to six months. There can be no assurance that additional financing will be available in amounts or on terms acceptable to the Company, if at all.

If we are not successful in generating sufficient liquidity from Company operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on the Company’s business, results of operations liquidity and financial condition.

The Company presently does not have any available credit, bank financing or other external sources of liquidity. Due to its brief history and historical operating losses, the Company’s operations have not been a source of liquidity. The Company will need to obtain additional capital in order to expand operations and become profitable. In order to obtain capital, the Company may need to sell additional shares of its common stock or borrow funds from private lenders. There can be no assurance that the Company will be successful in obtaining additional funding.

The Company will need additional investments in order to continue operations. Additional investments are being sought, but the Company cannot guarantee that it will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. In the event there is a downturn in the U.S. stock and debt markets, this could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if the Company is able to raise the funds required, it is possible that it could incur unexpected costs and expenses, fail to collect significant amounts owed to it, or experience unexpected cash requirements that would force it to seek alternative financing. Further, if the Company issues additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders.

Discussion for the three months ended March 31, 2020 and March 31, 2019 (Unaudited):

Results of Operations:

For the Fiscal Year ended

	March 31, 2020	March 31, 2019	$ Change
Gross revenue	$-	$-	$-
Operating expenses	94,051	29,362	64,689
Loss from Operations	(94,051)	(40,231)	(53,820)
Other Income (Expense)	(37,505)	(24,515)	(12,990)
Net Income (Loss)	(131,556)	(67,745)	(63,811)
Net loss per share - basic and diluted	$(0.00)	$(0.02)	$-

Revenues

For the three months ended March 31, 2020 and 2019, we generated $0 and $0 revenue, respectively. We are a “shell” company and, therefore, have limited financial resources and limited operations until such time that we are able to consummate an acquisition/merger or begin to generate revenue from our own start up waste management services. We had limited cash on hand of $863 and a stockholders’ deficit of ($4,192,866) as of March 31, 2020. No assurances can be given that we will consummate an acquisition or merger transaction or that such transaction will provide sufficient revenue, achieve a profit, or obtain necessary financing to continue as a going concern.

In 2018, the Company’s revenue was derived from its operations as a full-service waste broker providing all traditional waste and recycling services as well as sales and rental of compacting and baling equipment. On August 7, 2018, the Company ceased its waste recycling business.

Operating Expenses

Our operating expenses were $94,051 and $29,362 for the three months ended March 31, 2020 and 2019, respectively.

We anticipate that our cost of revenues will increase in 2020 and for the foreseeable future as we continue to identify acquisition opportunities in the waste and recycling sector.

We incurred $0 and $0 in advertising expenses for the three months ended March 31, 2020 and 2019, respectively.

We incurred $43,600 and $0 in Payroll and related expenses for the three months ended March 31, 2020 and 2019. All wages during the years 2019 and 2018 were accrued. The Company anticipates that it will need to expand its management team with future acquisitions or joint ventures.

Loss from Operations

The Company’s loss from operations increased to $94,051 for the three months ended March 31, 2020 from $40,231 in 2019, an increase of $53,820.

Other Income (Expenses)

Other Income (Expenses) included derivative expense of $12,703 and interest expense of $24,802, for the three months ended March 31, 2020. Other Income (Expenses) included interest expense of $24,515, for the three months ended March 31, 2019.

Net Income (Loss)

For the three months ended March 31, 2020, our net loss increased to ($131,556), as compared to a net loss of ($67,745) for three months ended March 31, 2019, an increase of $63,811. The increase in net loss is attributed to the Company’s derivative liability expense and professional and consulting fees.

Discussion for the twelve months ended December 31, 2019 and December 31, 2018 (Audited):

Results of Operations:

For the Fiscal Year ended

	31-Dec-19	31-Dec-18	$ Change
Gross revenue	$-	$-	$-
Operating expenses	41,403	55,966	14,563
Loss from Operations	(41,403)	(55,966)	14,563
Other Income (Expense)	(50,973)	(774,289)	723,316
Net Income (Loss)	(92,376)	(2,549,458)	2,457,082
Net loss per share - basic and diluted	$(0.00)	$(0.02)	$0.02

Revenues

Since our inception on August 24, 1995, we have generated minimal revenue from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us and risks associated with the implementation of our business strategies.

For the year ended December 31, 2019, we generated $0 revenue as compared to revenue of $0 for the year ended December 31, 2018. In 2018, the Company’s revenue was derived from its operations as a full-service waste broker providing all traditional waste and recycling services as well as sales and rental of compacting and baling equipment. On August 7, 2018, the Company ceased its waste recycling business.

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Operating Expenses

Our operating expenses were $41,403 and $55,966 during fiscal years 2019 and 2018, respectively.

We anticipate that our cost of revenues will increase in 2020 and for the foreseeable future as we continue to identify acquisition opportunities in the waste and recycling sector.

We incurred $0 and $0 in advertising expenses during fiscal years 2019 and 2018, respectively.

We incurred $0 and $0 in Payroll and related expenses during fiscal years 2019 and 2018, respectively. All wages during the years 2019 and 2018 were accrued. The Company anticipates that it will need to expand its management team with future acquisitions or joint ventures.

Loss from Operations

The Company’s loss from operations decreased to $41,403 for fiscal year 2019 from $55,966 in 2018, a decrease of $14,563.

Other Income (Expenses)

Other Income (Expenses) included interest expense, interest income and gain on settlement of accounts payable in the amount of ($50,973) during fiscal year 2019 as compared to ($774,289) during fiscal year 2018. The decrease in other income (expenses) in fiscal year 2019 is attributed to the Company’s sale of its two operational subsidiaries, Compaction and Recycling Equipment, Inc. and Columbia Financial Services, Inc., on August 7, 2018.

Net Income (Loss)

For the fiscal year ended 2019, our net loss decreased to ($92,376), as compared to a net loss of ($2,549,458) for the year ended December 31, 2018, a decrease of $2,457,082. The decrease in net loss is attributed to the sale of its two operational subsidiaries, Compaction and Recycling Equipment, Inc. and Columbia Financial Services, Inc., on August 7, 2018.

Liquidity and Capital Resources

At March 31, 2020, we had current assets of approximately $863 and current liabilities of approximately $4,216,524 resulting in negative working capital of approximately $4,215,661, of which $2,941,128 was accounts payable and $106,980 was included in accrued interest. At March 31, 2020, we had total assets of $23,648 and total liabilities of $4,216,524 resulting in stockholders’ deficit of $4,192,876.

At December 31, 2019, we had current assets of approximately $3,410 and current liabilities of approximately $4,149,109 resulting in negative working capital of approximately $4,145,699, of which $2,919,628 was accounts payable and $105,325 was included in accrued deferred compensation. At March 31, 2020, we had total assets of $29,199 and total liabilities of $4,149,109 resulting in stockholders’ deficit of $4,119,910.

Accounts Payable

At March 31, 2020, the Company had accounts payable of $2,941,128 that consisted of $487,615 in default judgments due to prior vendors, $2,233,207 due to vendors for materials and services and $220,306 due for credit card obligations.

At December 31, 2019, the Company had accounts payable of $2,919,628 that consisted of $487,615 in default judgments due to prior vendors, $2,211,707 due to vendors for materials and services and $220,306 due for credit card obligations.

Debt

At March 31, 2020, the Company had outstanding debt of $891,509 that consisted of $888,109 of debt in technical default and $3,400 in loans payable to officers and directors. Please see NOTE F – DEBT for further information.

At December 31, 2019, the Company had outstanding debt of $881,109 that consisted of $888,109 of debt in technical default. Please see NOTE F – DEBT for further information.

Capital Raising

For the three months ended March 31, 2020 and the twelve months ended December 31, 2019, the Company raised $20,000 and $0 through the issuance of Convertible Promissory Notes or Securities Purchase Agreements, respectively.

Cash on Hand

Our cash on hand as of December 31, 2019 and December 31, 2018 was $735 and $1,694, respectively.

Satisfaction of Outstanding Liabilities

As of the date of this filing, the Company has a liability of $487,615 as a result of three (3) default judgments.  The Company intends to negotiate settlements and establish payment plans with each creditor that will satisfy these judgements. Nonetheless, some or all of the creditors may elect to bring further litigation to protect their claims or perfect their judgments.

The Company accrued customer deposits in the form of advance payments for waste management services that could not be delivered when the Company suspended operations in July 2018.  The Company intends to either resume waste management services with those customers or refund the advance payments through a repayment plan.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources to satisfy these outstanding liabilities. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business.

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We currently have no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

We are dependent on the sale of our securities to fund our operations and will remain so until we generate sufficient revenues to pay for our operating costs. Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If we are unable to raise the funds, we will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that we will be able to raise the capital we need for our operations from the sale of our securities. We have not located any sources for these funds and may not be able to do so in the future. We expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to cease operations. If we fail to raise funds, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. Please see NOTE L - GOING CONCERN UNCERTAINTY for further information.

Debt

Our Debt was $888,109 and $888,109 at December 31, 2019 and December 31, 2018, respectively. Included within the Debt was the following at December 31, 2019 and December 31, 2018:(i) Note payable to Seller of CARE in the amount of $315,810 dated October 20, 2017, interest at 7% per annum, payable in 16 quarterly installments of principal and interest commencing on January 1, 2018 and ending October 1, 2021; and (ii) Note payable to Seller of CFSI in the amount of $179,190 dated October 20, 2017, interest at 7% per annum, payable in 16 quarterly installments of principal and interest commencing on January 1, 2018 and ending October 1, 2021. The Company disputes these liabilities based on Seller’s misrepresentations in connection with the sale of CARE and CFSI to Deep Green effective October 1, 2017. The Company has not made any of the payments required under these notes.

Please see NOTE F – DEBT for further information.

Convertible Notes

On June 23, 2020, the Company issued GPL Ventures LLC (“GPL”) a Convertible Promissory Note (the “Note”) in the amount of One Hundred Thousand and NO/100 Dollars ($100,000).  The Note is convertible, in whole or in part, at any time and from time to time before maturity (June 23, 2021) at the option of the holder at the Conversion Price that shall equal the lesser of a) $0.01 or b) Sixty Percent (60%) of the lowest Trading Price (defined below) during the Valuation Period (defined below), and the Conversion Amount shall be the amount of principal or interest electively converted in the Conversion Notice. The total number of shares due under any conversion notice (“Notice Shares”) will be equal to the Conversion Amount divided by the Conversion Price. “Trading Price” means, for any security as of any date, any trading price on the OTC Markets, or other applicable trading market (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to Maker and Holder (i.e. Bloomberg) or, if the OTCBB is not the principal trading market for such security, the price of such security on the principal securities exchange or trading market where such security is listed or traded. The “Valuation Period” shall mean twenty (20) Trading Days, commencing on the first Trading Day following delivery and clearing of the Notice Shares in Holder’s brokerage account, as reported by Holder (“Valuation Start Date”). The Note has a term of one (1) year and bears interest at 10% annually. The Company and GPL also entered into a Registration Rights Agreement (“RRA”) that provides for the Company to file a Registration Statement with the SEC covering the resale of shares underlying the Note and the warrant and to have declared effective such Registration Statement. In the event that the Company doesn’t meet the registration requirements provided for in the RRA, the Company is obligated to pay GPL certain payments for such failures.

On March 12, 2020, the Company issued to Armada Investment Fund, LLC (“ARMADA”) a Convertible Promissory Note (the “Note”) in the amount of Twenty-Three Thousand and NO/100 Dollars ($23,000). On March 6, 2020, ARMADA entered into an Assignment Agreement (the “Agreement”) with Sylios Corp (“Assignor”). Under the terms of the Agreement, the Assignor sells, assigns, conveys and transfers its interest into the Securities Purchase Agreement, Convertible Promissory Note (principal amount of $23,000), Stock Purchase Warrant Agreement (262,500 shares of common stock) and Registration Rights Agreement (RRA”) entered into by the Assignor and Company all dated January 13, 2020. The Note is convertible, in whole or in part, at any time and from time to time before maturity (January 13, 2021) at the option of the holder at the Variable Conversion Price, shall equal the lesser of (i) 60% multiplied by the lowest Trading Price during the previous twenty (20) Trading Days before the Issue Date of this Note (representing a discount rate of 40%) or (ii) 60% multiplied by the Market Price (as defined herein) (representing a discount rate of 40%). “Market Price” means the lowest Trading Price (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. The Note has a term of one (1) year and bears interest at 8% annually. Among other things, the RRA provides for the Company to file a Registration Statement with the SEC covering the resale of shares underlying the Note and the warrant and to have declared effective such Registration Statement. In the event that the Company doesn’t meet the registration requirements provided for in the RRA, the Company is obligated to pay ARMADA certain payments for such failures.

Use of Cash

We had net cash provided (used) in operating activities for the years ended December 31, 2019 and December 31, 2018 of ($959) and ($234,951), respectively.

We had net cash (used) in investing activities for the years ended December 31, 2019 and December 31, 2018 of $0 and ($184,701), respectively.

We had net cash provided in financing activities for the years ended December 31, 2019 and December 31, 2018 of $0 and $138,967, respectively.

Required Capital Over the Next Twelve Months

We expect to incur losses from operations for the near future. We believe we will have to raise an additional $2,500,000 to fund our operations over the next twelve months, including roughly $50,000 to remain current in our filings with the SEC. The additional funds will be utilized for hiring ancillary staff and key personnel, corporate website and SEO development, acquisition(s) in the waste and recycling management sector and day to day operations.

Future financing may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, existing holders of our securities may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our securities.

If additional financing is not available or is not available on acceptable terms, we may be required to delay or alter our business plan based on available financing.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Critical Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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Recent Accounting Pronouncements

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s consolidated financial position, results of operations or cash flows. See the Notes to the Financial Statements for more information.

OTC Bulletin Board Considerations

As discussed elsewhere in this registration statement, the Company’s common stock is currently traded on the OTC Markets “PINK” under the symbol “DGWR.”

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Directors and Executive Officers

The names and ages of our Directors and Executive Officers are set forth below. Our By-Laws provide for not less than one Director. All Directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified. The officers are elected by our Board.

Name	Age	Position and Term
Lloyd Spencer	63	President, Chief Executive Officer and Director (Since 2019)
Bill Edmonds	52	Interim Chief Financial Officer and Chairman of the Board
David Bradford	72	Chief Operating Officer

Lloyd Spencer- President and Chief Executive Officer- Lloyd Spencer- President and Chief Executive Officer – Since December 2019, Lloyd Spencer has served as the Company’s President, Chief Executive Officer, Secretary, and as a member of the Company’s Board of Directors. From 2017 to 2019, Mr. Spencer served as Corporate Secretary of TraqIQ, Inc. From 2004 through 2016, Mr. Spencer served as Chairman and President of CoroWare, Inc. From 2002 to 2004, Mr. Spencer was Vice President of Sales at Planet Technologies, a systems integration company based in Germantown, MD. From 1996 to 2002, Mr. Spencer was Solutions Unit Manager and Group Product Manager at Microsoft in Redmond, Washington. Prior to Microsoft, Mr. Spencer served as Assistant Vice-President and Business Unit Manager at Newbridge Networks; and Product Line Manager at Sun Microsystems. Mr. Spencer began his career as a software development engineer at Hewlett-Packard Corporation in Cupertino, California. Mr. Spencer received his Bachelor of Science degree from Cornell University in 1980 with a major in Biology and Animal Science and with an emphasis in Immunogenetics.

Bill Edmonds- Interim Chief Financial Officer and Chairman of the Board- Bill Edmonds is the Chairman of the Board of Directors and serves as Interim Chief Financial Officer of Deep Green Waste & Recycling. He was the President of Deep Green Waste & Recycling, Inc from 2017 through 2019 and President of Deep Green Waste & Recycling, LLC from 2011 to 2017. Bill also served as President and Chief Financial Officer of Compaction and Recycling Equipment Inc. (CARE) and Columbia Financial Services Inc. (CFSI), from 2018 to 2020. Before starting Deep Green Waste & Recycling, Bill served as CFO and VP of Operations at International Environmental Management (IEM), a waste & recycling business that was focused exclusively on retail mall businesses. Prior to IEM, Bill spent several years in telecommunications in various leadership positions. Mr. Edmonds has an extensive background in Finance and is a CPA. He graduated from Georgia Tech University with a Bachelor of Science degree, and Emory University with an Executive Masters of Business Administration degree.

David Bradford- Chief Operating Officer- David Bradford serves as the Chief Operating Officer of Deep Green Waste & Recycling and is responsible for implementing acquisitions and improving operations. Mr. Bradford has served as the Company’s Chief Operating Officer since January 2016 and served as the interim Chief Executive Officer from 2019 through December 2019. Mr. Bradford devoted the majority of his senior management career to the telecommunications industry. From 1977 through 1987, Mr. Bradford served in executive positions at the Chicago Tribune’s broadcast and cable television divisions. Positions included Vice President and General Manager for Tribune Cable Communications, Vice President of Operations for WGN Electronic Systems, and Director of Strategic Planning for Tribune Cable and subsidiaries. At Tribune Cable, Mr. Bradford helped grow the company from a small 2,000 subscriber property to a major multiple system operator managing over 300,000 customers nationwide. Mr. Bradford brings three decades of successful customer based operating experience to the team as well as many years of participation, guidance, and oversight in numerous debt and equity financings, acquisitions, and strategic restructuring.

Family Relationships

There are no family relationships among the directors and executive officers.

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EXECUTIVE COMPENSATION

Executive Compensation

Summary Compensation Table

Name and Principal Position	Year	Salary- Paid or accrued ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

		(a)	(b)	(c)	(d)(5)			(e)

Lloyd Spencer- President, Chief Executive Officer, Secretary, Director (4)(6)	2020	0	0	0	0	0	0	0	0
	2019	0	0	0	0	0	0	0	0

Bill Edmonds- Interim Financial Officer, Chairman of the Board (1)(2)(6)	2020		0	0	0	0	0	0
	2019	6,886	0	0	0	0	0	0	6,886
	2018	60,125	0	0	0	0	0	0	60,125
	2017	212,333	0	0	0	0	0	0	212,333

David Bradford- Chief Operating Officer (1)(3)(6)	2020		0	0	0	0	0	0
	2019	217	0	0	0	0	0	0	217
	2018	38,100	0	0	0	0	0	0	38,100
	2017	127,381	0	0	0	0	0	0	127,381

Josh Beckham- Chief Financial Officer (5)(6)	2018	62,068	0	0	0	0	0	0	62,068

(1)	Messrs. Edmonds and Bradford entered into 5-year employment agreements with Deep Green Waste and Recycling, LLC on January 1, 2016, which were assigned and assumed by Deep Green Waste and Recycling, Inc. on August 24, 2017 following the closing of the Purchase and Conveyance Agreement between the Company and Deep Green Waste and Recycling, LLC.

(2)	On January 1, 2016, the Deep Green Waste & Recycling, LLC (the ‘LLC”) entered into an Employment Agreement (the “Agreement”) with Bill Edmonds as Managing Member, President and Chief Financial Officer. Mr. Edmonds became Chief Executive Officer of the Company in 2011. In connection with his appointment, the LLC and Mr. Edmonds entered into a written Agreement for an initial five-year term, which provides for the following compensation terms for Mr. Edmonds. Pursuant to the Agreement, Mr. Edmonds will receive a base salary of $200,000 per year, subject to increase of not less than 10% per year. The Company (i) shall remit payment of One Hundred Sixty Thousand Dollars ($160,000) of the Base Salary; and (ii) shall defer payment of Forty Thousand Dollars ($40,000) of the Base Salary, in a proportionate basis and allocated over each payment of the Base Salary so remitted (the “Deferred Base Salary”). The Deferred Base Salary shall earn seven percent (7%) simple interest per annum until paid in full. The Executive, in his sole and absolute discretion, shall determine when and how Deferred Base Salary shall be paid, without limitation; and may also elect to acquire additional ownership interest in the LLC in exchange for all or any portion of the Deferred Base Salary then outstanding, at the lesser of (i) the then-current value of the ownership interest in the LLC; or (ii) the price at which ownership interest in the LLC was most recently purchased by any party, including the LLC. Mr. Edmonds is eligible for a cash bonus equal to 2.5% of Adjusted EBITDA over $2,000,000 at the end of each respective annual period. On July 17, 2017, Mr. Bradford and the LLC agreed to amend the terms of the Agreement, as follows: (i) upon initiation of its Incentive Stock Plan, the LLC hereby grants the Executive an additional two and one-fourth percent (2.25%) ownership interest in the LLC, with 0.5625% granted upon the date of initiation and 0.5625% granted on the anniversary date of the ISP for each of the following three years, and (ii) for each year of the Agreement in which the LLC’s after-tax profits exceed $2,00000,000, the LLC will pay the Executive a Discretionary Incentive Bonus of no less than two and one half percent (2.5%) of the LLC’s after-tax profits, as determined by the LLC’s independent certified public accountant(s) in accordance with generally accepted accounting principles. On August 24, 2017, simultaneous with the entry into the Merger Agreement between Deep Green Waste & Recycling, LLC, Critic Clothing, Inc. and Deep Green Acquisition, LLC dated August 24, 2017, Deep Green Waste & Recycling, Inc. (the “Company”)(f/k/a Critic Clothing, Inc.) entered into an Assignment and Assumption Agreement of Mr. Bradford’s Agreement.

(3)	On January 1, 2016, Deep Green Waste & Recycling, LLC (the “LLC”) entered into an Employment Agreement (the “Agreement”) with David A. Bradford as Chief Operating Officer. In connection with his appointment, the LLC and Mr. Bradford entered into a written Agreement for an initial five-year term, which provides for the following compensation terms for Mr. Bradford. Pursuant to the Agreement, Mr. Bradford will receive a base salary of $108,000 per year, subject to increase of not less than 10% per year. The LLC (i) shall remit payment of Eighty-Four Thousand Dollars ($84,000) of the Base Salary; and (ii) shall defer payment of Twenty-Four Thousand Dollars ($24,000) of the Base Salary, in a proportionate basis and allocated over each payment of the Base Salary so remitted (the “Deferred Base Salary”). The Deferred Base Salary shall earn seven percent (7%) simple interest per annum until paid in full. The Executive, in his sole and absolute discretion, shall determine when and how the Deferred Base Salary shall be paid, without limitation; and may also elect to acquire additional ownership interest in the LLC in exchange for all or any portion of the Deferred Base Salary then outstanding, at the lesser of (i) the then-current value of the ownership interest in the Company; or (ii) the price at which ownership interest in the LLC was most recently purchased by any party, including the LLC. Mr. Bradford is eligible for a cash bonus equal to 1.5% of Adjusted EBITDA over $2,000,000 at the end of each respective annual period. As an inducement to the Executive to enter into this Agreement, the LLC hereby granted the Executive an initial three and one-half percent (3.5%) ownership interest in the LLC. In addition, the executive has the right to purchase equity at the most recently traded rate. In 2016, the executive converted $19,947 of deferred compensation to 4.76% members’ equity. On July 17, 2017, Mr. Bradford and the LLC agreed to amend the terms of the Agreement, as follows: (i) upon initiation of its Incentive Stock Plan, the LLC hereby grants the Executive an additional one and one half percent (1.5%) ownership interest in the LLC, with 0.375% granted upon the date of initiation and 0.375% granted on the anniversary date of the ISP for each of the following three years, and (ii) for each year of the Agreement in which the Company’s after-tax profits exceed $2,000,000, the LLC will pay the Executive a Discretionary Incentive Bonus of no less than one and one-half percent (1.5%) of the LLC’s after-tax profits, as determined by the LLC’s independent certified public accountant(s) in accordance with generally accepted accounting principles. On August 24, 2017, simultaneous with the entry into the Merger Agreement between Deep Green Waste & Recycling, LLC, Critic Clothing, Inc. and Deep Green Acquisition, LLC dated August 24, 2017, Deep Green Waste & Recycling, Inc. (the “Company”)(f/k/a Critic Clothing, Inc.) entered into an Assignment and Assumption Agreement of Mr. Bradford’s Agreement. On December 3, 2019, Mr. Bradford submitted his resignation as President, Chief Executive Officer, Secretary and as a member of the Board of Directors of the Company, effectively immediately. Mr. Bradford retained his role as Chief Operating Officer of the Company.

(4)	On December 4, 2019, the Company entered into an agreement with Lloyd Spencer as President and Chief Executive Officer. In connection with his appointment, the Company and Mr. Spencer entered into a written employment agreement (the “Employment Agreement”) for an initial three-year term, which provides for the following compensation terms for Mr. Spencer. Pursuant to the Employment Agreement, Mr. Spencer will receive a base salary of $10,000 per month starting when the corporation receives its first round of equity or debt financing. Mr. Spencer shall receive 500,000 restricted shares of the Company’s common stock on or before January 31, 2020 as a sign-on bonus. In addition, the Company shall issue to Mr. Spencer restricted shares in the form of stock grants equivalent to 6,120,000 shares of the Corporation’s Common Stock over a 3-year period. Stock Grant shares shall vest 170,000 shares each month after the Stock Grant date, December 4, 2019, over a three year period, except that all unvested Stock Grant shares shall vest immediately if the Corporation terminates Executive’s employment without Just Cause, or Executive resigns for Good Reason. The number of shares vested shall be adjusted in the event of subsequent stock splits.

(5)	On February 1, 2018, the Company entered into an employment agreement with Josh Beckham. The agreement stipulates that Mr. Beckham shall be employed as Chief Financial Officer of the Company. This Agreement shall be for a period of four years (the “Initial Term”), commencing upon the date of this Agreement and expiring on midnight of the last night immediately preceding the first day of the fifth (5th) year thereafter, and extended for additional one (1) year “Terms”, unless at least six (6) months prior to the expiration of the then-current Term, written notice is delivered by the party desiring to terminate the Agreement to the other party stating that the Agreement will terminate and not be extended. This Agreement is also subject to early termination, as provided for within the agreement. Mr. Beckham shall receive a salary of One Hundred Twenty-Eight Thousand Dollars ($128,000) per annum and shall be increased not less than ten percent (10%) and not more than the greater of (i) twenty percent (20%) of the most recent Base Salary; or (ii) a percentage equal to an increase in the Company’s Enterprise Value over the most recently ended calendar year. For purposes of this Agreement, “Enterprise Value” shall mean 1.2 times the Company’s gross annual revenue, net only of any taxes collected for and remitted to a governing body, and less the Company’s total liabilities, as reflected on the Company’s balance sheet. As an inducement to Mr. Beckham to enter into this Agreement, the Company hereby grants the Executive a vesting ownership interest in the Company. The Company shall grant the Executive 800,000 shares of the Company’s common stock, 200,000 shares of which will vest immediately upon commencement of employment, and 200,000 shares of which will vest on each of the three subsequent anniversary dates of employment in which the Executive is in the employ of the Company. In addition, on the first anniversary of employment, the Company will pay Mr. Beckham a “Stay” Bonus equal to ten percent (10%) of the Executive’s first year salary of $128,000. For each year of the Agreement in which the Company’s after-tax profits exceed Five Hundred Thousand Dollars ($500,000.00) the Company will pay the Executive a Discretionary Incentive Bonus of no less than three percent (3%) of the Company’s after-tax profits, as determined by the Company’s independent certified public accountant(s) in accordance with generally accepted accounting principles. At the Executive’s sole and absolute election, any Discretionary Incentive Bonus shall be paid in any combination (i) of cash; (ii) pursuant to a deferred cash compensation arrangement; (iii) in ownership interest; and/or; (iv) in Options. On June 11, 2018, Mr. Beckham submitted his resignation as Chief Financial Officer of the Company, effective immediately.

(6)	The values shown in this column represent the aggregate grant date fair value of equity-based awards granted during the fiscal year, in accordance with ASC 718, “Share Based-Payment”. The fair value of the stock options at the date of grant was estimated using the Black-Scholes option-pricing model, based on the assumptions described in the Notes to Financial Statements included in this Registration Statement filed on Form S-1.

(a)	Accrued salary and salary paid.

(b)	Accrued bonus to employee for execution of employment agreement.

(c)	Delivery of common stock to employee for execution of employment agreements.

(d)	Options issued to employee for execution of employment agreement. More details on Options noted under Employment Agreements section below.

(e)	Equity compensation received as a Director of the Company.

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We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.

Except as indicated below, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers listed above.

Equity Compensation, Pension or Retirement Plans

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Audit Committee

Presently, our Board of Directors is performing the duties that would normally be performed by an audit committee. We intend to form a separate audit committee, and plan to seek potential independent directors. In connection with our search, we plan to appoint an individual qualified as an audit committee financial expert.

Options/SARS Grants During Last Fiscal Year

None.

Directors’ Compensation

On January 9, 2020, the Company and Lloyd Spencer (the “Director”) entered into a Board of Directors Services Agreement whereby the Director shall receive compensation for serving on the Company’s Board of Directors equivalent to Five Thousand and no/100 dollars ($5,000.00) of the Company’s common stock, paid to the Director on the last calendar day of each fiscal quarter as long as Director continues to fulfill his duties and provide the services set forth above. The pricing of the stock to be delivered shall be calculated as: $5,000/(Closing stock price on the last calendar day of the fiscal quarter x 0.8). The Director shall begin receiving compensation for services rendered under this Agreement beginning during the first calendar quarter of 2020.

On January 9, 2020, the Company and Bill Edmonds (the “Director”) entered into a Board of Directors Services Agreement whereby the Director shall receive compensation for serving on the Company’s Board of Directors equivalent to Five Thousand and no/100 dollars ($5,000.00) of the Company’s common stock, paid to the Director on the last calendar day of each fiscal quarter as long as Director continues to fulfill his duties and provide the services set forth above. The pricing of the stock to be delivered shall be calculated as: $5,000/(Closing stock price on the last calendar day of the fiscal quarter x 0.8). The Director shall begin receiving compensation for services rendered under this Agreement beginning during the first calendar quarter of 2020.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of July 7, 2020, with respect to any person (including any “group”, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who is known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, and as to those shares of our equity securities beneficially owned by each of our directors and executive officers and all of our directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to our directors and executive officers, is based on a review of statements filed with the Securities and Exchange commission (the “Commission”) pursuant to Sections 13 (d), 13 (f), and 13 (g) of the Exchange Act with respect to our common stock. As of July 7, 2020, there were 105,891,540 shares of common stock outstanding, 10,000,000 common shares to be issued under the Convertible Note between the Company and GPL Ventures, LLC dated June 23, 2020, 6,000,000 common shares to be issued under the Convertible Note between the Company and Armada Investment Fund, LLC dated March 12, 2020, 262,500 shares of common stock to be issued under the Common Stock Purchase Warrant Agreement between the Company and Armada Investment Fund, LLC dated March 12, 2020, 25,000 shares of common stock to be issued under the Common Stock Purchase Warrant Agreement between the Company and Anna & Michele Castoro dated October 30, 2017, 25,000 shares of common stock to be issued under the Common Stock Purchase Warrant Agreement between the Company and John Figiolini dated October 30, 2017, 425,000 shares of common stock to be issued under the Common Stock Purchase Warrant Agreement between the Company and John Tirante Financial, Ltd dated October 30, 2017, 25,000 shares of common stock to be issued under the Common Stock Purchase Warrant Agreement between the Company and John Torey Gault dated October 30, 2017, 200,000 shares of common stock to be issued under the Common Stock Purchase Warrant Agreement between the Company and White Crest assets, LLC dated October 20, 2017, 5,000,000 shares of common stock to be issued under the Common Stock Purchase Warrant Agreement between the Company and St. James Capital Management, LLC dated June 25, 2017, 25,000 shares of common stock to be issued under the Common Stock Purchase Warrant Agreement between the Company and Transglobal Finance, Inc. dated November 20, 2017, 14,473 shares of common stock to be issued under the Common Stock Purchase Warrant Agreement between the Company and Mary Williams dated November 30, 2017, 14,473 shares of common stock to be issued under the Common Stock Purchase Warrant Agreement between the Company and Jonja Maner dated November 30, 2017, 11,579 shares of common stock to be issued under the Common Stock Purchase Warrant Agreement between the Company and Chris Montag dated November 30, 2017, 11,579 shares of common stock to be issued under the Common Stock Purchase Warrant Agreement between the Company and Josh Beckham dated November 30, 2017, 20,500 shares of common stock to be issued under the Common Stock Purchase Warrant Agreement between the Company and Virginia Haubert dated November 30, 2017, 151,852 shares of common stock to be issued under the Common Stock Purchase Warrant Agreement between the Company and David Smith dated November 30, 2017, 243,607 shares of common stock to be issued under the Common Stock Purchase Warrant Agreement between the Company and the Smith Trust dated November 30, 2017, 17,368 shares of common stock to be issued under the Common Stock Purchase Warrant Agreement between the Company and Virginia Haubert dated November 30, 2017, 30,000 shares of common stock to be issued under the Common Stock Purchase Warrant Agreement between the Company and Mary Williams dated February 19, 2018, 25,000 shares of common stock to be issued under the Common Stock Purchase Warrant Agreement between the Company and C. Alvin Roberds, Jr. dated March 16, 2018 and 25,000 shares of common stock to be issued under the Common Stock Purchase Warrant Agreement between the Company and Ellen Bailey dated March 16, 2018. The number of common shares outstanding used in computing the percentages is 128,444,471.

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The number of shares of common stock beneficially owned by each person is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

The table below shows the number of shares beneficially owned as of July 7, 2020 by each of our individual directors and executive officers, by other holders of 5% or more of the outstanding stock and by all our current directors and executive officers as a group.

	Common Stock	Percentage of
	Beneficially	Common Stock
Name of Beneficial Owner (1)	Owned	(3)
Lloyd Spencer (3)(4)	840,000	* %
Bill Edmonds (5)(6)	62,906,800	48.98%
David Bradford (7)(8)	12,005,400	9.35%
David Smith (11)	7,351,393	5.72%
GPL Ventures, LLC (9)(10)	10,000,000	7.79%

Officers and Directors as a Group	75,752,200	58.98%

●	Equals less than 1%

(1)

Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of July 7, 2020 are deemed outstanding for computing percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any person. Percentages are based on a total of shares of common stock outstanding on July 7, 2020, and the shares issuable upon exercise of options, warrants exercisable, and debt convertible on or within 60 days of July 7, 2020.

(2)	The number of common shares outstanding used in computing the percentages is 128,444,471.

(3)	Included within Lloyd Spencer’s beneficial ownership includes 840,000 shares of common stock issued to Mr. Spencer as per the terms of the Employment Agreement entered into between the Company and Mr. Spencer dated December 4, 2019.

(4)	The address for Mr. Spencer is 13110 NE 177th Place, Suite 293, Woodinville, WA 98072.

(5)	Included within Bill Edmonds’ beneficial ownership includes 62,906,800 shares of common stock issued to Mr. Edmonds in exchange for membership units held by Mr. Edmonds, issued by Deep Green Waste & Recycling, LLC, in the Merger Agreement by and between Deep Green Waste & Recycling, LLC, Critic Clothing, Inc. and Deep Green Acquisition, LLC dated August 24, 2017.

(6)	The address for Mr. Edmonds is 13110 NE 177th Place, Suite 293, Woodinville, WA 98072.

(7)	Included within David Bradford’s beneficial ownership includes 12,005,400 shares of common stock issued to Mr. Bradford in exchange for membership units held by Mr. Bradford, issued by Deep Green Waste & Recycling, LLC, in the Merger Agreement by and between Deep Green Waste & Recycling, LLC, Critic Clothing, Inc. and Deep Green Acquisition, LLC dated August 24, 2017.

(8)	The address for Mr. Bradford is 13110 NE 177th Place, Suite 293, Woodinville, WA 98072.

(9)

Included within GPL Ventures, LLC’s (“GPL”) beneficial ownership includes 10,000,000 shares of the Company’s common stock to be issued upon the conversion of the Convertible Promissory Note dated June 23, 2020.

(10)	The address for GPL Ventures, LLC is One Penn Plaza, Suite 6196, New York, NY 10119 and its principal is Alex Dillon.

(11)	Included within David Smith’s beneficial ownership includes 3,001,350 shares of common stock issued to Mr. Smith in exchange for membership units held by Mr. Smith, issued by Deep Green Waste & Recycling, LLC, in the Merger Agreement by and between Deep Green Waste & Recycling, LLC, Critic Clothing, Inc. and Deep Green Acquisition, LLC dated August 24, 2017, 2,436,067 shares of common stock issued as per the terms of the Debt Conversion Agreement dated November 30, 2017, 1,518,517 shares of common stock held in the name of the David Smith Trust issued as per the terms of the Debt Conversion Agreement dated November 30, 2017, 151,852 shares of common stock issuable upon exercise of the warrant issued to Mr. Smith on November 30, 2017 and 243,607 shares of common stock issuable upon exercise of the warrant issued to the Smith Trust on November 30, 2017.

(12)	The address for Mr. Smith and the David Smith Trust is 550 Brayford Way, Suwanee, GA 30024.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information

The Common Stock of the Company is currently trading on the OTC Markets “PINK” under the symbol “DGWR.” The following information reflects the high and low closing prices of the Company’s common stock on the OTC Markets “PINK.”

Quarterly period	High	Low
Fiscal year ended December 31, 2019:
First Quarter	$0.10	$0.03
Second Quarter	$0.0491	$0.01
Third Quarter	$0.04	$0.01
Fourth Quarter	$0.18	$0.0025

Fiscal year ended December 31, 2019:
First Quarter	$0.72	$0.35
Second Quarter	$0.40	$0.15
Third Quarter	$0.18	$0.05
Fourth Quarter	$0.10	$0.0177

Holders

As of March 31, 2020, the approximate number of stockholders of record of the Common Stock of the Company was 301.

Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

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Indemnification for Securities Act Liabilities

Our Certificate of Incorporation provides to the fullest extent permitted by Florida Law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation is to eliminate our rights and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By-Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock we and the selling stockholders are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock, you should refer to the registration statement and to its exhibits. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Legal Proceedings

We know of no pending proceedings to which any director, member of senior management, or affiliate is either a party adverse to us or has a material interest adverse to us.

●	None of our executive officers or directors have (i) been involved in any bankruptcy proceedings within the last five years, (ii) been convicted in or has pending any criminal proceedings (other than traffic violations and other minor offenses), (iii) been subject to any order, judgment or decree enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity or (iv) been found to have violated any Federal, state or provincial securities or commodities law and such finding has not been reversed, suspended or vacated.

Experts

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by McMurdo Law Group, LLC. The financial statements for the years ended December 31, 2019 and 2018 for Deep Green Waste & Recycling, Inc. included in this prospectus and elsewhere in the registration statement have been audited by Michael T. Studer CPA P.C., as indicated in its report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

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Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

CORPORATE GOVERNANCE

Governance of Our Company

We seek to maintain high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our shareholders well and maintaining our integrity in the marketplace. Our corporate governance guidelines and code of business conduct, together with our Articles of Incorporation, Bylaws and the charters for each of our Board committees, form the basis for our corporate governance framework. We also are subject to certain provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC. The full text of the Code of Conduct is available on our website at https://www.deepgreenwaste.com

Our Board of Directors

Our Board currently consists of two members. The number of directors on our Board can be determined from time to time by action of our Board.

Our Board believes its members collectively have the experience, qualifications, attributes and skills to effectively oversee the management of our Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Company, a willingness to devote the necessary time to their Board and committee duties, a commitment to representing the best interests of the Company and our stockholders and a dedication to enhancing stockholder value.

Risk Oversight. Our Board oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. Each of our Board committees also coordinates oversight of the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. The Board also is provided updated by the CEO and other executive officers of the Company on a regular basis.

Shareholder Communications. Although we do not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us at 13110 NE 177th Place, Suite 293, Woodinville, WA 98072, Attention: Investor Relations or via e-mail communication at info@deepgreenwaste.com. Shareholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate. Please note that the foregoing communication procedure does not apply to (i) shareholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

Board Committees

None.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth expenses (estimated except for the NASDAQ Listing Fee, SEC registration fees and FINRA notice fee) in connection with the offering described in the Registration Statement:

SEC registration fees	$193.18
Legal fees and expenses	$5,000
Accountants fees and expenses	$30,000
TOTAL	$35,193.18

Item 14. Indemnification of Directors and Officers.

The Certificate of Incorporation of the Company provides that:

●	The Corporation shall indemnify a director or officer of the Corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or office was a party because the director or officer is or was a director or officer of the Corporation against reasonable attorney fees and expenses incurred by the director or officer in connection with the proceeding. The Corporation may indemnify an individual made a party to a proceeding because the individual is or was a director, officer, employee or agent of the Corporation against liability if authorized in the specific case after determination, in the manner required by the board of directors, that indemnification of the director, officer, employee or agent, as the case may be, is permissible in the circumstances because the director, officer, employee or agent has met the standard of conduct set forth by the board of directors. The indemnification and advancement of attorney fees and expenses for directors, officers, employees and agents of the Corporation shall apply when such persons are serving at the Corporation’s request while a director, officer, employee or agent of the Corporation, as the case may be, as a director, officer, partner, trustee, employee or agent of another foreign or domestic Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not for profit, as well as in their official capacity with the Corporation. The Corporation also may pay for or reimburse the reasonable attorney fees and expenses incurred by a director, officer, employee or agent of the Corporation who is a party to a proceeding in advance of final disposition of the proceeding. The Corporation also may purchase and maintain insurance on behalf of an individual arising from the individual’s status as a director, officer, employee or agent of the Corporation, whether or not the Corporation would have power to indemnify the individual against the same liability under the law. All references in these Articles of Incorporation are deemed to include any amendment or successor thereto. Nothing contained in these Articles of Incorporation shall limit or preclude the exercise of any right relating to indemnification or advance of attorney fees and expenses to any person who is or was a director, officer, employee or agent of the Corporation or the ability of the Corporation otherwise to indemnify or advance expenses to any such person by contract or in any other manner. If any word, clause or sentence of the foregoing provisions regarding indemnification or advancement of the attorney fees or expenses shall be held invalid as contrary to law or public policy, it shall be severable and the provisions remaining shall not be otherwise affected. All references in these Articles of Incorporation to “director”, “officer”, “employee”, and “agent” shall include the heirs, estates, executors, administrators and personal representatives of such persons.

Any indemnification as outlined above is not exclusive of any other rights to indemnification afforded by Florida law.

Item 15. Recent Sales of Unregistered Securities.

Each of the below transactions were exempt from the registration requirements of the Securities Act in reliance upon Rule 701 promulgated under the Securities Act, Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

Common Stock

For the three months ended March 31, 2020 and fiscal years ended in December 31, 2019 and December 31, 2018, the Company issued and/or sold the following unregistered securities:

Quarter ended March 31, 2020

On January 24, 2020, the Company issued Lloyd Spencer 840,000 shares of its common stock with an estimated fair value of $33,600 as per the terms of the Employment Agreement entered into between the Company and Mr. Spencer dated December 4, 2019.

2019

None.

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2018

On January 17, 2018, the Company issued 1,000,000 shares of its common stock to Antevorta Capital Partners, Ltd for a conversion in the amount of $15,000 principal against the note issued to Online Business Services, Inc. dated August 15, 2013.

On January 19, 2018, the Company issued 1,000,000 shares of its common stock to Antevorta Capital Partners, Ltd for a conversion in the amount of $15,000 principal against the note issued to Business Direct, Inc. dated May 13, 2010 and as amended on August 24, 2017.

On March 6, 2018, the Company issued 1,000,000 shares of its common stock to Antevorta Capital Partners, Ltd for a conversion in the amount of $15,000 principal against the note issued to Online Business Services, Inc. dated August 15, 2013.

On March 23, 2018, the Company issued 3,666,667 shares of its common stock to Antevorta Capital Partners, Ltd for a conversion in the amount of $55,000 principal against the note issued to Online Business Services, Inc. dated August 15, 2013.

On April 18, 2018, the Company issued 2,633,333 shares of its common stock to Antevorta Capital Partners, Ltd for a conversion in the amount of $39,850 principal against the note issued to Business Direct, Inc. dated May 13, 2010 and as amended on August 24, 2017.

On April 5, 2018, the Company issued 115,786 shares of its common stock to Chris Montag as per the terms of the Debt Conversion Agreement dated July 27, 2017 in satisfaction of $20,841 principal and interest.

On April 5, 2018, the Company issued 378,679 shares of its common stock to Virginia Haubert as per the terms of the Debt Conversion Agreement dated July 27, 2017 in satisfaction of $68,162 principal and interest.

On April 5, 2018, the Company issued 144,732 shares of its common stock to Jonja Maner as per the terms of the Debt Conversion Agreement dated July 27, 2017 in satisfaction of $26,052 principal and interest.

On April 5, 2018, the Company issued 144,732 shares of its common stock to Mary Williams as per the terms of the Debt Conversion Agreement dated July 27, 2017 in satisfaction of $26,052 principal and interest.

On April 5, 2018, the Company issued 115,786 shares of its common stock to Josh Beckham as per the terms of the Debt Conversion Agreement dated July 27, 2017 in satisfaction of $20,841 principal and interest.

On April 5, 2018, the Company issued 2,436,067 shares of its common stock to David Smith as per the terms of the Debt Conversion Agreement dated July 27, 2017 in satisfaction of $438,492 principal and interest.

On April 5, 2018, the Company issued 1,518,517 shares of its common stock to the David Smith Trust as per the terms of the Debt Conversion Agreement dated July 27, 2017 in satisfaction of $273,333 principal and interest.

Effective February 1, 2018, the Company agreed to issue Josh Beckham 200,000 shares of its common stock pursuant to an employment agreement dated February 1, 2018. The $124,000 fair value of the 200,000 shares at February 1, 2018 was expensed and included in the Consolidated Statement of Operations for the three months ended March 31, 2018 as “Selling General and Administrative” expenses.

The number of common shares authorized with a par value of $0.0001 per share at March 31, 2020, December 31, 2019 and 2018 is 250,000,000, 250,000,000 and 250,000,000, respectively. At March 31, 2020 and December 31, 2019 and 2018, there are 105,891,540, 105,051,540 and 105,051,540 shares of common stock issued and outstanding, respectively.

Preferred Stock

Quarter ended March 31, 2020

On January 22, 2020, the Company issued 25,000 shares of Series B Preferred Stock to Bill Edmonds in satisfaction of $25,000 of the Company’s deferred compensation liability to Mr. Edmonds.

The number of preferred shares authorized with a par value of $0.0001 per share at March 31, 2020, December 31, 2019 and 2018 is 2,000,000, 2,000,000 and 2,000,000, respectively. At March 31, 2020 and December 31, 2019 and 2018, there are 25,000, 0 and 0 shares of common stock issued and outstanding, respectively.

Except as noted, none of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and the Registrant believes each transaction was exempt from the registration requirements of the Securities Act as stated above. All recipients of the foregoing transactions either received adequate information about the Registrant or had access, through their relationships with the Registrant, to such information. Furthermore, the Registrant affixed appropriate legends to the share certificates and instruments issued in each foregoing transaction setting forth that the securities had not been registered and the applicable restrictions on transfer.

48

Item 16. Exhibits and Financial Statement Schedules.

49

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Deep Green Waste & Recycling, Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Deep Green Waste & Recycling, Inc.: (the “Company”) as of December 31, 2019 and 2018 and the related consolidated statements of operations, stockholders’ (deficiency), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Deep Green Waste & Recycling, Inc. as of December 31, 2019 and 2018 and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

Going Concern Uncertainty

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note L to the financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note L. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Michael T. Studer CPA P.C.
Michael T. Studer CPA P.C.

Freeport, New York

March 17, 2020

We have served as the Company’s auditor since 2019.

F-1

DEEP GREEN WASTE & RECYCLING, INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2020	December 31, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash	$863	$735	$1,694
Accounts receivable, net of allowance for doubtful account of $545,240 at March 31, 2020, $542,745 at December 31, 2019 and $555,410 at December 31, 2018	-	2,675	2,675
Total current assets	863	3,410	4,369

Property and equipment, net	17,785	20,789	43,132
Other assets:
Deposits	5,000	5,000	5,000
Total other assets	5,000	5,000	5,000

Total assets	$23,648	$29,199	$52,501

LIABILITIES

Current liabilities:

Current portion of debt	$891,509	$888,109	$888,109
Convertible note payable, net of debt discounts of $18,108, $0 and $0 at March 31, 2020, December 31, 2019 and December 31, 2018, respectively	$4,892	-	-
Accounts payable	2,941,128	2,919,628	2,910,315
Accrued expenses	88,272	78,272	78,272
Deferred compensation	82,179	105,325	98,223
Accrued interest	106,980	88,924	36,265
Customer deposits payable	68,851	68,851	68,851
Derivative liability	32,703	-	-
Total current liabilities	4,216,524	4,149,109	4,080,035

Long-term liabilities
Long-term portion of debt	-	-	-
Total long-term liabilities	-	-	-

Total liabilities	4,216,524	4,149,109	4,080,035

STOCKHOLDERS’ DEFICIT

Common stock, $.0001 par value; 250,000,000 shares authorized; 105,891,540, 105,051,540 and 105,051,540 shares issued and outstanding as of March 31, 2020, December 31, 2019 and December 31, 2018, respectively	10,589	10,505	10,505
Preferred Stock, $.0001 par value, $1 per share stated value, 2,000,000 shares authorized; 25,000, 0 and 0 shares of Series B Convertible Preferred Stock issued and outstanding as of March 31, 2020, December 31, 2019 and December 31, 2018, respectively	25,000	-	-
Additional paid-in capital	2,946,885	2,913,369	2,913,369
Accumulated deficit	(7,175,340)	(7,043,784)	(6,951,408)

Total stockholders’ deficit	(4,192,866)	(4,119,910)	(4,027,534)

Total liabilities and stockholders’ deficit	$23,648	$29,199	$52,501

The accompanying notes are an integral part of these consolidated financial statements.

F-2

DEEP GREEN WASTE & RECYCLING, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended December 31, 2019 and 2018

	December 31, 2019	December 31, 2018

Continuing operations:
Revenues	$-	$-

Total revenues	-	-

Cost of revenues	-	-

Gross margin	-	-

Operating expenses:
Selling, general and administrative	20,390	15,522
Professional and consulting	11,335	24,072
Provision for doubtful accounts	(12,665)	-
Depreciation and amortization	22,343	16,372
Total operating expenses	41,403	55,966

Operating (loss)	(41,403)	(55,966)

Other income/(expense):
Interest income	-	1,279
Interest expense (including amortization of debt discounts of $0 and $151,916, respectively)	(95,309)	(775,568)
Gain on settlement of accounts payable	44,336	-
Total other income/(expense)	(50,973)	(774,289)
Loss from continuing operations before income taxes	(92,376)	(830,255)
Income taxes	-	-
Loss from continuing operations	(92,376)	(830,255)
Discontinued operations:
Loss from operations of discontinued operations	-	(1,246,118)
Loss on sale of Compaction and Recycling, Inc. (“CARE”) and Columbia Financial Services, Inc. (“CFSI”)	-	(473,085)
Loss from discontinued operations	-	(1,719,203)
Net (loss)	$(92,376)	$(2,549,458)

Net loss per common share:
Basic and diluted net loss per common share:
Continuing operations	$(0.00)	$(0.01)
Discontinued operations	-	(0.01)
Total	$(0.00)	$(0.02)
Basic and diluted weighted-average common shares outstanding	105,051,540	103,154,371

The accompanying notes are an integral part of these consolidated financial statements.

F-3

DEEP GREEN WASTE & RECYCLING, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the three months ended March 31, 2020 and 2019

(Unaudited)

	March 31, 2020	March 31, 2019

Revenues	$-	$-

Total revenues	-	-

Cost of revenues	-	13,868

Gross margin	-	(13,868)

Operating expenses:
Selling, general and administrative	1,156	15,364
Officers and directors compensation (including stock-based compensation of $33,600 and $0, respectively)	43,600	-
Professional and consulting	43,616	11,335
Provision for doubtful accounts	2,675	(4,786)
Depreciation and amortization	3,004	7,449
Total operating expenses	94,051	29,362

Operating (loss)	(94,051)	(40,231)

Other income/(expense):
Derivative liability expense	(12,703)	-
Interest expense (including amortization of debt discounts of $4,892 and $0, respectively)	(24,802)	(24,515)
Total other income/(expense)	(37,505)	(24,515)

Net (loss)	$(131,556)	$(67,745)

Net loss per common share:
Basic and diluted net loss per common share	$(0.00)	$(0.00)
Basic and diluted weighted-average common shares outstanding	105,670,002	105,051,540

The accompanying notes are an integral part of these consolidated financial statements.

F-4

DEEP GREEN WASTE & RECYCLING, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIENCY)

For the three months ended March 31, 2020 (Unaudited) and for the years ended December 31, 2019 and 2018

	Series B				Additional
	Preferred stock		Common Stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balances at December 31, 2017	-	-	95,551,540	$9,555	$2,510,470	$(4,401,950)	$(1,881,925)
Issuance of common stock in satisfaction of convertible debt, accrued interest and fees	-	-	9,300,000	930	118,919	-	119,849
Common stock to be issued in connection with employment agreement dated February 1, 2018	-	-	200,000	20	123,980	-	124,000
Beneficial conversion features and warrants relating to issuance of convertible notes	-	-	-	-	160,000	-	160,000
Net loss for the year ended December 31, 2018	-	-	-	-	-	(2,549,458)	(2,549,458)
Balances at December 31, 2018	-	-	105,051,540	$10,505	$2,913,369	$(6,951,408)	$(4,027,534)
Net loss for the year ended December 31, 2019	-	-	-	-	-	(92,376)	(92,376)
Balances at December 31, 2019	-	-	105,051,540	$10,505	$2,913,369	$(7,043,784)	$(4,119,910)
Issuance of Preferred B stock in satisfaction of deferred compensation	25,000	25,000	-	-	-	-	25,000
Issuance of common stock to an officer for services	-	-	840,000	84	33,516	-	33,600
Net loss for the three months ended March 31, 2020	-	-	-	-	-	(131,556)	(131,556)
Balances at March 31, 2020	25,000	$25,000	105,891,540	$10,589	$2,946,885	$(7,175,340)	$(4,192,866)

The accompanying notes are an integral part of these statements.

F-5

DEEP GREEN WASTE & RECYCLING, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2019 and 2018

	December 31, 2019	December 31, 2018

OPERATING ACTIVITIES:
Net income (loss) for the period	$(92,376)	$(2,549,458)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	22,343	96,440
Provision for doubtful accounts	(12,665)	372,629
Amortization of debt discounts	-	151,916
Common stock to be issued in connection with employment agreement dated February 1, 2018	-	124,000
Gain on settlement of accounts payable	(44,336)	-
Loss on sale of two subsidiaries	-	473,085
Changes in operating assets and liabilities:
Accounts receivable	12,665	(294,838)
Inventory	-	(28,277)
Prepaid expenses	-	31,192
Deposits	-	3,300
Accounts payable	53,649	1,222,524
Accrued expenses	-	39,504
Leases payable	-	(8,603)
Deferred compensation	7,102	25,876
Accrued interest	52,659	39,246
Deferred revenue	-	(19,652)
Customer deposits payable	-	86,165
Net cash used in operating activities	(959)	(234,951)

INVESTING ACTIVITIES:
Purchase of property and equipment	-	(97,669)
Sale of subsidiaries:
CARE	-	(53,345)
CFSI	-	(33,687)
Net cash used in investing activities	-	(184,701)

FINANCING ACTIVITIES:
Proceeds from notes payable	-	285,000
Repayment of notes payable	-	(146,033)
Net cash provided by financing activities	-	138,967

NET INCREASE (DECREASE) IN CASH	(959)	(280,685)

CASH, BEGINNING OF PERIOD	1,694	282,379

CASH, END OF PERIOD	$735	$1,694

Supplemental disclosure of cash flow information
Cash paid during the year for:
Interest	$42,650	$584,406
Income taxes	$-	$-
Non-Cash investing and financing activities:
Issuance of common stock in satisfaction of convertible debt ($94,850) and accrued interest and fees ($24,999)	$-	$119,849
Deep Green loans payable assumed by Mirabile Corporate Holdings, Inc. in connection with sale of CARE and CFSI (net of $639,460 debt discounts at August 7, 2018)	$-	$969,513
Beneficial conversion feature and warrants relating to issuance of convertible notes	$-	$160,000

The accompanying notes are an integral part of these consolidated financial statements.

F-6

DEEP GREEN WASTE & RECYCLING, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the three months ended March 31, 2020 and 2019

(Unaudited)

	March 31, 2020	March 31, 2019

OPERATING ACTIVITIES:
Net income (loss) for the period	$(131,556)	$(67,745)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,004	7,449
Provision for doubtful accounts	2,675	(4,786)
Amortization of debt discounts	4,892	-
Derivative liability expense	12,703	-
Stock-based compensation	33,600	-
Changes in operating assets and liabilities:
Accounts receivable	-	4,786
Accounts payable	21,500	34,673
Accrued expenses	10,000	-
Deferred compensation	1,854	1,729
Accrued interest	18,056	19,785
Net cash used in operating activities	(23,272)	(4,109)

FINANCING ACTIVITIES:
Proceeds from convertible note	20,000	-
Loans from officers and directors	3,400	-
Net cash provided by financing activities	23,400	-

NET INCREASE (DECREASE) IN CASH	128	(4,109)

CASH, BEGINNING OF PERIOD	735	1,694

CASH, END OF PERIOD	$863	$(2,415)

Supplemental disclosure of cash flow information
Cash paid during the year for:
Interest	$-	$-
Income taxes	$-	$-
Non-Cash investing and financing activities:
Initial derivative liability charged to debt discount	$20,000	$-
Issuance of 25,000 shares, Series B Convertible Preferred Stock in satisfaction of deferred compensation liability	$25,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-7

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2020 and 2019 (Unaudited) and years ended December 31, 2019 and 2018

NOTE A – ORGANIZATION

Deep Green Waste & Recycling, Inc. (f/k/a Critic Clothing, Inc.) (“Deep Green”, the “Company”, “we”, “us”, or “our”) is a publicly quoted shell company seeking to create value for its shareholders by seeking to acquire other operating entities for growth in return for shares of our common stock.

The Company was organized as a Nevada Corporation on August 24, 1995 under the name of Evader, Inc. On May 25, 2012, the Company filed its Foreign Profit Corporation Articles of Domestication to change the domicile of the Company from Nevada to Wyoming. On November 4, 2015, the Company filed an Amendment to its Articles of Incorporation to change the name of the Company to Critical Clothing, Inc. and on August 28, 2017 an Amendment was filed to change the Company name to Deep Green Waste & Recycling, Inc.

On August 24, 2017, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Agreement”) with St. James Capital Management, LLC. Under the terms of the Agreement, the Company transferred and assigned all of the assets of the Company related to its extreme sports apparel design and manufacturing business in exchange for the assumption of certain liabilities and cancellation of 3,000,000 shares (as adjusted for the September 27, 2017 reverse stock split of 1 share for 1000 shares) of common stock of the Company.

On August 24, 2017, the Company acquired all the membership units of Deep Green Waste and Recycling, LLC (“DGWR LLC”), a Georgia limited liability company engaged in the waste recycling business since 2011, in exchange for 85,000,000 shares (as adjusted for the September 27, 2017 reverse stock split of 1 share for 1000 shares) of the Company’s common stock. The transaction was accounted for as a “reverse merger” where DGWR LLC was considered the accounting acquiror and the Company was considered the accounting acquiree.

Effective October 1, 2017, Deep Green acquired Compaction and Recycling Equipment, Inc. (CARE), a Portland, Oregon based company that sells and services waste and recycling equipment. Deep Green purchased 100% of the common stock for $902,700. $586,890 was paid in cash at closing and a promissory note was executed in the amount of $315,810.

Effective October 1, 2017, Deep Green acquired Columbia Financial Services, Inc, (CFSI), a Portland, Oregon based company that finances the purchases of waste and recycling equipment. Deep Green purchased 100% of the common stock for $597,300. $418,110 was paid in cash at closing and a promissory note was executed in the amount of $179,190.

On August 7, 2018, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Subsidiaries and Assumption of Obligations (the “Agreement”) with Mirabile Corporate Holdings, Inc. Under the terms of the Agreement, the Company transferred all capital stock of its two wholly owned subsidiaries, Compaction and Recycling Equipment, Inc. and Columbia Financial Services, Inc., to Mirabile Corporate Holdings, Inc. in exchange for the assumption and cancellation of certain liabilities. Deep Green’s then Chief Executive Officer owns a 7.5% equity interest in Mirabile Corporate Holdings, Inc.

On August 7, 2018, the Company ceased its waste recycling business.

The Company re-launched its waste and recycling services operation and has begun to re-engage with customers, waste haulers and recycling centers, which are critical elements of its historically successful business model: designing and managing waste programs for commercial and institutional properties for cost savings, ease of operation, and minimal administrative stress for its clients

In order to further grow its business, the Company plans to:

●	expand its service offerings to provide additional sustainable waste management solutions that further minimize costs based on volume and content of waste streams, and methods of disposal, including landfills, transfer stations and recycling centers;

●	Acquire profitable waste and recycling services companies with similar or compatible and synergistic business models, that can help the Company achieve these objectives;

●	Offer innovative recycling services that significantly reduce the disposal of plastics, electronic wastes, food wastes, and hazardous wastes in the commercial property universe;

●	Establish partnerships with innovative universities, municipalities and companies; and

●	Attract investment funds who will actively work with the Company to achieve these goals and help the Company grow into a leading waste and recycling services supplier in North America.

Some potential merger/acquisition candidate have been identified and discussions initiated. These candidates are within the Company’s core business model, serving commercial properties, accretive to cash flow, and geographically favorable. While seeking to identify acquisition candidates, the Company seeks to identify target entities with a similar core business model or a model which naturally integrates with its own, and which are situated in opportunistic geographic locations.

We have unrestricted discretion in seeking and participating in a business opportunity, subject to the availability of such opportunities, economic conditions, and other factors.

The selection of a business opportunity in which to participate is complex and risky. Additionally, we have only limited resources and may find it difficult to locate good opportunities. There can be no assurance that we will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to us and our shareholders. We will select any potential business opportunity based on our management's best business judgment.

Our activities are subject to several significant risks, which arise primarily as a result of the fact that we have no specific business and may acquire or participate in a business opportunity based on the decision of management, which potentially could act without the consent, vote, or approval of our shareholders. The risks faced by us are further increased as a result of its lack of resources and our inability to provide a prospective business opportunity with significant capital.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Summary of Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States and have been consistently applied in the preparation of the financial statements.

Principles of Consolidation

The consolidated financial statements include the accounts of Deep Green Waste & Recycling, Inc. (“Deep Green”), DGWR, LLC and Deep Green’s wholly owned subsidiaries, Compaction and Recycling Equipment Inc (“CARE”) and Columbia Financial Services Inc (“CFSI”), for the period of Deep Green’s ownership of CARE and CFSI from October 1, 2017 to August 7, 2018. All inter-company balances and transactions have been eliminated in consolidation.

F-8

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2020 and 2019 (Unaudited) and years ended December 31, 2019 and 2018

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash Equivalents

Investments having an original maturity of 90 days or less that are readily convertible into cash are considered to be cash equivalents. For the periods presented, the Company had no cash equivalents.

Income Taxes

In accordance with Accounting Standards Codification (ASC) 740 - Income Taxes, the provision for income taxes is computed using the asset and liability method. The asset and liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is not more likely than not that a deferred tax asset will be realized.

We expect to recognize the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a “more-likely-than-not” threshold, the amount to be recognized in the financial statements will be the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. As of March 31, 2020 and December 31, 2019, we had no uncertain tax positions. We recognize interest and penalties, if any, related to uncertain tax positions as general and administrative expenses. We currently have no federal or state tax examinations nor have we had any federal or state examinations since our inception. To date, we have not incurred any interest or tax penalties.

Financial Instruments and Fair Value of Financial Instruments

We adopted ASC Topic 820, Fair Value Measurements and Disclosures, for assets and liabilities measured at fair value on a recurring basis. ASC Topic 820 establishes a common definition for fair value to be applied to existing US GAAP that requires the use of fair value measurements that establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC Topic 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities.
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data.
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. Except for the derivative liability (see NOTE H), where Level 2 inputs were used, we had no financial assets or liabilities carried and measured at fair value on a recurring or nonrecurring basis during the periods presented.

For nonrecurring fair value measurements of issuances of common stock for services (see NOTE I), we used Level 2 inputs.

F-9

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2020 and 2019 (Unaudited) and years ended December 31, 2019 and 2018

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Derivative Liabilities

We evaluate convertible notes payable, stock options, stock warrants and other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under the relevant sections of ASC Topic 815-40, Derivative Instruments and Hedging: Contracts in Entity’s Own Equity.

The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Financial instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815-40 are reclassified to a liability account at the fair value of the instrument on the reclassification date.

Impairment of Long-Lived Assets

The Company’s long-lived assets (consisting primarily of property and equipment) are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future net cash flows expected to be generated by that asset. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Through March 31, 2020, the Company has not experienced impairment losses on its long-lived assets.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Routine maintenance and repairs and minor replacement costs are charged to expense as incurred, while expenditures that extend the life of these assets are capitalized. Depreciation and amortization are provided for in amounts sufficient to write off the cost of depreciable assets to operations over their estimated service lives. The Company uses the straight-line method of depreciation method for both financial reporting and tax purposes. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation and amortization will be removed from the accounts and the resulting profit or loss will be reflected in the statement of income. The estimated lives used to determine depreciation and amortization are:

Software	2-3 Years
Office Equipment	3-7 Years
Furniture and Fixtures	8 Years
Waste and Recycling Equipment	5 Years
Leasehold Improvements	Varies by Lease
Service Equipment	5 Years

*Construction in Progress (CIP) is not depreciated until it is placed in service.

F-10

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2020 and 2019 (Unaudited) and years ended December 31, 2019 and 2018

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Equity Instruments Issued to Non-Employees for Acquiring Goods or Services

Issuances of our common stock or warrants for acquiring goods or services are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to consultants or vendors is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a “performance commitment” which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete.

Although situations may arise in which counter performance may be required over a period of time, the equity award granted to the party performing the service may be fully vested and non-forfeitable on the date of the agreement. As a result, in this situation in which vesting periods do not exist if the instruments are fully vested on the date of agreement, we determine such date to be the measurement date and will record the estimated fair market value of the instruments granted as a prepaid expense and amortize such amount to expense over the contract period. When it is appropriate for us to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values.

Stock-Based Compensation

We account for share-based awards to employees in accordance with ASC 718 “Stock Compensation”. Under this guidance, stock compensation expense is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the estimated service period (generally the vesting period) on the straight-line attribute method. Share-based awards to non-employees are accounted for in accordance with ASC 505-50 “Equity”, wherein such awards are expensed over the period in which the related services are rendered.

Related Parties

A party is considered to be related to us if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with us. Related parties also include our principal owners, our management, members of the immediate families of our principal owners and our management and other parties with which we may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties, or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests, is also a related party.

Revenue Recognition

Revenue is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) the price is fixed or determinable, (3) collectability is reasonably assured, and (4) delivery has occurred.

Advertising Costs

Advertising costs, which were not significant for the periods presented, are expensed as incurred.

Loss per Share

We compute net loss per share in accordance with FASB ASC 260. The ASC specifies the computation, presentation and disclosure requirements for loss per share for entities with publicly held common stock.

Basic loss per share amounts are computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed on the basis of the weighted average number of common shares and dilutive securities (such as stock options, warrants and convertible securities) outstanding. Dilutive securities having an anti-dilutive effect on diluted net loss per share are excluded from the calculation.

For the periods presented, we have excluded the shares issuable from the convertible notes payable (see NOTE F and NOTE G) and the warrants (see NOTE I) from our diluted net loss per share calculation as the effect of their inclusion would be anti-dilutive.

F-11

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2020 and 2019 (Unaudited) and years ended December 31, 2019 and 2018

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Enacted Accounting Standards

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers, which will supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five-step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than was required under prior U.S. GAAP. We adopted ASU 2014-09 effective January 1, 2018. ASU 2014-09 has not had any significant effect on our Financial statements for the periods presented.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), to provide guidance on recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements, specifically differentiating between different types of leases. The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from all leases. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee have not significantly changed from previous GAAP. There continues to be a differentiation between finance leases and operating leases. However, the principal difference from previous guidance is that the lease assets and lease liabilities arising from operating leases should be recognized in the balance sheet. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. We adopted ASU 2016-02 effective January 1, 2019. ASU No. 2016-02 has not had any significant effect on our Financial statements for the periods presented.

On July 13, 2017, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (“ASU”) 2017-11. Among other things, ASU 2017-11 provides guidance that eliminates the requirement to consider “down round” features when determining whether certain financial instruments or embedded features are indexed to an entity’s stock and need to be classified as liabilities. ASU 2017-11 provides for entities to recognize the effect of a down round feature only when it is triggered and then as a dividend and a reduction to income available to common stockholders in basic earnings per share. The guidance is effective for annual periods beginning after December 15, 2018; early adoption is permitted.

The Company has early adopted ASU 2017-11. As a result, we have not recognized the fair value of the warrants containing down round features as liabilities. Please see NOTE I - CAPITAL STOCK for further information.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

F-12

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2020 and 2019 (Unaudited) and years ended December 31, 2019 and 2018

NOTE C – DISCONTINUED OPERATIONS

As described in Note 1 above, the Company sold its two subsidiaries, CARE and CFSI, and ceased its waste recycling business on August 7, 2018.

For the year ended December 31, 2018, the loss from discontinued operations consisted of:

	Deep Green and DGWR, LLC	CARE	CFSI	Total

Revenues	$4,608,264	$1,672,374	$95,055	$6,375,693
Cost of revenues	(4,098,241)	(914,024)	(17,830)	(5,030,095)
Gross margin	510,023	758,350	77,225	1,345,598
Operating expenses	(1,790,960)	(789,362)	(11,394)	(2,591,716)
Operating income (loss)	(1,280,937)	(31,012)	65,831	(1,246,118)
Loss on sale of CARE and CFSI	(473,085)	-	-	(473,085)
Loss from discontinued operations	$(1,754,022)	$(31,012)	$65,831	$(1,719,203)

The loss on the sale of CARE and CFSI on August 7, 2018 was $473,085 as follows:

Deep Green loans payable assumed by Mirabile Corporate Holdings, Inc. (less $639,460 debt discounts)	$969,513
Forgiveness of Deep Green intercompany loans payable to CARE and CFSI	103,564
Total consideration received by Deep Green	1,073,077
Net assets of CARE and CFSI at August 7, 2018	1,546,162
Loss on sale of CARE and CFSI	$(473,085)

NOTE D - PROPERTY AND EQUIPMENT

Property and Equipment consist of the following at:

	March 31, 2020 (Unaudited)	December 31, 2019	December 31, 2018
Software	99,025	99,025	99,025
Office equipment	60,974	60,974	60,974
Furniture and Fixtures	948	948	948
Waste and Recycling Equipment	18,800	18,800	18,800
Leasehold Improvements	2,100	2,100	2,100
Total	181,847	181,847	181,847

Accumulated depreciation and amortization	(164,062)	(161,058)	(138,715)

Net	$17,785	$20,789	$43,132

F-13

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2020 and 2019 (Unaudited) and years ended December 31, 2019 and 2018

NOTE E – ACCOUNTS PAYABLE

Accounts payable consist of the following at:

	March 31, 2020 (Unaudited)	December 31, 2019	December 31, 2018
August 1, 2018 Default Judgment payable to Ohio vendor	$32,832	$32,832	$32,832
January 14, 2019 Default Judgment payable to Tennessee customer	423,152	423,152	423,152
January 24, 2019 Default judgment payable to Florida vendor	31,631	31,631	31,631
Other vendors of materials and services	2,233,207	2,211,707	2,231,623
Credit card obligations	220,306	220,306	191,077

Total	$2,941,128	$2,919,628	$2,910,315

Most of the accounts payable relate to services performed by subcontractors prior to the cessation of our waste recycling business on August 7, 2018. In many cases, these subcontractors have subsequently reached agreements with our former customers to continue the provision of services to such customers.

NOTE F – DEBT

Debt consists of the following at:

	March 31, 2020 (Unaudited)	December 31, 2019	December 31, 2018
Note payable to Seller of CARE dated October 20, 2017, interest at 7% per annum, payable in 16 quarterly installments of principal and interest commencing on January 1, 2018 and ending October 1, 2021, in technical default (1)	$315,810	$315,810	$315,810
Note payable to Seller of CFSI dated October 20, 2017, interest at 7% per annum, payable in 16 quarterly installments of principal and interest commencing on January 1, 2018 and ending October 1, 2021, in technical default (1)	179,190	179,190	179,190
Claimed amount due to Factor (AEC Yield Capital, LLC) pursuant to Factor’s Notice of Default dated July 31, 2018	387,535	387,535	387,535
Short-term capital lease- 5 compactor leases (in technical default)	5,574	5,574	5,574
Loans payable to officers and directors, non-interest bearing, due on demand	3,400	-	-
Total	891,509	888,109	888,109
Current portion of debt	(891,509)	(888,109)	(888,109)
Long-term portion of debt	$-	$-	$-

(1)	The Company disputes these liabilities based on Seller’s misrepresentations in connection with the sale of CARE and CFSI to Deep Green effective October 1, 2017. The Company has not made any of the payments required under these notes.
(2)

In October and November 2017, we issued Convertible Notes totaling $1,470,000 to six investors. In February and March 2018, we issued Convertible Notes totaling $285,000 to four investors. These notes bore interest at an interest rate of 12% per annum, were due from November 20, 2019 to May 30, 2020 and were convertible into shares of Company common stock at a conversion price of $0.20 per share. On August 7, 2018, in connection with the sale of CARE and CFSI, the remaining balances of these notes were assumed by Mirabile Corporate Holdings, Inc., the buyer of CARE and CFSI.

NOTE G – CONVERTIBLE NOTE PAYABLE

Convertible Note Payable consists of:

	March 31, 2020 (Unaudited)	December 31, 2019	December 31, 2018
Unsecured Convertible Promissory Note payable to Armada Investment Fund, LLC: Issue date March 12, 2020 – net of unamortized debt discount of $18,108, $0 and 0 at March 31, 2020, December 31, 2019 and December 31, 2018, respectively	$4,892	$-	$-

Total	$4,892	$-	$-

On March 12, 2020, the Company issued to Armada Investment Fund, LLC (“ARMADA”) a Convertible Promissory Note (the “Note”) in the amount of Twenty-Three Thousand and NO/100 Dollars ($23,000). The note bears interest at 8% annually (default interest rate of 18%) and matures on January 13, 2021. The Note is convertible, in whole or in part, at any time and from time to time before maturity (January 13, 2021) at the option of the holder at the Variable Conversion Price, which is equal to the lesser of (i) 60% multiplied by the lowest Trading Price during the previous twenty (20) Trading Days before the Issue Date of this Note (representing a discount rate of 40%) or (ii) 60% multiplied by the Market Price (as defined herein) (representing a discount rate of 40%). “Market Price” means the lowest Trading Price (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. Among other things, the Registration Rights Agreement (“RRA”) provides for the Company to file a Registration Statement with the SEC covering the resale of shares underlying the Note and the warrant and to have declared effective such Registration Statement. In the event that the Company doesn’t meet the registration requirements provided for in the RRA, the Company is obligated to pay ARMADA certain payments for such failures.

F-14

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2020 in 2019 (Unaudited) and years ended December 31, 2019 and 2018

NOTE H - DERIVATIVE LIABILITY

The derivative liability at March 31, 2020, December 31, 2019 and December 31, 2018 consisted of:

	March 31, 2020 (Unaudited)	December 31, 2019	December 31, 2018
Convertible Promissory Note payable to Armada Investment Fund, LLC. Please see NOTE G – CONVERTIBLE NOTES PAYABLE for further information.	$32,703	$-	$-

Total	$32,703	$-	$-

The above Convertible Promissory Note (the “Note”) contains a variable conversion feature based on the future trading price of the Company’s common stock. Therefore, the number of shares of common stock issuable upon conversion of the Note is indeterminate. Accordingly, we have recorded the fair value of the embedded conversion feature as a derivative liability at the respective issuance date of the Note and charged the applicable amount to debt discount and the remainder to other expense. The increase (decrease) in the fair value of the derivative liability from the respective issuance date of the Note to the measurement date is charged (credited) to other expense (income).

The fair value of the derivative liability was measured at the respective issuance date and at March 31, 2020 using the Black Scholes option pricing model. Assumptions used for the calculation of the derivative liability of the Note at March 31, 2020 were (1) stock price of $0.04 per share, (2) conversion price of $0.0192 per share, (3) term of 319 days, (4) expected volatility of 143%, and (5) risk free interest rate of 0.17%.

NOTE I - CAPITAL STOCK

Preferred Stock

On July 18, 2010, the Board of Directors unanimously approved the designation of a series of preferred stock to be known as “Series A Convertible Preferred Stock” (hereinafter “Series A”) with a stated par value of $0.0001 per share. The designations, powers, preferences and rights, and the qualifications, limitations or restrictions hereof, in respect of the Series A shall be as hereinafter described. The holders of Series A, shall not be entitled to receive dividends, nor shall dividends be paid on common stock or any other Series of Preferred Stock while Series A shares are outstanding. The holders of Series A shall be entitled to vote on all matters submitted to a vote of the Shareholders of the Company. The holders of the Series A shall be entitled to one thousand (1,000) votes per one share of Series A held. Upon the availability of a sufficient number of authorized but unissued and unreserved shares of common stock, the holders of any Series A Preferred Stock shall be entitled to convert such shares in to fully paid and non-assessable shares of common stock at the rate of 1000 shares of common stock for each share of Series A. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, after setting apart or paying in full the preferential amounts due the Holders of senior capital stock, if any, the Holders of Series A and parity capital stock, if any, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the Holders of junior capital stock, including Common Stock, an amount equal to $0.125 per share.

On June 26, 2017, the Company entered into a conversion agreement with Saint James Capital Management LLC and agreed to convert 2,000,000 shares of the Company’s Series A Preferred Stock held by Saint James into a warrant to purchase 5,000,000 shares of the Company’s common stock at an exercise price of $0.30 per share and a term of three years. On August 23, 2017, the Company’s Board of Directors approved a reduction of the warrant exercise price from $0.30 to $0.20 per share.

At March 31, 2020, December 31, 2019 and December 31, 2018, there were 0, 0 and 0 shares of Series A issued and outstanding, respectively.

On January 22, 2020, the Board of Directors unanimously approved the designation of a series of preferred stock to be known as “Series B Convertible Preferred Stock” (hereinafter “Series B”) with a par value of $0.0001 per share and authorization of 100,000 shares. The designations, powers, preferences and rights, and the qualifications, limitations or restrictions hereof, in respect of the Series B shall be as hereinafter described.

The holders of the Series B, shall not be entitled to receive dividends, nor shall dividends be paid on common stock or any other Series of Preferred Stock while Series B shares are outstanding. The holders of Series B shall be entitled to vote on all matters submitted to a vote of the Shareholders of the Company. The holders of the Series B shall be entitled to twenty thousand (20,000) votes per one share of Series B held. Upon the availability of a sufficient number of authorized but unissued and unreserved shares of common stock, the holders of any Series B Preferred Stock shall be entitled to convert such shares in to fully paid and non-assessable shares of common stock at the following conversion feature: the Conversion Price for each share of Series B Preferred Stock in effect on any Conversion Date shall be (i) eighty five percent (85%) of the average closing bid price of the Common Stock over the twenty (20) trading days immediately preceding the date of conversion, (ii) but no less than Par Value of the Common Stock. For purposes of determining the closing bid price on any day, reference shall be to the closing bid price for a share of Common Stock on such date on the NASD OTC Bulletin Board, as reported on Bloomberg, L.P. Any conversion shall be for a minimum Stated Value of $500.00 of Series B shares.

If the Corporation shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, including, but not limited to, the sale or transfer of all or substantially all of the Corporation’s assets in one transaction or in a series of related transactions (a “Liquidation Event”), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities and Pari Passu Securities) upon liquidation, dissolution or winding up unless prior thereto the Holders of shares of Series B Preferred Stock shall have received the Liquidation Preference (as defined below) with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders of the Series B Preferred Stock and Holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series B Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

On January 22, 2020, the Company issued 25,000 shares of Series B Preferred Stock to Bill Edmonds in satisfaction of $25,000 of the Company’s deferred compensation liability to Mr. Edmonds.

At March 31, 2020, December 31, 2019 and December 31,2018, there were 25,000, 0 and 0 shares of Series B Preferred Stock issued and outstanding, respectively.

F-15

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2020 in 2019 (Unaudited) and years ended December 31, 2019 and 2018

NOTE I - CAPITAL STOCK (continued)

Common Stock

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. A vote by the holders of a majority of the Company’s outstanding voting shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

F-16

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2020 in 2019 (Unaudited) and years ended December 31, 2019 and 2018

NOTE I - CAPITAL STOCK (continued)

In 2017, our majority shareholder and our board of directors approved an amendment to our Articles of Incorporation for the purpose of approving a reverse split of one to one thousand in which each shareholder was issued one common share in exchange for every one thousand common shares of their issued common stock. Prior to approval of the reverse split we had a total of 99,997,102,862 issued and outstanding shares of common stock, par value $0.0001. On September 27, 2017, the effective date of the reverse split, we had a total of 99,997,102 issued and 90,697,102 outstanding shares of common stock, par value $0.0001.

Common Stock and Preferred Stock Issuances

For the three months ended March 31, 2020 and fiscal years ended December 31, 2019 and 2018, the Company issued and/or sold the following securities:

2020

On January 22, 2020, the Company issued Bill Edmonds 25,000 shares of its Series B Convertible Preferred Stock in satisfaction of $25,000 of deferred compensation.

On January 24, 2020, the Company issued Lloyd Spencer 840,000 shares of its common stock with an estimated fair value of $33,600 as per the terms of the Employment Agreement entered into between the Company and Mr. Spencer dated December 4, 2019.

2019

None.

2018

From January 17, 2018 to April 18, 2018, the Company issued a total of 9,300,000 shares of its common stock to Antevorta Capital Partners, Ltd in satisfaction of a total of $94,850 notes payable and $24,999 accrued interest.

Effective February 1, 2018, the Company agreed to issue Josh Beckham 200,000 shares of its common stock pursuant to an employment agreement dated February 1, 2018. The $124,000 fair value of the 200,000 shares at February 1, 2018 was expensed and included in discontinued operations for the three months ended March 31, 2018.

The number of common shares authorized with a par value of $0.0001 per share at March 31, 2020, December 31, 2019 and 2018 is 250,000,000, 250,000,000 and 250,000,000, respectively. At March 31, 2020, December 31, 2019 and 2018, there are 105,891,540, 105,051,540 and 105,051,540 shares of common stock issued and outstanding, respectively.

F-17

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2020 in 2019 (Unaudited) and years ended December 31, 2019 and 2018

NOTE I - CAPITAL STOCK (continued)

Warrants and options

A summary of warrants and options activity follows:

	Shares Equivalent
	Options	Warrants	Total
Balance December 31, 2017	-	6,210,431	6,210,431
Warrants (exercisable at $0.175 per share) issued to an investor in connection with sale of $60,000 Promissory Note on February 19, 2018 (i)	-	30,000	30,000
Warrants (exercisable at $0.175 per share) issued to an investor. in connection with sale of $50,000 Promissory Note on March 16, 2018 (ii)	-	25,000	25,000
Warrants (exercisable at $0.175 per share) issued to an investor in connection with sale of $50,000 Promissory Note on March 16, 2018 (iii)	-	25,000	25,000
Balance, December 31, 2018	-	6,290,431	6,290,431
Balance, December 31, 2019	-	6,290,431	6,290,431
Warrants (exercisable at $0.04 per share) issued to an investor in connection with the sale of a $23,000 Convertible Promissory Note on March 12, 2020 (iv)	-	262,500	262,500
Balance, March 31, 2020	-	6,552,931	6,552,931

(i)	On February 19, 2018, the Company executed a Convertible Note (the “Convertible Note”) payable to Mary Williams, (“WILLIAMS”) in the principal amount of $60,000. The Convertible Note was funded on February 19, 2018. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (February 19, 2020) at the option of the holder at the fixed conversion price of $0.20. The Convertible Note has a term of twenty-four (24) months and bears interest at 12% annually. As part of the transaction, WILLIAMS was also issued a warrant granting the holder the right to purchase 30,000 shares of the Company’s common stock at an exercise price of $0.175 for a term of 3-years. Please see NOTE C – DISCONTINUED OPERATIONS for further information.

(ii)	On March 15, 2018, the Company executed a Convertible Note (the “Convertible Note”) payable to C Alvin Roberds, Jr., (“ROBERDS”) in the principal amount of $50,000. The Convertible Note was funded on March 15, 2018. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (March 15, 2020) at the option of the holder at the fixed conversion price of $0.20. The Convertible Note has a term of twenty-four (24) months and bears interest at 12% annually. As part of the transaction, ROBERDS was also issued a warrant granting the holder the right to purchase 25,000 shares of the Company’s common stock at an exercise price of $0.175 for a term of 3-years. Please see NOTE C – DISCONTINUED OPERATIONS for further information.

(iii)	On March 16, 2018, the Company executed a Convertible Note (the “Convertible Note”) payable to Ellen Bailey, (“BAILEY”) in the principal amount of $50,000. The Convertible Note was funded on March 16, 2018. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (March 16, 2020) at the option of the holder at the fixed conversion price of $0.20. The Convertible Note has a term of twenty-four (24) months and bears interest at 12% annually. As part of the transaction, BAILEY was also issued a warrant granting the holder the right to purchase 25,000 shares of the Company’s common stock at an exercise price of $0.175 for a term of 3-years. Please see NOTE C – DISCONTINUED OPERATIONS for further information.

(iv)	On March 12, 2020, the Company issued to Armada Investment Fund, LLC (“ARMADA”) a Convertible Promissory Note (the “Note”) in the amount of Twenty-Three Thousand and NO/100 Dollars ($23,000). On March 6, 2020, ARMADA entered into an Assignment Agreement (the “Agreement”) with Sylios Corp (“Assignor”). Under the terms of the Agreement, the Assignor sold, assigned, conveyed and transferred its interest in the Securities Purchase Agreement, the Convertible Promissory Note (principal amount of $23,000), the Stock Purchase Warrant Agreement (262,500 shares of common stock) and the Registration Rights Agreement entered into by the Assignor and Company, all dated January 13, 2020. This Registration Statement covers the resale by ARMADA of up to 6,000,000 shares of common stock issuable upon conversion of the Note.

As of March 31, 2020, the Company had nineteen warrants issued and outstanding granting the holders the right to purchase up to a total of 6,552,931 shares of its common stock.

The following table summarizes information about warrants outstanding as of March 31, 2020:

Number Outstanding
At March 31, 2020	Exercise Price	Expiration Date

500,000	$0.175	October 30, 2020
200,000	$0.175	October 20, 2020
5,000,000	$0.20	June 20, 2020
25,000	$0.175	November 20, 2020
30,000	$0.175	February 19, 2021
50,000	$0.175	March 16, 2021
485,431	$0.20	November 30, 2020
262,500	$0.04	January 13, 2025
6,552,931

F-18

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2020 and 2019 (Unaudited) and years ended December 31, 2019 and 2018

NOTE J - INCOME TAXES

The provision for (benefit from) income taxes differs from the amount computed by applying the statutory United States federal income tax rate for the periods presented to income (loss) before income taxes. The income tax rate was 21% for the periods presented. The sources of the difference are as follows:

	Three Months Ended		Year Ended
	March 31, 2020 (Unaudited)	March 31, 2019 (Unaudited)	December 31, 2019	December 31, 2018
Expected tax at 21%	$(27,627)	$(14,226)	$(19,399)	$(535,386)
Non-deductible loss on sale of two subsidiaries	-	-	-	99,348
Non-deductible derivative liability expense	2,668	-	-	-
Non-deductible amortization of debt discounts	1,027	-	-	31,902
Increase (decrease) in Valuation allowance	23,932	14,226	19,399	404,136
Provision for (benefit from) income taxes	$-	$-	$-	$-

All tax years remain subject to examination by the Internal Revenue Service.

Based on management’s present assessment, the Company has not yet determined it to be more likely than not that a deferred tax asset attributable to the future utilization of the net operating loss carryforward as of March 31, 2020 and December 31, 2019 will be realized. Accordingly, the Company has provided a 100% allowance against the deferred tax asset in the financial statements at March 31, 2020 and December 31, 2019. The Company will continue to review this valuation allowance and make adjustments as appropriate.

The net operating loss carryforward at March 31, 2020 expires in varying amounts from year 2020 to 2037.

Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

F-19

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2020 in 2019 (Unaudited) and years ended December 31, 2019 and 2018

NOTE K - COMMITMENTS AND CONTINGENCIES

Occupancy

On December 6, 2019, the Company entered into a rental agreement for a facility located at 13110 NE 177th Place, #293, Woodinville, WA 98072. The rental was for a term of one quarter with a quarterly rental rate of $70 and continues on a month-to-month basis. The Company anticipates that it will need to lease additional space upon the completion of an acquisition and as its business plan develops.

F-20

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2020 in 2019 (Unaudited) and years ended December 31, 2019 and 2018

NOTE K - COMMITMENTS AND CONTINGENCIES (continued)

Employment Agreements

On January 1, 2016, Deep Green Waste & Recycling, LLC (the “LLC”) entered into an Employment Agreement (the “Agreement”) with David A. Bradford as Chief Operating Officer. In connection with his appointment, the LLC and Mr. Bradford entered into a written Agreement for an initial five-year term, which provides for the following compensation terms for Mr. Bradford. Pursuant to the Agreement, Mr. Bradford will receive a base salary of $108,000 per year, subject to increase of not less than 10% per year. The LLC (i) shall remit payment of Eighty-Four Thousand Dollars ($84,000) of the Base Salary; and (ii) shall defer payment of Twenty-Four Thousand Dollars ($24,000) of the Base Salary, in a proportionate basis and allocated over each payment of the Base Salary so remitted (the “Deferred Base Salary”). The Deferred Base Salary shall earn seven percent (7%) simple interest per annum until paid in full. The Executive, in his sole and absolute discretion, shall determine when and how the Deferred Base Salary shall be paid, without limitation; and may also elect to acquire additional ownership interest in the LLC in exchange for all or any portion of the Deferred Base Salary then outstanding, at the lesser of (i) the then-current value of the ownership interest in the Company; or (ii) the price at which ownership interest in the LLC was most recently purchased by any party, including the LLC. Mr. Bradford is eligible for a cash bonus equal to 1.5% of Adjusted EBITDA over $2,000,000 at the end of each respective annual period. As an inducement to the Executive to enter into this Agreement, the LLC hereby granted the Executive an initial three and one-half percent (3.5%) ownership interest in the LLC. In addition, the executive has the right to purchase equity at the most recently traded rate. In 2016, the executive converted $19,947 of deferred compensation to 4.76% members’ equity. On July 17, 2017, Mr. Bradford and the LLC agreed to amend the terms of the Agreement, as follows: (i) upon initiation of its Incentive Stock Plan, the LLC hereby grants the Executive an additional one and one half percent (1.5%) ownership interest in the LLC, with 0.375% granted upon the date of initiation and 0.375% granted on the anniversary date of the ISP for each of the following three years, and (ii) for each year of the Agreement in which the Company’s after-tax profits exceed $2,000,000, the LLC will pay the Executive a Discretionary Incentive Bonus of no less than one and one-half percent (1.5%) of the LLC’s after-tax profits, as determined by the LLC’s independent certified public accountant(s) in accordance with generally accepted accounting principles. On August 24, 2017, simultaneous with the entry into the Merger Agreement between Deep Green Waste & Recycling, LLC, Critic Clothing, Inc. and Deep Green Acquisition, LLC dated August 24, 2017, Deep Green Waste & Recycling, Inc. (the “Company”)(f/k/a Critic Clothing, Inc.) entered into an Assignment and Assumption Agreement of Mr. Bradford’s Agreement. Effective May 1, 2018, Mr. Bradford agreed to forgo payment of his salary until circumstances allow a resumption. On December 3, 2019, Mr. Bradford submitted his resignation as President, Chief Executive Officer, Secretary and as a member of the Board of Directors of the Company, effectively immediately. Mr. Bradford retained his role as Chief Operating Officer of the Company. As of March 31, 2020, the deferred compensation balance due Mr. Bradford is $0.

On January 1, 2016, Deep Green Waste & Recycling, LLC (the ‘LLC”) entered into an Employment Agreement (the “Agreement”) with Bill Edmonds as Managing Member, President and Chief Financial Officer. Mr. Edmonds became Chief Executive Officer of the Company in 2011. In connection with his appointment, the LLC and Mr. Edmonds entered into a written Agreement for an initial five-year term, which provides for the following compensation terms for Mr. Edmonds. Pursuant to the Agreement, Mr. Edmonds will receive a base salary of $200,000 per year, subject to increase of not less than 10% per year. The Company (i) shall remit payment of One Hundred Sixty Thousand Dollars ($160,000) of the Base Salary; and (ii) shall defer payment of Forty Thousand Dollars ($40,000) of the Base Salary, in a proportionate basis and allocated over each payment of the Base Salary so remitted (the “Deferred Base Salary”). The Deferred Base Salary shall earn seven percent (7%) simple interest per annum until paid in full. The Executive, in his sole and absolute discretion, shall determine when and how Deferred Base Salary shall be paid, without limitation; and may also elect to acquire additional ownership interest in the LLC in exchange for all or any portion of the Deferred Base Salary then outstanding, at the lesser of (i) the then-current value of the ownership interest in the LLC; or (ii) the price at which ownership interest in the LLC was most recently purchased by any party, including the LLC. Mr. Edmonds is eligible for a cash bonus equal to 2.5% of Adjusted EBITDA over $2,000,000 at the end of each respective annual period. On July 17, 2017, Mr. Edmonds and the LLC agreed to amend the terms of the Agreement, as follows: (i) upon initiation of its Incentive Stock Plan, the LLC hereby grants the Executive an additional two and one-fourth percent (2.25%) ownership interest in the LLC, with 0.5625% granted upon the date of initiation and 0.5625% granted on the anniversary date of the ISP for each of the following three years, and (ii) for each year of the Agreement in which the LLC’s after-tax profits exceed $2,000,000, the LLC will pay the Executive a Discretionary Incentive Bonus of no less than two and one half percent (2.5%) of the LLC’s after-tax profits, as determined by the LLC’s independent certified public accountant(s) in accordance with generally accepted accounting principles. On August 24, 2017, simultaneous with the entry into the Merger Agreement between Deep Green Waste & Recycling, LLC, Critic Clothing, Inc. and Deep Green Acquisition, LLC dated August 24, 2017, Deep Green Waste & Recycling, Inc. (the “Company”)(f/k/a Critic Clothing, Inc.) entered into an Assignment and Assumption Agreement of Mr. Edmond’s Agreement. Effective May 1, 2018, Mr. Edmonds agreed to forgo payment of his salary until circumstances allow a resumption. As of March 31, 2020, the deferred compensation balance due Mr. Edmonds is $82,179.

On December 4, 2019, the Company entered into an agreement with Lloyd Spencer as President and Chief Executive Officer. In connection with his appointment, the Company and Mr. Spencer entered into a written employment agreement (the “Employment Agreement”) for an initial three-year term, which provides for the following compensation terms for Mr. Spencer. Pursuant to the Employment Agreement, Mr. Spencer will receive a base salary of $10,000 per month starting when the corporation receives its first round of equity or debt financing. Mr. Spencer shall receive 500,000 restricted shares of the Company’s common stock on or before January 31, 2020 as a sign-on bonus. In addition, the Company shall issue to Mr. Spencer restricted shares in the form of stock grants equivalent to 6,120,000 shares of the Corporation’s Common Stock over a 3-year period. Stock Grant shares shall vest 170,000 shares each month after the Stock Grant date, December 4, 2019, over a three year period, except that all unvested Stock Grant shares shall vest immediately if the Corporation terminates Executive’s employment without Just Cause, or Executive resigns for Good Reason. The number of shares vested shall be adjusted in the event of subsequent stock splits. On January 24, 2020, 840,000 shares were issued to Mr. Spencer pursuant to the Employment Agreement.

For the three months ended March 31, 2020 and for the year ended December 31, 2019, no cash compensation expense was recognized under the above employment agreements.

Director Agreements

On January 9, 2020, the Company and Lloyd Spencer (the “Director”) entered into a Board of Directors Services Agreement whereby the Director shall receive compensation for serving on the Company’s Board of Directors equivalent to Five Thousand and no/100 dollars ($5,000.00) of the Company’s common stock, paid to the Director on the last calendar day of each fiscal quarter as long as Director continues to fulfill his duties and provide the services set forth above. The pricing of the stock to be delivered shall be calculated as: $5,000/(Closing stock price on the last calendar day of the fiscal quarter x 0.8). The Director shall begin receiving compensation for services rendered under this Agreement beginning during the first calendar quarter of 2020. At March 31, 2020, the accrued compensation due Mr. Spencer under this agreement was $5,000.

On January 9, 2020, the Company and Bill Edmonds (the “Director”) entered into a Board of Directors Services Agreement whereby the Director shall receive compensation for serving on the Company’s Board of Directors equivalent to Five Thousand and no/100 dollars ($5,000.00) of the Company’s common stock, paid to the Director on the last calendar day of each fiscal quarter as long as Director continues to fulfill his duties and provide the services set forth above. The pricing of the stock to be delivered shall be calculated as: $5,000/(Closing stock price on the last calendar day of the fiscal quarter x 0.8). The Director shall begin receiving compensation for services rendered under this Agreement beginning during the first calendar quarter of 2020. At March 31, 2020, the accrued compensation due Mr. Edmonds under this agreement was $5,000.

Legal

As indicated in NOTE E – ACCOUNTS PAYABLE, one customer and two vendors have received Default Judgments against Deep Green aggregating $487,615 that remain unpaid by Deep Green. Also, Deep Green has accounts payable to other vendors of materials and services and credit card companies aggregating $2,453,513, which are past due and remain unpaid by Deep Green. Also, Deep Green has not paid any of the required installments due under the two notes payable aggregating $495,000 due the Seller of CARE and CFSI and has not paid any amounts to satisfy the $387,535 claimed by the factor pursuant to the Factor’s Notice of Default dated July 31, 2018 (Please see NOTE F – DEBT for further information).

F-21

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2020 in 2019 (Unaudited) and years ended December 31, 2019 and 2018

NOTE L - GOING CONCERN UNCERTAINTY

Under ASC 205-40, we have the responsibility to evaluate whether conditions and/or events raise substantial doubt about our ability to meet our future financial obligations as they become due within one year after the date that the financial statements are issued. As required by this standard, our evaluation shall initially not take into consideration the potential mitigating effects of our plans that have not been fully implemented as of the date the financial statements are issued.

In performing the first step of this assessment, we concluded that the following conditions raise substantial doubt about our ability to meet our financial obligations as they become due. We have a history of net losses: As of March 31, 2020, we had cash of $863, current assets of $863, current liabilities of $4,216,514 and an accumulated deficit of $7,175,340. For the three months ended March 31, 2020 and for the years ended December 31, 2019 and 2018, we used cash from operating activities of $23,272, $959 and $234,951, respectively. We expect to continue to incur negative cash flows until such time as our operating segments generate sufficient cash inflows to finance our operations and debt service requirements.

In performing the second step of this assessment, we are required to evaluate whether our plans to mitigate the conditions above alleviate the substantial doubt about our ability to meet our obligations as they become due within one year after the date that the financial statements are issued. Our future plans include securing additional funding sources that may include establishing corporate partnerships, establishing licensing revenue agreements, issuing additional convertible debentures and issuing public or private equity securities, including selling common stock through an at-the-market facility (ATM).

There is no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available through external sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material effect on the business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or they will not have a significant dilutive effect on the Company’s existing shareholders. We have therefore concluded there is substantial doubt about our ability to continue as a going concern through June 2021.

The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from our failure to continue as a going concern.

NOTE M – RELATED PARTY TRANSACTIONS

During the period January 1, 2018 to August 7, 2018 (the date of Deep Green’s cessation of its waste recycling business), Deep Green used an entity controlled by Deep Green’s then Chief Executive Officer as a subcontractor to service certain customers of Deep Green. Charges to cost of revenues from this related party totaled $29,190 for the year ended December 31, 2018. At March 31, 2020, December 31, 2019 and 2018, Deep Green had an account payable to this entity of $57,600.

NOTE N - SUBSEQUENT EVENTS

On June 3, 2020, the Company issued 6,000 shares of its Series B Convertible Preferred Stock to Bill Edmonds in satisfaction of $6,000 loans payable to Mr. Edmonds.

On June 23, 2020, the Company issued GPL Ventures LLC (“GPL”) a Convertible Promissory Note (the “Note”) in the amount of One Hundred Thousand and NO/100 Dollars ($100,000).  The Note is convertible, in whole or in part, at any time and from time to time before maturity (June 23, 2021) at the option of the holder at the Conversion Price that shall equal the lesser of a) $0.01 or b) Sixty Percent (60%) of the lowest Trading Price (defined below) during the Valuation Period (defined below), and the Conversion Amount shall be the amount of principal or interest electively converted in the Conversion Notice. The total number of shares due under any conversion notice (“Notice Shares”) will be equal to the Conversion Amount divided by the Conversion Price. “Trading Price” means, for any security as of any date, any trading price on the OTC Markets, or other applicable trading market (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to Maker and Holder (i.e. Bloomberg) or, if the OTCBB is not the principal trading market for such security, the price of such security on the principal securities exchange or trading market where such security is listed or traded. The “Valuation Period” shall mean twenty (20) Trading Days, commencing on the first Trading Day following delivery and clearing of the Notice Shares in Holder’s brokerage account, as reported by Holder (“Valuation Start Date”). The Note has a term of one (1) year and bears interest at 10% annually. The Company and GPL also entered into a Registration Rights Agreement (“RRA”) that provides for the Company to file a Registration Statement with the SEC covering the resale of shares underlying the Note and the warrant and to have declared effective such Registration Statement. In the event that the Company doesn’t meet the registration requirements provided for in the RRA, the Company is obligated to pay GPL certain payments for such failures.

F-22

Item 16. Exhibits and Financial Statement Schedules.

Exhibits required by Item 601 of Regulation S-K

The following exhibits are filed with this registration statement:

No.	Description
2.1	Merger Agreement by and between Deep Green Waste & Recycling, LLC, Critic Clothing, Inc. and Deep Green Acquisition, LLC dated August 24, 2017 (previously filed with Form S-1 on March 18, 2020)
2.2	Articles of Merger of Deep Green Acquisition, LLC and Deep Green Waste & Recycling, LLC dated August 24, 2017 (previously filed with Form S-1 on March 18, 2020)
2.3	Share Purchase Agreement between Gordon Boorse and Deep Green Waste & Recycling, LLC dated June 2017 (Compaction and Recycling Equipment, Inc.) (previously filed with Form S-1 on March 18, 2020)
2.4	Share Purchase Agreement between Gordon Boorse and Deep Green Waste & Recycling, LLC dated June 2017 (Columbia Financial services, Inc.) (previously filed with Form S-1 on March 18, 2020)
2.5	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations with St. James Capital Management, LLC dated August 24, 2017 (previously filed with Form S-1 on March 18, 2020)
2.6	Agreement of Conveyance, Transfer and Assignment of Subsidiaries and Assumption of Obligations with Mirabile Corporate Holdings, Inc. dated August 7, 2018 (previously filed with Form S-1 on March 18, 2020)
3.1	Articles of Incorporation Evader, Inc. dated August 24, 1995 (previously filed with Form S-1 on March 18, 2020)
3.2	Certificate of Correction for Evader, Inc. dated December 28, 2005 (previously filed with Form S-1 on March 18, 2020)
3.3	Certificate of Designation of Series A Preferred Stock dated July 18, 2010 (previously filed with Form S-1 on March 18, 2020)
3.4	Articles of Conversion of Evader, Inc., Inc. dated April 25, 2012 effective May 25, 2012 (previously filed with Form S-1 on March 18, 2020)
3.5	Restated Certificate of Incorporation of Evader, Inc., Inc. (previously filed with Form 1-A on May 17, 2018) (previously filed with Form S-1 on March 18, 2020)
3.6	Bylaws of Evader, Inc. (previously filed with Form 1-A on May 17, 2018) (previously filed with Form S-1 on March 18, 2020)
3.7	Amendment to Articles of Incorporation of Evader, Inc. dated July 24, 2014 (previously filed with Form S-1 on March 18, 2020)
3.8	Amendment to Articles of Incorporation of Evader, Inc. dated August 14, 2014 (previously filed with Form S-1 on March 18, 2020)
3.9	Amendment to Articles of Incorporation of Evader, Inc. dated December 8, 2014 (previously filed with Form S-1 on March 18, 2020)
3.10	Amendment to Articles of Incorporation of Evader, Inc. dated August 13, 2015 (previously filed with Form S-1 on March 18, 2020)
3.11	Amendment to Articles of Incorporation of Evader, Inc. dated July 20, 2017 (name change to Critical Clothing, Inc.) (previously filed with Form S-1 on March 18, 2020)
3.12	Amendment to Articles of Incorporation of Critical Clothing, Inc. dated July 20, 2017 (previously filed with Form S-1 on March 18, 2020)
3.13	Amendment to Articles of Incorporation of Critical Clothing, Inc. dated November 6, 2017 (name change to Deep Green Waste & Recycling, Inc.) (previously filed with Form S-1 on March 18, 2020)
3.14	Certificate of Designation Series B Convertible Preferred Stock dated January 22, 2020 (previously filed with Form S-1 on March 18, 2020)
4.1	Specimen certificate of common stock (previously filed with Form S-1 on March 18, 2020)
5.1	Legal Opinion of McMurdo Law Group, LLC (previously filed with Amendment No. 2 to Form S-1 on June 26, 2020)
10.1	Board of Directors Services Agreement with Bill Edmonds dated January 9, 2020 (previously filed with Form S-1 on March 18, 2020)
10.2	Board of Directors Services Agreement with Lloyd Spencer dated January 9, 2020 (previously filed with Form S-1 on March 18, 2020)
10.3	Indemnification Agreement between Green Deep Waste & Recycling, Inc. and Bill Edmonds dated January 9, 2020 (previously filed with Form S-1 on March 18, 2020)
10.4	Indemnification Agreement between Green Deep Waste & Recycling, Inc. and Lloyd Spencer dated January 9, 2020 (previously filed with Form S-1 on March 18, 2020)
10.5	Employment Agreement between Deep Green Waste & Recycling, Inc. and Lloyd Spencer dated December 4, 2019 (previously filed with Form S-1 on March 18, 2020)
10.6	Employment Agreement between Deep Green Waste & Recycling, LLC and David Bradford dated January 1, 2016 (previously filed with Form S-1 on March 18, 2020)
10.7	Employment Agreement between Deep Green Waste & Recycling, LLC and Bill Edmonds dated December 4, 2019 (previously filed with Form S-1 on March 18, 2020)
10.8	Employment Agreement between Deep Green Waste & Recycling, Inc. and Josh Beckham dated February 5, 2018 (previously filed with Form S-1 on March 18, 2020)
10.9	Amendment to Deep Green Waste & Recycling, LLC Employment Agreement with David Bradford dated July 20, 2017 (previously filed with Form S-1 on March 18, 2020)
10.10	Amendment to Deep Green Waste & Recycling, LLC Employment Agreement with Bill Edmonds dated July 20, 2017 (previously filed with Form S-1 on March 18, 2020)
10.11	Consulting Agreement between Deep Green Waste & Recycling, Inc. and Sylios Corp dated December 16, 2019 (previously filed with Form S-1 on March 18, 2020)
10.12	Securities Purchase Agreement between Sylios Corp and Deep Green Waste & Recycling, Inc. dated as of January 13, 2020 (previously filed with Form S-1 on March 18, 2020)
10.13	Convertible Promissory Note between Sylios Corp and Deep Green Waste & Recycling, Inc. dated as of January 13, 2020 (previously filed with Form S-1 on March 18, 2020)
10.14	Common Stock Purchase Warrant Agreement between Sylios Corp and Deep Green Waste & Recycling, Inc. dated as of January 13, 2020 (previously filed with Form S-1 on March 18, 2020)
10.15	Registration Rights Agreement between Sylios Corp and Deep Green Waste & Recycling, Inc. dated as of January 13, 2020 (previously filed with Form S-1 on March 18, 2020)
10.16	Acknowledgement of Assignment Agreement between Sylios Corp and Armada Capital Partners, LLC dated March 6, 2020 (previously filed with Form S-1 on March 18, 2020)
10.17	Assignment Agreement between Sylios Corp and Armada Capital Partners, LLC dated March 6, 2020 (previously filed with Form S-1 on March 18, 2020)
10.18	Convertible Promissory Note between Armada Investment Fund, LLC and Deep Green Waste & Recycling, Inc. dated as of March 12, 2020 (previously filed with Form S-1 on March 18, 2020)
10.19	Common Stock Purchase Warrant Agreement between Armada Investment Fund, LLC and Deep Green Waste & Recycling, Inc. dated as of March 12, 2020 (previously filed with Form S-1 on March 18, 2020)
10.20	Promissory Note between Deep Green Waste & Recycling, LLC and Gordon Boorse (CFSI acquisition) dated October 20, 2017 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.21	Promissory Note between Deep Green Waste & Recycling, LLC and Gordon Boorse (CARE acquisition) dated October 20, 2017 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.22	Notice of Default submitted by AEC Yield Capital, LLC dated July 31, 2018 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.23	Purchase and Sale Agreement between Deep Green Waste & Recycling, LLC and AEC Yield Capital, LLC dated December 16, 2016 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.24	First Amendment to the Purchase and Sale Agreement between Deep Green Waste & Recycling, LLC and AEC Yield Capital, LLC dated January 26, 2017 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.25	Second Amendment to the Purchase and Sale Agreement between Deep Green Waste & Recycling, LLC and AEC Yield Capital, LLC dated June 7, 2017 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.26	Third Amendment to the Purchase and Sale Agreement between Deep Green Waste & Recycling, LLC and AEC Yield Capital, LLC dated June 7, 2017 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.27	Convertible Promissory Note between Deep Green Waste & Recycling, LLC and C Alvin Roberds, Jr. dated March 16, 2018 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.28	Common Stock Purchase Warrant Agreement between Deep Green Waste & Recycling, Inc. and C Alvin Roberds, Jr. dated as of March 16, 2018 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.29	Convertible Promissory Note between Deep Green Waste & Recycling, LLC and Mary Williams dated February 19, 2018 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.30	Common Stock Purchase Warrant Agreement between Deep Green Waste & Recycling, Inc. and Mary Williams. dated as of February 19, 2018 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.31	Convertible Promissory Note between Deep Green Waste & Recycling, LLC and Ellen Bailey dated March 16, 2018 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.32	Common Stock Purchase Warrant Agreement between Deep Green Waste & Recycling, Inc. and Ellen Bailey. dated as of March 16, 2018 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.33	Convertible Promissory Note between Deep Green Waste & Recycling, LLC and GPL Ventures LLC dated June 23, 2020 (previously filed with Amendment No. 2 to Form S-1 on June 26, 2020)
10.34	Registration Rights Agreement between Deep Green Waste & Recycling, LLC and GPL Ventures LLC dated June 23, 2020 (previously filed with Amendment No. 2 to Form S-1 on June 26, 2020)

50

14.1	Code of Business Conduct and Ethics (previously filed with Form S-1 on March 18, 2020)
21.1	Certificate of Organization of Deep Green Waste & Recycling, LLC dated August 2, 2011 (previously filed with Form S-1 on March 18, 2020)
21.2	Articles of Incorporation of Jetty Enterprises, Inc. dated November 4, 1987 (previously filed with Form S-1 on March 18, 2020)
21.3	Amendment to Articles of Incorporation for Jetty Enterprises, Inc. dated May 21, 2993 (name change to Compaction and Recycling Equipment, Inc.) (previously filed with Form S-1 on March 18, 2020)
21.4	Articles of Incorporation for Columbia Financial Services, Inc. dated October 3, 1988 (previously filed with Form S-1 on March 18, 2020)
23.1	Consent of McMurdo Law Group, LLC (Please see Exhibit 5.1 Legal Opinion of McMurdo Law Group, LLC)
23.2	Consent of Michael T. Studer, CPA
Graphic	Corporate logo- Deep Green Waste & Recycling, Inc.

+ Filed hereby with this Registration Statement.

++ To be filed by subsequent amendment.

XBRL Exhibits will be filed by subsequent amendment.

51

Item 17. Undertakings.

The undersigned Company hereby undertakes to:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Woodinville, State of Washington, on July 8, 2020.

DEEP GREEN WASTE & RECYCLING, INC.

By:	/s/ Lloyd Spencer	By:	/s/ Bill Edmonds
	Lloyd Spencer		Bill Edmonds
	President		Interim Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Lloyd Spencer	President (Principal Executive Officer), Director	July 8, 2020
/s/ Bill Edmonds	(Principal Accounting Officer) and Chairman of the Board of Directors

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